Global prospectus supplement
to prospectus supplement dated December 9, 2005
and prospectus dated October 6, 2005
Discover® Card Master Trust I, Series 2005-4
Floating Rate Class A, Subseries 1 Certificates
Floating Rate Class B, Subseries 1 Certificates
Floating Rate Class A, Subseries 2 Certificates
Floating Rate Class B, Subseries 2 Certificates
Discover Card Master Trust I
Issuer
Discover Bank
Master Servicer, Servicer and Seller

The Series 2005-4 shall consist of Subseries 1 and Subseries 2, each of which shall be treated as a separate series under the amended and restated pooling and servicing agreement and all of the series supplements that are a part of Discover Card Master Trust I. Each subseries shall contain Class A Certificates and Class B Certificates that represent interests in the Discover Card Master Trust I. The certificates are not obligations of Discover Bank or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency. Investing in the certificates involves risks. See “Risk Factors” beginning on page S-18 of the prospectus supplement.

	SUBSERIES 1		SUBSERIES 2
	Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates

Principal amount	$700,000,000	$36,843,000	$800,000,000	$42,106,000
Interest rate	LIBOR + 0.06%	LIBOR + 0.25%	LIBOR + 0.09%	LIBOR + 0.33%
Interest rate for the first Interest
Accrual Period	4.430%	4.620%	4.460%	4.700%

Expected interest payment dates	Monthly, beginning	Monthly, beginning	Monthly, beginning	Monthly, beginning
	January 17, 2006	January 17, 2006	January 17, 2006	January 17, 2006
Closing date – date of issue	December 16, 2005	December 16, 2005	December 16, 2005	December 16, 2005
Expected maturity date	December 15, 2010	January 18, 2011	December 17, 2012	January 15, 2013
Legal maturity date	June 18, 2013	June 18, 2013	June 16, 2015	June 16, 2015
Initial credit enhancement	$92,105,375 - 12.5% of subseries	$55,263,225 - 7.5% of subseries	$105,263,250 — 12.5% of subseries	$63,157,950 — 7.5% of subseries
Form of credit enhancement	Subordination of Class B	Cash collateral account	Subordination of Class B, Subseries 2	Cash collateral account
	Certificates		Certificates

Expected ratings -	Aaa/AAA/AAA	A2/A/A+	Aaa/AAA/AAA	A2/A/A+
Moody’s/S&P/Fitch
Price to public	100%	100%	100%	100%
Underwriting discounts and
commissions	0.225%	0.250%	0.300%	0.325%
Proceeds to Discover Bank	$698,425,000.00	$36,750,892.50	$797,600,000.00	$41,969,155.50
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this global prospectus supplement or the accompanying prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the certificates to purchasers on December 16, 2005 through the facilities of The Depository Trust Company, the Euroclear System and Clearstream Banking.
Discover Bank, through its listing agent, has applied to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.

MORGAN STANLEY

December 16, 2005

Important Notice About Information
Presented In This Global Prospectus Supplement
And The Accompanying Prospectus Supplement And Prospectus
          We provide information to you about the certificates in this global prospectus supplement that is relevant to non-U.S. investors. In addition, we provide more detailed information to you about the certificates in two other documents:
•	the prospectus supplement, which describes the specific terms of your certificates, and

•	the prospectus, which provides detailed information about the trust and the certificates issued by the trust, some of which may not apply to your certificates.
          We include cross-references in this global prospectus supplement to sections in the accompanying prospectus supplement and prospectus where you can find further related discussions.
          It is important for you to read and consider all information contained in this global prospectus supplement, as well as in the accompanying prospectus supplement and prospectus, in making your investment decision.
          You should rely only on the information contained or incorporated by reference in this global prospectus supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information.
          We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this global prospectus supplement and the accompanying prospectus supplement and prospectus relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.
          We do not claim that the information contained in the prospectus, prospectus supplement and global prospectus supplement is accurate as of any date other than the dates on their respective covers.
          In certain jurisdictions, the law may restrict the distribution of this global prospectus supplement, the prospectus supplement and the prospectus and the offering of the certificates. You are required by the underwriters to inform yourself about and observe any of these restrictions.
          Discover Bank has taken all reasonable care to ensure that, in relation to Discover Bank and the certificates:
           •       the information contained in this global prospectus supplement, the prospectus supplement and the prospectus is true and accurate in all material respects; and
           •       this global prospectus supplement, the prospectus supplement and the prospectus do not omit any material facts, the omission of which would make any statement - whether fact or opinion - misleading.
          Discover Bank accepts responsibility for the information contained in this global prospectus supplement, the prospectus supplement and the prospectus.
          When we refer to “dollars” and “$” in this global prospectus supplement, the prospectus supplement and the prospectus, we are referring to United States dollars.

The Certificates
          You should refer to the accompanying prospectus supplement and prospectus for a detailed summary of the provisions of the certificates. We define some of the terms used in this global prospectus supplement in the glossary of the prospectus supplement beginning on page S-61.
Denominations
          The certificates will be issued in a minimum denomination of $1,000 and in integral multiples of $1,000.
Distributions on the Certificates
          Interest will accrue from December 16, 2005 at the following rates for each class in each subseries of this series:
Class A, Subseries 1 Certificates: LIBOR + 0.06%
Class B, Subseries 1 Certificates: LIBOR + 0.25%
Class A, Subseries 2 Certificates: LIBOR + 0.09%
Class B, Subseries 2 Certificates: LIBOR + 0.33%
          The trust will pay you interest on the 15th day of each month, or the next business day if such day is not a business day, beginning in January 2006.
          If you hold a Class A Certificate, Subseries 1, the trust is scheduled to pay you principal on December 15, 2010 or the next business day if December 15, 2010 is not a business day. If you hold a Class B Certificate, Subseries 1 the trust is scheduled to pay you principal on January 15, 2011 or the next business day if January 15, 2011 is not a business day. If you hold a Class A, Subseries 2 Certificate, the trust is scheduled to pay you principal on December 15, 2012 or the next business day if December 15, 2012 is not a business day. If you hold a Class B, Subseries 2 Certificate, the trust is scheduled to pay you principal on January 15, 2013 or the next business day if January 15, 2013 is not a business day. If an Amortization Event for your Subseries occurs, the trust will pay principal monthly and the final principal payment may be made before or after these expected payment dates. For each subseries, the trust must generally pay all Class A principal before it pays any Class B principal. See “The Certificates—Principal Payments” and “—Clean-up Call; Termination of Series” in the prospectus supplement and “The Certificates—Principal Payments” and “—Final Payment of Principal; Termination of Series” in the prospectus. For a description of the circumstances under which the trust will distribute interest and principal on a monthly basis, see “The Certificates—Amortization Events” in the prospectus supplement.
          The trustee will maintain a paying agent in Luxembourg for so long as the certificates are outstanding. We have set forth the name and address of the paying agent at the end of this global prospectus supplement. If the trust issues definitive certificates, this paying agent will also act as co-transfer agent and co-registrar for the definitive certificates. In addition, upon maturity or final payment, you may present the definitive certificates for payment at the offices of the paying agent in Luxembourg for up to two years after maturity or final payment. Thereafter, you must look to Discover Bank for payment as a general creditor, unless an applicable abandoned property law designates another person.
          You will not be entitled to receive any additional payments if the United States, or any applicable taxing authority, deducts or withholds any amounts from payments made to you by the trust, or imposes any present or future tax, assessment or other governmental charge upon any payments made to you.
Proceeds of Discover Bank
          Discover Bank’s total proceeds for the offering of all certificates in Series 2005-4 are $1,574,745,048.00. After subtracting Discover Bank’s expenses to issue the certificates, which it estimates at $1,200,000, Discover Bank’s net proceeds will be approximately $1,573,545,048.00.

Replacement Certificates
          If the trust issues definitive certificates, you may exchange or replace a certificate that is mutilated, destroyed, lost or stolen at the offices of the co-transfer agent and co-registrar in Luxembourg by presenting the certificate, or satisfactory evidence of the destruction, loss or theft of the certificate, to the co-transfer agent and co-registrar. You may be required to provide the co-transfer agent, co-registrar and the trustee with an indemnity satisfactory to them, at your own expense, before they will issue a replacement certificate. You will be required to pay any tax or other governmental charge imposed in connection with any exchange or replacement of your certificates, as well as any other related expense, including the fees and expenses of the trustee, the co-transfer agent and the co-registrar.
Global Clearance and Settlement Procedures
          Except in certain limited circumstances, you may only hold your certificates in book-entry form through any of DTC, Clearstream Banking or Euroclear. You will be able to trade the certificates as home market instruments in both the European and U.S. domestic markets. Initial and secondary trades of the certificates will settle in same-day funds.
          Secondary market trading between investors holding certificates through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice - i.e., three business day settlement. Secondary market trading between investors holding certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream Banking or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking and Euroclear, in such capacity, and as DTC Participants.
Reports; Notices
          To the extent required by the rules of the Luxembourg Stock Exchange, Discover Bank or the trustee will publish notices to investors in a daily newspaper in Luxembourg, which we expect to be the d’Wort. Notices may also be published on the website of the Luxembourg Stock Exchange at www.bourse.lu. If the trust issues definitive certificates, Discover Bank or the trustee will also mail any required notices to you at your address as set forth in the certificate register. Prior to each interest payment date, Discover Bank or the trustee will also notify the Luxembourg Stock Exchange of the interest rate applicable to such payment date for the Class A Certificates and the Class B Certificates for each subseries.
Status of the Certificates
          The certificates represent interests in the trust. In each subseries, the Class B Certificates are subordinated to the Class A Certificates to the extent described in the prospectus supplement. See “The Certificates—Subordination of the Class B Certificates—Class A Credit Enhancement” in the prospectus supplement. The certificates of each Subseries of Series 2005-4 are not subordinated and will not be subordinated to any other series of certificates issued by the trust.
Amortization Events
          We describe your rights if an Amortization Event occurs under “The Certificates—Amortization Events” in the prospectus supplement.

Discover Bank
          Discover Bank, formerly Greenwood Trust Company, is a wholly owned subsidiary of NOVUS Credit Services Inc., or NOVUS, and an indirect subsidiary of Morgan Stanley, formerly Morgan Stanley Dean Witter & Co. NOVUS acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the state of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720, telephone number (302) 323-7434.
Listing And General Information
          Discover Bank has applied to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.
          The certificates have been accepted for clearance through the facilities of DTC, Clearstream Banking and the Euroclear System. The following table sets forth the ISIN and Common Code numbers assigned to the certificates for purposes of trading through these facilities.

	SUBSERIES 1		SUBSERIES 2
	Class A, Subseries 1 Certificates	Class B, Subseries 1 Certificates	Class A, Subseries 2 Certificates	Class B, Subseries 2 Certificates
ISIN Number	US25466KFJ34	US25466KFK07	US25466KFL89	US25466KFM62
Common Code Number	023903431	023904055	023904110	023904179

          Discover Bank authorized and ratified the transactions contemplated in this global prospectus supplement, the prospectus supplement and the prospectus by resolutions adopted by Discover Bank on November 18, 2005.
          The trust was formed as of October 1, 1993 pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement was amended and restated on November 3, 2004. The trust has no assets other than those described in the prospectus supplement and the prospectus.
          Copies of the amended and restated Pooling and Servicing Agreement, the Series 2005-4 Series Supplement, the annual report of independent public accountants, the documents listed under “Where You Can Find More Information” in the prospectus and “Reports to Investors” in the prospectus supplement and the prospectus, and the statutory documents of the trust, will be available free of charge at the office of DEXIA Banque Internationale à Luxembourg, sociètè anonyme, the listing agent of the issuer in Luxembourg, whose address is 69 route d’Esch, L-2953 Luxembourg. You may also obtain financial information about Discover Bank from Discover Bank’s annual report for the fiscal year ended November 30, 2004, which is also available at the office of the listing agent in Luxembourg.
          Other than as may be described in the prospectus dated October 6, 2005 and the prospectus supplement dated December 9, 2005, from November 30, 2004 to the date of this global prospectus supplement, there has been no material adverse change in the condition (financial or otherwise), business or general affairs of Discover Bank that is material to the issuance of the certificates, nor, to Discover Bank’s knowledge, has there been any development that in Discover Bank’s judgment is reasonably likely to involve such a material adverse change that is material to the issuance of the certificates. Discover Bank cannot assure you, however, about any future effects.
          The laws of the state of New York govern the certificates, the amended and restated Pooling and Servicing Agreement and the Series 2005-4 Supplement.

Principal Office Of
Discover Bank
12 Read’s Way
New Castle, Delaware 19720
Trustee
U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Paying Agents

U.S. Bank National Association	DEXIA Banque Internationale
209 South LaSalle Street	à Luxembourg, sociètè anonyme
Suite 300	69 route d’Esch
Chicago, Illinois 60604	L-2953 Luxembourg
Listing Agent
DEXIA Banque Internationale à Luxembourg, sociètè anonyme
69 route d’Esch
L-2953 Luxembourg

Legal Advisors To Discover Bank
as to the United States
Latham & Watkins LLP
Sears Tower, Suite 5800
Chicago, Illinois 60606
and
Young Conaway Stargatt & Taylor, LLP
Rodney Square North, Floor 11
1100 North Market Street
P.O. Box 391
Wilmington, Delaware 19899-0391	Legal Advisor To The Underwriters as to the United States Cadwalader, Wickersham & Taft LLP 100 Maiden Lane New York, New York 10038
Accountants To Discover Bank
Deloitte & Touche LLP
180 North Stetson Avenue
Chicago, Illinois 60601

Prospectus supplement
to prospectus dated October 6, 2005
Discover® Card Master Trust I, Series 2005-4
Subseries 1
$700,000,000 Floating Rate Class A, Subseries 1 Certificates
$36,843,000 Floating Rate Class B, Subseries 1 Certificates
Subseries 2
$800,000,000 Floating Rate Class A, Subseries 2 Certificates
$42,106,000 Floating Rate Class B, Subseries 2 Certificates
Discover Card Master Trust I
Issuer
Discover Bank
Master Servicer, Servicer and Seller

Series 2005-4 shall consist of Subseries 1 and Subseries 2, each of which will be treated as a separate series under the pooling and servicing agreement and all of the series supplements that are a part of the Discover Card Master Trust I. Each subseries will contain Class A Certificates and Class B Certificates that represent interests in the Discover Card Master Trust I. The certificates are not obligations of Discover Bank or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-18 of this prospectus supplement.

		Underwriting
		Discounts and	Proceeds to
	Price to Public	Commissions	Discover Bank

Class A, Subseries 1	100%	0.225%	$698,425,000.00
Class B, Subseries 1	100%	0.250%	$36,750,892.50
Class A, Subseries 2	100%	0.300%	$797,600,000.00
Class B, Subseries 2	100%	0.325%	$41,969,155.50

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the certificates to purchasers on December 16, 2005 through the facilities of The Depository Trust Company, the Euroclear System and Clearstream Banking.
Discover Bank has applied to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.

MORGAN STANLEY
December 9, 2005

Table of Contents
Prospectus Supplement

Prospectus

Important Notice About Information
Presented in this Prospectus Supplement
and the Accompanying Prospectus
      We provide information to you about the certificates in two separate documents:

•	this prospectus supplement, which describes the specific terms of your certificates, and

•	the prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust.
      We include cross-references in this prospectus supplement and the accompanying prospectus to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents on page S-2.
      We have included glossaries of the capitalized terms used in this prospectus supplement or the prospectus.
      It is important for you to read and consider all information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.
      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
      We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus supplement and the accompanying prospectus relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.
Forward-Looking Statements
      In this prospectus supplement, in the prospectus and in the documents incorporated herein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, Discover Bank, the trust or your certificates that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, effects of insolvency, arbitration or litigation proceedings and of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies, inflation, technological change, the impact of current, pending or future legislation and regulation, changes in fiscal, monetary, regulatory, accounting and tax policies, monetary fluctuations, success in gaining regulatory approvals when required as well as other risks and uncertainties, including (but not limited to) those described in “Risk Factors” in this prospectus supplement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Notice to United Kingdom Investors
      This prospectus supplement and the prospectus are intended to be distributed only to those persons who may lawfully receive this prospectus supplement and the prospectus without their contents being communicated by or approved by an authorized person, under Section 21 of the Financial Services and Markets Act 2000.

      This prospectus supplement and the prospectus are directed only at persons who:

•	are outside the United Kingdom; or

•	have professional experience in matters relating to investments within the meaning of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or

•	are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Order; or

•	have professional experience of participating in unregulated collective investment schemes; or

•	are persons falling within Article 22(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001.
      This prospectus supplement and the prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to the relevant persons and will be engaged in only with relevant persons.

THE SERIES 2005-4 CERTIFICATES
SUBSERIES 1

	Class A, Subseries 1 Certificates	Class B, Subseries 1 Certificates

Interest Rate	LIBOR + 0.06%	LIBOR + 0.25%
Expected interest payment dates	Monthly, beginning January 17, 2006	Monthly, beginning January 17, 2006
Expected maturity date	December 15, 2010	January 18, 2011
Initial Credit Enhancement	$92,105,375 — 12.5% of subseries	$55,263,225 — 7.5% of subseries
Form of Credit Enhancement	Subordination of Class B, Subseries 1 Certificates	Cash collateral account
Expected Ratings — Moody’s/ S&P/ Fitch	Aaa/AAA/AAA	A2/A/A+
Price to Public	100%	100%
Underwriting discounts and commissions	0.225%	0.250%
Proceeds to Discover Bank	$698,425,000.00	$36,750,892.50
SUBSERIES 2

	Class A, Subseries 2 Certificates	Class B, Subseries 2 Certificates

Interest Rate	LIBOR + 0.09%	LIBOR + 0.33%
Expected interest payment dates	Monthly, beginning January 17, 2006	Monthly, beginning January 17, 2006
Expected maturity date	December 17, 2012	January 15, 2013
Initial Credit Enhancement	$105,263,250 — 12.5% of subseries	$63,157,950 — 7.5% of subseries
Form of Credit Enhancement	Subordination of Class B, Subseries 2 Certificates	Cash collateral account
Expected Ratings — Moody’s/ S&P/ Fitch	Aaa/AAA/AAA	A2/A/A+
Price to Public	100%	100%
Underwriting discounts and commissions	0.300%	0.325%
Proceeds to Discover Bank	$797,600,000.00	$41,969,155.50

Series Summary
      The following summary describes the terms of the certificates and certain aspects of the trust generally. The remainder of this prospectus supplement and the prospectus provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

The Certificates, the Subseries and the Series
Discover Card Master Trust I, Series 2005-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates and Series 2005-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2005-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates and Series 2005-4. Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.

Together, Subseries 1 and Subseries 2 make up this series.

Seller	Discover Bank. Discover Bank’s executive office is located at 12 Read’s Way, New Castle, Delaware 19720. Discover Bank was formerly known as Greenwood Trust Company.

Master Servicer and Servicer	Discover Bank.

Trustee	U.S. Bank National Association.

Principal	Subseries 1:

Class A, Subseries 1 Certificates: $700,000,000.

Class B, Subseries 1 Certificates: $36,843,000.

Subseries 2:

Class A, Subseries 2 Certificates: $800,000,000.

Class B, Subseries 2 Certificates: $42,106,000.

Interest Rate	Subseries 1:

Class A, Subseries 1 Certificates: LIBOR + 0.06% per year.

Class B, Subseries 1 Certificates: LIBOR + 0.25% per year.

Subseries 2:

Class A, Subseries 2 Certificates: LIBOR + 0.09% per year.

Class B, Subseries 2 Certificates: LIBOR + 0.33% per year.

“LIBOR” will mean the London interbank offered rate for one-month United States dollar deposits, determined two business days before the start of each interest accrual period.

The trustee will calculate interest on the certificates monthly, on the basis of the actual number of days elapsed and a 360-day year.

Interest Payment Dates	The 15th day of each month, or the next business day, beginning in January 2006.

The trust will pay your interest on each interest payment date from the funds deposited into the series interest funding account on that date.

Expected Maturity Dates	Class A, Subseries 1 Certificates: December 15, 2010, or the next business day. If an amortization event for Subseries 1 occurs, the trust will pay principal monthly and the final principal payment may be made before or after the distribution date in December 2010.

Class B, Subseries 1 Certificates: January 15, 2011, or the next business day. If an amortization event for Subseries 1 occurs, the trust will pay principal monthly and the final principal payment may be made before or after the distribution date in January 2011. The trust must generally pay all Class A Subseries 1 principal before it pays any Class B, Subseries 1 principal.

Subseries 2:

Class A, Subseries 2 Certificates: December 15, 2012, or the next business day. If an amortization event for Subseries 2 occurs, the trust will pay principal monthly and the final principal payment may be made before or after the distribution date in December 2012.

Class B, Subseries 2 Certificates: January 15, 2013, or the next business day. If an amortization event for Subseries 2 occurs, the trust will pay principal monthly and the final principal payment may be made before or after the distribution date in January 2013. The trust must generally pay all Class A, Subseries 2 principal before it pays any Class B, Subseries 2 principal.

Amortization events are designed to protect investors from certain events that may adversely affect the trust and your investment in the certificates. These may include: Discover Bank’s or an additional seller’s inability to continue to transfer receivables to the trust; certain breaches of representations, warranties or covenants by Discover Bank or an additional seller; receivables performance that might impair the long-term ability of the trust to make all required payments with respect to a subseries; or certain events of insolvency with respect to Discover Bank or an additional seller. For some of these events to become amortization events, the trustee or a specified percentage of certificateholders must declare them to be amortization events; others become amortization events automatically when they occur. If an amortization event occurs with respect to a subseries, the trust becomes obligated to apply principal collections allocated to that subseries on a monthly basis to repay the remaining principal amount of the certificates of that subseries. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.

Series Closing Date	December 16, 2005. The series closing date is the date on which the trust issues the certificates.

Revolving Period	The revolving period began on December 1, 2005. The revolving period is the period from the first day of the calendar month in which the trust issues a series, including each subseries, until it begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the revolving period for a subseries, the trust pays principal collections to Discover Bank in exchange for new receivables that cardmembers have generated on the accounts designated as part of the trust.

The trust may also use principal collections to pay the principal of other series or subseries. The revolving period for a subseries ends when the accumulation period for that subseries begins, or when an amortization event for that subseries occurs.

Accumulation Period	Subseries 1: The trust will begin to accumulate cash in the series principal funding account for Subseries 1 on January 15, 2010, or the next business day, using collections it receives on or after December 1, 2009, to pay principal at maturity for Subseries 1, unless Discover Bank elects to delay this process or an amortization event has occurred. The trust is scheduled to accumulate principal collections in the series principal funding account for Subseries 1 over several months, so that it will have collections available to make the final payment.

Subseries 2: The trust will begin to accumulate cash in the series principal funding account for Subseries 2 on January 15, 2012, or the next business day, using collections it receives on or after December 1, 2011, to pay principal maturity for Subseries 2, unless Discover Bank elects to delay this process or an amortization event has occurred. The trust is scheduled to accumulate principal collections in the series principal funding account for Subseries 2 over several months, so that it will have collections available to make the final payment.

For each subseries, Discover Bank may elect to shorten the accumulation period if:

• it determines that enough principal collections from other series will be available to make larger deposits into the series principal funding account for the subseries, and

• the required rating agencies have approved the election to shorten the accumulation period.

Amortization Period	Subseries 1: The amortization period for Subseries 1 begins when an amortization event for Subseries 1 occurs and continues until the trust has fully paid the principal of Subseries 1 or until the series termination date for Subseries 1.

Subseries 2: The amortization period for Subseries 2 begins when an amortization event for Subseries 2 occurs and continues until the trust has fully paid the principal of Subseries 2 or until the series termination date for Subseries 2.

Series Termination Date	Subseries 1: The first business day following June 15, 2013, or the second business day following June 15, 2013, if June 15, 2013 is not a business day. The series termination date for Subseries 1 is the last day on which the trust will pay principal to investors in this subseries. If the trust owes principal for this subseries in the month before the series termination date for this subseries, the trustee will sell receivables, proportionate to this subseries’ remaining interest in the trust, to repay the principal. After the series termination date for Subseries 1, the trust will not allocate collections or interchange to Subseries 1.

Subseries 2: The first business day following June 15, 2015, or the second business day following June 15, 2015, if June 15, 2015 is not a business day. The series termination date for Subseries 2 is the last day on which the trust will pay principal to investors in this subseries. If the trust owes principal for this subseries in the month before the series termination date for this subseries, the trustee will sell receivables, proportionate to this subseries’ remaining interest in the trust, to repay the principal. After the series termination date for Subseries 2, the trust will not allocate collections or interchange to Subseries 2.

Classes, Allocations and Reallocations
This series has two subseries. Each subseries within this series is treated as a separate series under the pooling and servicing agreement and all of the series supplements that are part of Discover Card Master Trust I. Each subseries within this series has two classes; in each subseries, the Class B Certificates rank junior to the Class A Certificates.

The trust allocates collections and interchange among the series, including each subseries, based on each series’ investor interest in receivables. The trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. For series comprised of subseries, each subseries is treated as a separate series for purposes of these allocations. The series supplement to the pooling and servicing agreement specifies the percentages of these collections, interchange and charged-off receivables that are allocated to each class of each subseries in this series at each point in time. These percentages vary based on a number of factors, including whether the trust has started to pay principal to investors in a series or subseries and whether Discover Bank has made certain choices regarding credit enhancement. The class percentages differ for finance charge collections, principal collections, interchange and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collections. Once this determination is made, finance charge collections and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the trust typically uses finance charge collections and other income, including interchange and investment income from certain trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The trust typically uses principal collections to repay your principal.

In general, the trust will use each series’ or subseries’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If any subseries of this series has more collections and other income than it needs in any month, the trust may make the excess collections and other income available to other series or subseries so those series or subseries may make their payments and reimbursements, except that series or subseries issued before November 3, 2004 will not be eligible to receive reallocated interchange. You will not be entitled to receive these excess collections or other income. If any subseries of this series does not have enough collections and other income in any month, the trust may use excess collections and other income, including interchange, from other series or subseries to make payments and reimbursements for the subseries.

Investor Interest and Invested Amount
The trust generally allocates collections, interchange and charged-off amounts to you based on your investor interest, which is your interest in the receivables. The trust makes payments to you based on your invested amount, which generally is the principal balance of your certificates. Your investor interest in receivables may decrease over time as principal is paid to you or as principal collections are deposited into the series principal funding account for your subseries to be paid to you at a later time.

Although your investor interest in receivables and your invested amount are related, they diverge under certain circumstances; for instance, as the trustee accumulates principal in the series principal funding account for your subseries, your investor interest in receivables will decline but your invested amount will not be affected. Your invested amount will shift from an interest entirely in the receivables to an interest in the cash in the series principal funding account and a smaller interest in the receivables.

Distribution Dates	The distribution date is the date in each month, typically the 15th, on which the trust allocates collections from the preceding calendar month to investors and the trustee deposits them into appropriate accounts.

Subordination of Class B Certificates — Class A Credit Enhancement

The Class B Certificates in a subseries are subordinated to the Class A Certificates in that subseries up to a specified dollar amount that is the available subordinated amount for that subseries. This means that the trust may reallocate collections and other assets that it initially allocated to the Class B Certificates of a subseries to instead make payments, deposits and reimbursements for the Class A Certificates of that subseries. The available subordinated amount for a subseries decreases to the extent that the trust reallocates subordinated amounts such as Class B collections and other income for that subseries and the Class B investor interest in receivables for that subseries in the trust to the Class A Certificates in the same subseries. As long as the available subordinated amount is greater than zero, the trust will generally make payments, deposits and reimbursements for the Class B Certificates in a subseries only after it has satisfied the requirements of the Class A Certificates in the same subseries.

The initial available subordinated amount is $92,105,375 for Subseries 1 and $105,263,250 for Subseries 2. If the trust uses part of the available subordinated amount for a subseries in any month, it may increase the available subordinated amount up to the initial level, for such subseries to the extent that that subseries has excess finance charge collections and other income allocated or reallocated to it in any subsequent month. Discover Bank may also cause the available subordinated amount for a subseries to increase if it elects to change the way in which the trust allocates finance charge collections during an amortization period for that subseries. The available subordinated amount for each subseries may increase if Standard & Poor’s withdraws or significantly downgrades Discover Bank’s long-term debt or deposit rating. You should review the information under “The Certificates — Subordination of Class B Certificates” for more information about this amount. If the available subordinated amount declines to zero for any subseries, the Class A Certificates in such subseries will lack credit enhancement and will have to rely solely on their own allocations of collections.

Cash Collateral Account — Class B Credit Enhancement
Discover Bank will arrange to have (i) a cash collateral account funded with $55,263,225 for Subseries 1 and (ii) a cash collateral account funded with $63,157,950 for Subseries 2. The trustee may withdraw funds from each account

• to pay interest or servicing fees for the Class B Certificates in the respective subseries, and

• to reimburse the Class B investors for amounts that would otherwise reduce the Class B investor interest in receivables in the respective subseries.

With respect to each subseries, the trustee may not withdraw funds from the applicable account to pay any amounts on the Class A Certificates, but the Class A investors benefit indirectly from the account because the trustee can withdraw funds to protect the Class B investor interest in receivables, and the Class A investors can then use the Class B investor interest in receivables in subsequent months as part of the available subordinated amount.

The maximum amount that will be on deposit in the Subseries 1 account on any distribution date will initially be $55,263,225, but it may increase under certain circumstances. The maximum amount that will be on deposit in the Subseries 2 account on any distribution date will initially be $63,157,950, but it may increase under certain circumstances. In each subseries, the amount on deposit in the cash collateral account will generally decrease during the accumulation period as the series investor interest in receivables declines. If an amortization event occurs for a subseries, the maximum amount of the account for that subseries will be the maximum amount immediately before the amortization event occurred. If the trustee withdraws funds from the account, then until those funds have been replaced, the maximum amount of such account will be the maximum amount at the time of the withdrawal. You should review the “Maximum Class B Credit Enhancement Amount” table on page S-50 of this prospectus supplement for more information about this amount.

Formation of the Trust; Trust Assets
Discover Bank and the trustee formed the trust in October 1993. Discover Bank has transferred to the trust the credit card receivables generated under certain designated Discover® Card accounts. Those receivables included principal receivables — amounts owed by cardmembers representing the principal balances of cash advances, purchases that cardmembers have made with their Discover Cards and balances transferred by cardmembers to their Discover Card accounts from other credit card accounts. They also included finance charge receivables — amounts owed by cardmembers representing finance charges accrued on unpaid principal balances, late fees and other service charges. As cardmembers make additional charges and incur additional finance charges and other fees in accounts designated for the trust, Discover Bank also transfers these additional receivables to the trust on an ongoing basis. Discover Bank also may designate additional accounts as trust accounts, and transfer receivables in those accounts to the trust. Even though Discover Bank transfers receivables to the trust, Discover Bank continues to own and service the related accounts.

The trust’s assets include, or may include, the following:

• credit card receivables;

• cash payments by cardmembers;

• cash recoveries on receivables in the trust that have been charged off as uncollectible;

• the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust;

• investment income on funds on deposit in investor accounts, if any;

• a portion of the interchange fees paid by or through merchant acceptance networks, including Discover Financial Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the trust;

• interests in other credit card receivables pools;

• credit support or enhancement for each series or subseries;

• additional funds that Discover Bank may elect to add to the trust (Discover Bank has never added additional funds and does not intend to add additional funds for so long as this series is outstanding);

• currency swaps for series denominated in foreign currencies; and

• interest rate protection agreements.

The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series. The pooling and servicing agreement that created the trust and applies to all series permits the trust to issue additional series without the consent of certificateholders of any outstanding series, and in some circumstances to increase existing series by issuing additional certificates in those series. The series supplement for this series will also permit the trust to increase this series by issuing additional certificates. If the trust does issue additional certificates, then after the date of such issuance, references to initial series investor interest for a subseries will include the investor interest of such additional certificates in such subseries. Discover Bank and the trust will not request your consent to issue new series or to increase existing series, including this series or any subseries of this series.

The Class A Certificates and the Class B Certificates in each subseries represent an interest in the aggregate pool of receivables in the trust, not an interest in any specific receivable or subset of the receivables. That interest reflects your right to receive a portion of the collections paid on the receivables, your share of receivables that Discover Bank has charged off as uncollectible, your share of investment income on funds on deposit in investor accounts, if any, your share of interchange allocated by Discover Bank to the trust and your right to the benefit of the credit enhancement for your subseries. Your right to receive any of these amounts is limited to the amount of interest accrued on your certificates and the principal amount of your certificates. Discover Bank and the investors in other series, including subseries, currently outstanding own the remaining interest in the trust.

• Discover Bank’s interest varies based on the size of the interests of the trust’s investors and the total amount of the trust’s receivables.

• Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, Discover Bank’s interest in the trust declines.

• Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, Discover Bank’s interest in the trust increases.

Currently Outstanding Series
Each series, including each subseries, belongs to a group of series for purposes of reallocating collections among series. The trust currently has outstanding twenty-five series or subseries of certificates in Group One with outstanding investor interests in receivables. Annex B to this prospectus supplement summarizes the terms of these series. Each of the subseries of Series 2005-4 is in the subgroup of series eligible for allocations and reallocations of interchange.

No Subordination of Subseries	The collections and other income for each subseries will not be available to other subseries or series in any month until the trust has made all payments, deposits and reimbursements for such subseries.

The Receivables	The receivables in the trust as of December 1, 2005 totaled $33,115,251,541.23.

Ratings	The trust will only issue the certificates if Standard & Poor’s has rated the Class A Certificates for each subseries “AAA” and the Class B Certificates for each subseries at least “A” and Moody’s Investors Service, Inc. has rated the Class A Certificates for each subseries “Aaa” and has rated the Class B Certificates for each subseries at least “A2.” These ratings reflect the rating agencies’ views as to how likely it is that the trust will pay interest on a timely basis and will ultimately repay principal.

Tax Consequences	Discover Bank will receive an opinion of counsel that, although the matter is not free from doubt, the certificates will be treated as debt for federal income tax purposes. By accepting a certificate, you will agree with Discover Bank to treat the certificate as debt for federal, state and local income and franchise tax purposes.

If you are a beneficial owner of a certificate, you should:

• include in your gross income all stated interest paid or accrued on your certificate in accordance with your method of tax accounting; and

• include in your gross income the portion of any principal payments on your certificate that exceeds your allocable tax basis in your certificate.

If you are a United States person, payments on your certificates will generally be exempt from federal backup withholding, provided that you satisfy certain certification requirements. If you are a foreign person, payments on your certificates will generally be exempt from federal income tax and withholding, provided that you satisfy certain certification requirements. See “Federal Income Tax Consequences” in the prospectus for information concerning the application of tax laws.

ERISA Considerations	In light of an exemption obtained by Discover Bank from the U.S. Department of Labor, Discover Bank believes that many employee benefit plans subject to ERISA may acquire Class A Certificates. The Class B Certificates will not meet the requirements of the exemption, nor will they be considered “publicly offered securities” and therefore employee benefit plans subject to ERISA may not acquire Class B Certificates. See “ERISA Considerations” in the prospectus. Advisors to employee benefit plans should consult their own counsel.

Potential Changes Relating to Financial Accounting Standards

The Financial Accounting Standards Board’s current project to amend and clarify Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, may make it more difficult for banks and others to maintain or establish sale accounting treatment in connection with their transfers of financial assets in securitization transactions. See “Risk Factors — Potential Changes Relating to Financial Accounting Standards.”

By accepting a certificate, you will be deemed to have consented to any changes necessary to establish or maintain sale accounting treatment. Discover Bank may not make any changes that would have required your consent if not for the preceding sentence, unless the rating agencies confirm in writing that the changes will not cause them to lower or withdraw their ratings on any class of any series of certificates then outstanding of the trust.

Listing	To facilitate trading in non-U.S. markets, Discover Bank expects to list the certificates on the Official List of the Luxembourg Stock Exchange and to trade the certificates on the Euro MTF Market of the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange.

Clearance and Settlement	You may elect to hold the certificates only through the following clearing organizations:

• The Depository Trust Company, or DTC, in the United States;

• Clearstream Banking, in Europe; and

• Euroclear, in Europe.

These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Certificates will not be available in paper form. You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

Risk Factors
Investor Risk of Loss
      You will only receive payments of interest and principal on your certificates to the extent that the trust has funds available to make these payments. The trust will allocate charged-off receivables to your certificates each month, and will reimburse you for those charge-offs, only to the extent that the trust has funds available to make those reimbursements. You should review the cash flow provisions described in “The Certificates — Cash Flows” to understand the priority in which the trust allocates its assets to pay interest and principal and to reimburse charge-offs on this series, including each subseries, and other series. To the extent the trust cannot fully reimburse your charge-offs, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates, and the amount of collections and interchange allocated to you and interest paid to you in any month may also be reduced.
Limited Credit Enhancement
      The credit enhancement for the Class A Certificates in each subseries is limited by the available subordinated amount for such subseries. The credit enhancement for the Class B Certificates in each subseries is limited by the amount on deposit in the cash collateral account for such subseries and the maximum amount that can be on deposit in that account. If you own a certificate and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the trust.
Subordination of Class B Certificates
      The Class B Certificates in a subseries will be subordinated to the Class A Certificates for such subseries. The trust will generally pay interest on the Class A Certificates in a subseries before it pays interest on the Class B Certificates for such subseries, and will not pay Class B principal for a subseries until it has paid Class A principal in full for that subseries. The Class B investors in a subseries will generally absorb losses relating to charged-off receivables and shortfalls in finance charge collections and other income before the Class A investors in that subseries. If receivables had to be sold, the net proceeds of that sale available to pay principal on the certificates would be paid first to the Class A investors in a subseries before any remaining net proceeds would be available for payments due to the Class B investors in that subseries. Accordingly, if you own a Class B Certificate, you are less likely to receive all payments of interest and principal than an investor in the Class A Certificates of the same subseries. For more information about the subordination provisions, see “The Certificates — Cash Flows” and “Annex A — Cash Flows.”
Rating of the Certificates
      Ratings assigned by a rating agency to the certificates for each subseries are not a recommendation for you to purchase, hold or sell the certificates. The ratings do not reflect market price or whether the certificates are suitable for your investment. The ratings address timely payment of interest and ultimate payment of principal, but do not address timely payment of principal. The ratings may not remain in effect and the rating agencies may lower or entirely withdraw their ratings at any time if they determine that a reduction or withdrawal of their ratings is appropriate.
      Certain of the rating agencies have indicated that their ratings on the certificates could potentially be affected by a change in the corporate structure or rating of Discover Bank, for instance if it were no longer a subsidiary of Morgan Stanley, even without a change in the quality or performance of the receivables in the trust. We cannot assure you that no such corporate structure or rating change will occur before your certificates mature.
      During fiscal year 2005, Morgan Stanley considered and then rejected a possible spin-off of its Discover Financial Services division, including Discover Bank. The ratings on all Class A certificates issued by the trust were affirmed by Fitch, Moody’s and Standard & Poor’s prior to the decision to terminate the possible spin-off, and the ratings on all Class B certificates were affirmed by Fitch and Standard & Poor’s prior to such decision. However, Moody’s did not affirm the ratings on all Class B certificates issued by the trust prior to the decision to terminate the possible spin-off, but Moody’s did affirm the ratings on all Class B Certificates issued by the trust subsequent to such decision. We cannot assure you as to the ratings effect of any future corporate restructuring events.
Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event
      If the trust’s finance charge collections and other income for your subseries, your group and a subgroup of series in your group that are eligible for allocations of interchange are less than the interest expense, servicing fees, charge-offs and credit enhancement fees for your subseries, your group and such subgroup, averaged over a three-month period, an amortization event for your subseries will occur. If the level of receivables in the trust declines because cardmembers generate fewer new receivables on their accounts, and Discover Bank cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the trust, an amortization event will also occur. The following five factors could cause trust performance to deteriorate or could cause the receivables balance in the trust to decline:
(1) Discover Bank May Change Terms of the Accounts
      Discover Bank transfers receivables, but not accounts, to the trust. As owner of any account, Discover Bank has the right to determine the rate for periodic finance charges, to alter the account’s minimum required monthly payment, to change the account’s credit limit and to change various other account terms. If periodic finance charges or other fees decrease, the trust’s finance charge collections and the effective yield on the receivables could also decrease. In addition, if Discover Bank increases credit limits on accounts, charged-off amounts might increase and the levels of receivables in the trust and in the Discover Card portfolio might decrease. Certain card types may offer cardmembers credit limits that may be substantially higher, and impose periodic finance charges that in some cases are lower, than those available with a classic Discover Card.
      Except as described in this paragraph, the pooling and servicing agreement does not restrict Discover Bank’s ability to change the terms of accounts or receivables. Discover Bank may decide, because of changes in the market place or applicable laws, or as a prudent business practice, to change the terms of some or all of its Discover Card accounts. Discover Bank may not change the terms governing an account designated for the trust unless it changes the terms of its other accounts of the same general type and as to which the cardmembers reside in a particular affected state or similar jurisdiction. Changes to account terms may not, however, affect the accounts designated for the trust to the same degree as they affect Discover Bank’s other accounts. Sellers other than Discover Bank will be able to change account terms in the same circumstances and subject to the same limitations as Discover Bank.
(2) Interest on the Receivables and Interest on the Certificates Accrue at Different Rates
      Some of the receivables in the trust will accrue periodic finance charges at the prevailing prime rate plus a margin, while the certificates of this series accrue interest at rates that float against

LIBOR. Changes in the prime rate may result in a higher or lower spread between the amount of finance charge collections on the receivables and the amounts of interest payable on your certificates and other amounts required to be funded out of finance charge collections. Changes in LIBOR might not be reflected in the prime rate.
      Similarly, some of the receivables in the trust will accrue periodic finance charges at fixed rates, while the certificates of this series accrue interest at rates that float against LIBOR. If LIBOR increases, the interest payments on the certificates and other amounts required to be funded out of finance charge collections will increase, while the amount of finance charge collections on these receivables will remain the same unless and until Discover Bank resets the fixed rates on the accounts.
(3) Payments, Generation of Receivables and Maturity
      Cardmembers may pay the receivables at any time and in any pattern, and they may decide not to create additional receivables in their accounts. Cardmembers’ credit use and payment patterns may change because of many social, legal and economic factors, including the rate of inflation and relative interest rates offered for various types of loans, and legislative change. Discover Bank’s ability to compete in the credit card industry at any point in time will affect how cardmembers pay existing receivables and how they generate new receivables that Discover Bank can convey to the trust. Generation of fewer receivables will likely reduce the amount of interchange allocable to the trust. In addition, if convenience use increases — more cardmembers pay their receivables within the grace period to avoid all finance charges on purchases of merchandise and services — then the effective yield on the receivables in the trust might decrease. Conversely, the terms governing the accounts require only a minimum monthly payment, and if cardmembers repay a smaller percentage of their balances than they currently repay each month, the trust may not be able to make scheduled principal payments to you on a timely basis. Heightened levels of consumer debt, large numbers of personal bankruptcies and a weakened national economy may cause increases in delinquencies in, and charge-offs of, the receivables in the trust. Credit quality, cardmember behavior and other factors, including Discover Bank’s ability to waive or change fee terms, may decrease fees. Any delay in the trust’s payment of principal with respect to your subseries will extend the period during which charged-off receivables may be allocated to your certificates.
      Discover Bank, similar to other credit card issuers, has experienced a spike in bankruptcy notices as a result of the new federal bankruptcy legislation that became effective on October 17, 2005. According to the National Bankruptcy Research Center, bankruptcy filings industry-wide increased by approximately ten-fold in the week preceding the legislation’s effective date compared with typical levels. Discover Bank expects that bankruptcy charge-offs will significantly increase through December 2005 as Discover Bank accounts for them in accordance with its charge-off policy and the terms of the trust’s governing documents. Discover Bank believes that these increases represent in large part an acceleration, triggered by the new bankruptcy legislation, of charge-offs that otherwise would have occurred in the ordinary course of business in fiscal year 2006.
      While Discover Bank expects an increase in charge-offs in the near term, Discover Bank does not expect that an amortization event will occur with respect to any outstanding series of the trust certificates as a result.
(4) Competition in the Credit Card Industry
      The credit card industry in which the Discover Card competes is highly competitive. Competition in the credit card industry affects Discover Bank’s ability to obtain applicants for

Discover Card accounts, to encourage cardmembers to use accounts and, through its arrangements with Discover Financial Services LLC, to persuade service establishments to accept the Discover Card. If Discover Bank does not compete successfully in these areas, the level of receivables in the trust and in the Discover Card portfolio may decline. Lower transaction volume for the Discover Card portfolio may also lead to a decline in interchange allocated to the trust.
      The competition in the credit card industry focuses on features and financial incentives of credit cards such as annual fees, finance charges, rebates and other enhancement features. The market includes:

•	bank-issued credit cards, including co-branded cards issued by banks in cooperation with industrial, retail or other companies, and affinity cards issued by banks in cooperation with organizations such as universities and professional groups, and

•	charge cards issued by travel and entertainment companies.
Many bank credit card issuers have instituted balance transfer programs that offer a favorable annual percentage rate or other financial incentives for a specified length of time on any portion of account balances transferred from outstanding account balances maintained on another credit card. The vast majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A., Inc. and MasterCard International Incorporated. The Visa and MasterCard associations have been in existence for more than 30 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardholder certain benefits relating to the industrial, retail or other business of the bank’s co-branding partner, such as credits towards purchases of airline tickets or rebates for the purchase of an automobile, and affinity cards, which give cardholders the opportunity to support and affiliate with the affinity partner’s organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. American Express Company, which has been issuing cards since 1958, issues the majority of travel and entertainment cards. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayment in installments. The Discover Card, which Discover Bank introduced nationwide in 1986, competes with general purpose credit cards issued by other banks and with travel and entertainment cards. Discover Bank continues to add new cards and card products to its offerings, including new award programs and other features.
      In October 2004, the U.S. Supreme Court rejected an appeal by Visa and MasterCard in U.S. v. Visa/ MasterCard. The trial and appellate courts found that the Visa and MasterCard rules and policies that prevented virtually all U.S. financial institutions from doing business with competing networks violated the antitrust laws. As a result, financial institutions are able to partner with Discover to issue credit and debit cards on the Discover Network. Credit cards issued on the Discover Network by other financial institutions may compete with credit cards issued by Discover Bank.
(5) Consumer Protection Laws and Regulations
      Discover Bank must comply with federal and state consumer protection laws, regulations and guidance in connection with making and enforcing consumer loans such as credit card loans, including the loans in the trust. These laws, regulations and related guidance and applications or interpretations thereof, including any changes thereto, could adversely affect Discover Bank’s ability to collect on the receivables in the trust or to maintain previous levels of monthly periodic finance charges. Discover Bank does not believe that these laws, regulations and guidance have, or are likely to have, a material adverse effect on its financial position or results of operations. Discover Bank can make no assurances, however, about the outcome or impact of laws, regulations and guidance or changes therein, on its financial position. If Discover Bank does not comply with these laws, regulations and guidance it may not be able to collect the receivables. These laws, regulations and guidance will also apply to any other servicer of the receivables, with the same possible effects. Discover Bank has agreed that, if:

•	it has not complied in all material respects with the legal requirements that applied to its creation of a receivable included in the trust,

•	it does not cure its noncompliance in a specified period of time, and

•	the noncompliance has a material adverse effect on the trust’s interest in all of the receivables in the trust,
Discover Bank will purchase all receivables in the affected accounts. Discover Bank does not anticipate that the trustee will examine the receivables or the records relating to the receivables to determine whether they have legal defects or for any other purpose.
Effects of an Amortization Event
      If an amortization event occurs with respect to your subseries:

•	you may receive payments of principal earlier than you expected;

•	you may not receive all principal payments by the expected maturity date for your certificates;

•	we cannot predict how much principal the trust will pay you in any month or how long it will take to pay your invested amount in full; and

•	the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of your certificates will increase.
Limited Ability to Resell Certificates
      We anticipate that the underwriters will make a market in the certificates. A secondary market, however, may not develop. If a secondary market does develop, it might not continue until your certificates mature, or it might not be sufficiently liquid to allow you to resell any of your certificates.
Security Interests and Insolvency Related Matters
      The trust’s interest in the receivables and interchange may be impaired if the trustee does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables.
      Discover Bank has taken certain actions to perfect the trust’s interest in the receivables and interchange, including filing notices of the trust’s interest with the Secretary of State of Delaware. In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Typically, a security interest in receivables and interchange is perfected by notice such as through a filing. Unless the trustee files continuation statements within the time specified in the UCC to continue the perfection of the security interest of the trust in the receivables and interchange, the perfection of the security interest will lapse. More than one person can have a perfected security interest in the same receivables and interchange, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank’s property may have priority over the trust’s interest in the receivables and interchange.
      Discover Bank, as servicer, will receive cash collections each month for the account of the trust. Currently, Discover Bank is required to deposit collections into the collections account within two business days of recording receipt of such collections, with such amounts available to pay interest and principal due on the certificates on the following distribution date, under the cash flows for this series, as more fully specified in the Series Supplement. However, under certain circumstances, including if Discover Bank’s short-term rating meets specified minimums or if the rating agencies agree to other conditions, Discover Bank may use those cash collections until it distributes them on the distribution date in the following month. The trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the trust. Interchange will be deposited to the trust on the distribution date in each month, and the trust may likewise not have a perfected security interest in any cash interchange payments Discover Bank has not deposited.
      Discover Bank may add to the trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the trust may have additional sellers and servicers. The trustee must take certain actions to perfect the trust’s interest in these receivables and the corresponding portion of interchange calculated by reference to future net merchant sales on such accounts as well, and they will be subject to the same risks as the Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the seller’s property may have priority over the trust’s interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The trust may not have a perfected security interest in any collections and interchange that the servicers have not deposited in the collections account for the trust.
      In the event of a receivership of Discover Bank, new transactions on the Discover Cards issued by it might decline, potentially to zero. In such a circumstance, interchange would likely also decline, potentially to zero.
Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees
      The amount of interchange relates to transaction volume and therefore will likely decline substantially, and potentially to zero, in the event of an insolvency or receivership of Discover Bank or an additional seller. In addition, although the right to interchange will have been assigned prior to such an event, interchange is only deposited monthly on each distribution date and the trust may not have a perfected security interest in, or the FDIC may challenge the trust’s right to, interchange that has not been deposited prior to such an event. Accordingly, we cannot assure you that amounts with respect to interchange will be available to the trust following an insolvency or receivership, and a legal opinion with respect to interchange would not be meaningful. In addition, the rate at which interchange fees are paid is determined by contract and may be renegotiated from time to time. Any such renegotiation may reduce the amount of interchange paid to the trust.

Arbitration and Litigation
      Discover Bank is involved in various arbitration and legal proceedings in the ordinary course of its business. Discover Bank does not believe that any of these proceedings will have a material adverse effect on Discover Bank’s financial condition or on the receivables in the trust. Discover Bank cannot assure you, however, about the effect of these proceedings.
Legislation
      The Competitive Equality Banking Act of 1987, or CEBA, as amended by the Gramm-Leach-Bliley Financial Modernization Act of 1999, limits the ability of nonbanking companies, such as Morgan Stanley, formerly Morgan Stanley Dean Witter & Co., and NOVUS Credit Services Inc., to own banks. However, CEBA permits any nonbanking company that owned a bank on March 5, 1987 to retain control of the bank provided the bank conducts its operations in accordance with certain limitations and the direct or indirect control of the bank is not transferred to unaffiliated third parties. Morgan Stanley and NOVUS may be required to divest control of Discover Bank or become a bank holding company subject to regulation by the Federal Reserve Board if Discover Bank fails to observe such limitations or if direct or indirect control of Discover Bank were so transferred. No assurance can be given that such a divestiture, if it were to occur, would not have a material adverse effect on Discover Bank. Morgan Stanley and NOVUS may avoid divestiture of Discover Bank or becoming a bank holding company by curing the CEBA violation within 180 days of notice from the Federal Reserve Board of the violation or by submitting a plan to the Federal Reserve Board within 180 days of the notice to cure the CEBA violation in a timely manner, not to exceed one year. Discover Bank believes, however, that in light of the programs it has in place, the limitations of CEBA will not have a material impact on Discover Bank’s ability to service, or maintain the level of, the receivables in the trust. In addition, future federal or state legislation, regulation or interpretation of federal or state legislation or regulation could adversely affect the business of Discover Bank or the relationship of Morgan Stanley or NOVUS with Discover Bank.
Certain Regulatory Matters
      If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the pooling and servicing agreement, the series supplement for your series or the credit enhancement agreement for your subseries, the credit card agreements governing the accounts designated as part of the trust, or any other agreement or contract of Discover Bank or the trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you for contractual damages for complying with such an order and you may not have any recourse against the applicable banking regulatory authority. While Discover Bank has no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the operation of the trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion and ordered Discover Bank to rescind or amend the pooling and servicing agreement, any series supplement or any credit enhancement agreement, or to stop extending credit on some or all of the accounts designated as part of the trust, payments to you could be delayed or reduced. For more information about the enforcement powers of banking regulatory authorities as they may relate to Discover Bank and actions such authorities have taken in the past with respect to other financial institutions see, “The Seller — Certain Regulatory Matters” in the prospectus.
Potential Changes Relating to Financial Accounting Standards
      The Financial Accounting Standards Board is currently engaged in a project to amend and clarify Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or FAS 140. Currently under FAS 140, the transfer of receivables by Discover Bank to the trust qualifies for sale accounting treatment and Discover Bank does not recognize on its balance sheet the assets and liabilities of the trust. The project to amend and clarify FAS 140 may make it more difficult for banks and others to maintain or establish sale accounting treatment in connection with their transfers of financial assets in securitization transactions. Discover Bank cannot at this time predict what the final version of the FAS 140 amendments will require to maintain or establish sale accounting treatment, whether transfers of receivables to the trust will continue to satisfy those requirements, whether any transfers of receivables that currently qualify for sale accounting treatment will have to be recognized on the balance sheet of Discover Bank, what effect such recognition would have on Discover Bank’s ability to maintain the level of receivables in the trust or whether the FAS 140 amendments will cause Discover Bank to issue fewer additional series from the trust or to discontinue such issuances. By accepting a certificate, you will be deemed to have consented to any changes to the trust that are necessary to establish or maintain sale accounting treatment. Discover Bank may not make any changes to the trust that would have required your consent if not for the preceding sentence, unless the rating agencies confirm in writing that the changes will not cause them to lower or withdraw their ratings on any class of any series or subseries of certificates then outstanding of the trust.
Issuance of Additional Series
      The trust may issue additional series of certificates or, if permitted by the series supplements for those series or the pooling and servicing agreement, increase existing series, including this series or any subseries of this series, without your consent. Discover Bank and the trust will not request your consent to issue new series or increase any subseries of this series or other existing series. The trustee will authenticate and deliver a new series of certificates or additional certificates in any subseries of this series or another existing series only if Standard & Poor’s and Moody’s have confirmed that they will not reduce or withdraw the rating of any class of any series or subseries outstanding at the time of the new issuance because of the new issuance. If the trust does issue one or more additional series or additional certificates in any subseries of this series or another existing series, those series or certificates may impact the timing and amount of payments you receive on your subseries.
Addition of Accounts
      Discover Bank may designate additional accounts, the receivables in which will be transferred to the trust. The corresponding portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation will also be assigned to the trust. Discover Bank may also designate interests in other pools of credit card receivables and interchange for inclusion in the trust. The additional accounts may be Discover Card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed above under the headings “— Security Interests and Insolvency Related Matters” and “— Consumer Protection Laws and Regulations” will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the trust, the additional accounts:

•	may contain a higher proportion of newly originated accounts,

•	may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the trust,

•	may not be of the same credit quality as the accounts already included in the trust,

•	may have different terms than the accounts already included in the trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the trust,

•	may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange; and

•	may include accounts for which the cardmembers pay receivables at a slower rate, which could delay principal payments to you.
Historical Information
      All of the information describing the composition and historical performance of the Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio and not that of the trust accounts, except as presented under “The Accounts — Composition of the Accounts” and where otherwise noted. The historical performance of the Discover Card portfolio may not be representative of its future performance in all material respects. Interchange yield may decline, potentially to zero, if the amount of new transactions involving trust accounts declines.
      The remainder of this prospectus supplement uses some capitalized terms. We have defined these terms in a glossary beginning on page S-61.

The Discover Card Business
General
      Discover Bank has conveyed Receivables to the trust pursuant to the Pooling and Servicing Agreement. These Receivables were generated from transactions made by holders of the Discover® Card, a general purpose credit and financial services card. In addition, Discover Bank has conveyed to the trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks, including Discover Financial Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the trust, which we refer to as “interchange.” The portion conveyed to the trust is determined by dividing the net merchant sales processed on the Accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio of the type included in the trust for that month, and is deposited to the trust only on the related distribution date. The Receivables conveyed to the trust before the date of this prospectus supplement include only receivables arising under accounts in the Discover Card portfolio, although at a later date Discover Bank may add other receivables to the trust that do not arise under accounts in the Discover Card portfolio. Designations of additional accounts will also include the corresponding portion of interchange fees arising after the date of designation. See “The Trust — Addition of Accounts” in the prospectus. In this prospectus supplement, we present information about both (1) the Discover Card portfolio generally, in which case we refer to “receivables” and the “accounts” in which they arise, and (2) the pool of Receivables that Discover Bank has conveyed to the trust, in which case we refer to “Receivables” and the “Accounts” in which they arise. When we refer to the Discover Card in this section entitled “The Discover Card Business,” we are referring to the classic Discover Card, various premium Discover Card products, such as the Discover Platinum Card, and other general purpose cards and card products issued by Discover Bank.
      Discover Bank first issued the classic Discover Card in regional pilot markets in September 1985, and began distributing the Discover Card nationally in March 1986. Since that time, Discover Bank has introduced a number of new cards and products, all of which have additional or different features and benefits. The Discover Card gives cardmembers access to a revolving line of credit. Each cardmember can use his or her Discover Card to purchase merchandise and services from participating service establishments. Holders of the Discover Card can obtain cash advances at automated teller machines and at certain other locations throughout the United States. Cardmembers can also obtain cash advances by writing checks against their accounts. There are currently over 4 million merchant and cash advance locations that accept the Discover Card. As of August 31, 2005, there were 44.2 million Discover Card accounts with 54.3 million cardmembers.
      Cardmembers are generally subject to account terms and conditions that are uniform from state to state. See “The Accounts — Billing and Payments.” In all cases, the cardmember agreement governing the terms and conditions of the account permits Discover Bank to change the credit terms, including the rate of the periodic finance charge, the fees imposed on accounts and other terms and conditions, upon 15 days’ prior notice to cardmembers. Discover Bank assigns each Discover Card account a credit limit when it opens the account. After the account is opened, Discover Bank may increase or decrease the credit limit on the account, at Discover Bank’s discretion, at any time. The credit limits on Discover Card accounts generally range from $1,000 to 25,000 up to a maximum of $100,000. Discover Bank generally will not approve cash advances that exceed, in the aggregate, an amount equal to 50% of the cardmember’s credit limit.
      Discover Bank offers various features and services with the Discover Card accounts. One feature is the Cashback Bonus® reward, where Discover Bank pays cardmembers who participate in the Cashback Bonus program a percentage of their purchases based on their annual level and type of purchases. This “Purchase Cashback Bonus” generally increases as the cardmember’s purchases increase during the year, up to 1.0% when the purchases during the coverage period exceed $3,000. Discover Bank also offers cardmembers other forms or variations on the Cashback Bonus® reward.

      Under the Cashback Bonus program, purchases made at certain warehouse clubs or discount stores will be limited to a Cashback Bonus reward of 0.25% of the cardmember’s purchases during the coverage period, regardless of the amount of purchases. Cardmembers may also be offered, from time to time, other Cashback Bonus rewards (i.e., by making a purchase or obtaining a service at a specific merchant or type of merchant), the terms of which will be disclosed in the offer. Discover Bank also offers products to allow cardmembers to customize their rewards, including a series of Platinum Discover Cards that allows cardmembers to increase their Cashback Bonus by purchasing certain items, such as gasoline, and a Miles Card that allows cardmembers to receive miles redeemable for travel and other rewards.
      Cardmembers’ accrued Purchase and other Cashback Bonus rewards are recorded in a “Cashback Bonus Account” from which cardmembers may redeem Cashback Bonus rewards at any time in increments of $20. No such amounts are paid from the property of the trust. A cardmember may choose the manner in which the Cashback Bonus reward is disbursed, including a credit to the cardmember’s account, a check that is mailed to the cardmember, an exchange of the Cashback Bonus reward for certain products or services or a donation to one or more supported charities. The Cashback Bonus program allows cardmembers to double their Cashback Bonus if the rewards are redeemed for gift cards or certificates from specific merchants. Discover Bank offers cardmembers holding the Discover Platinum Card certain additional features and services, such as car rental insurance coverage and higher travel accident insurance coverage.
      Discover Bank applies variable rates of finance charges to account balances arising from purchases of merchandise and services in some Discover Card accounts, which rates are based on the prevailing prime rate plus a margin, and applies fixed rates to account balances arising from the purchase of merchandise and services in the remainder of the Discover Card accounts. Discover Bank generally applies fixed rates to account balances arising from cash advances for all Discover Card accounts. See “The Accounts — Billing and Payments.” Discover Bank also offers cardmembers money market deposit accounts, called Discover Saver’s Accounts, and time deposits, called Discover Card CDs. These deposit products offer competitive rates of interest and are insured by the FDIC up to the maximum amount. To differentiate the Discover Card in the marketplace, and to increase accounts, balances and cardmember loyalty, Discover Bank from time to time tests and implements new offers, promotions and features of the Discover Card.
      Discover Bank, either through processing arrangements with its affiliate, Discover Financial Services LLC, or DFS, or through processing agreements with credit card processing facilities of unaffiliated third parties, performs all the functions required to service and operate the Discover Card accounts. These functions include soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing cardmembers, processing payments, providing cardmember service and collecting delinquent accounts. Discover Bank and DFS maintain multiple operations centers across the country for servicing cardmembers. DFS also maintains an additional operations center to process accounts that Discover Bank has charged off as uncollectible.
      DFS has made enhancements in its customer services. Cardmembers may register their account on-line with the Discover Card Account Center website which offers a menu of free e-mail notifications or reminders to regularly inform cardmembers about the status of their accounts. Types of notifications include reminders that a cardmember’s credit limit is being approached or that a minimum payment is due. In addition, cardmembers may view detailed account information on-line, such as recent transactions and account payments. Cardmembers may pay their Discover Card bills on-line at no cost and receive exclusive discounts and special Cashback Bonus® awards by shopping on-line at the Internet ShopCenterSM. The website also offers cardmembers the ability to use a single-use credit card number (a unique credit card number used for purchases at a single website) for online purchases so that cardmembers never have to reveal their actual credit card number online.
      DFS maintains the Discover Network which has established arrangements with service establishments to accept the Discover Card for cash advances and as the means of payment for merchandise and services. Discover Bank contracts with DFS to have cards issued by Discover Bank, including the Discover Card, accepted at those establishments. DFS receives merchant fees for providing services to service establishments and pays a portion of those fees to Discover Bank as interchange fees. Discover Bank’s ability to generate new receivables and interchange requires locations where cardmembers can use their Discover Cards. DFS employs a sales and service force in the field to maintain and increase the size of its service establishment base. DFS also maintains additional operations centers that are devoted primarily to providing customer service to service establishments.
      DFS has capitalized on the U.S. Supreme Court decision, rejecting an appeal by Visa and MasterCard in U.S. v. Visa/ MasterCard, which allows financial institutions to issue credit and debit cards on the Discover Network. DFS has agreements with third-party issuers, including GE Consumer Finance and Metris companies, to launch new credit cards on the Discover Network. In addition, DFS completed its acquisition of PULSE EFT Association, Inc. (“PULSE®”) in January 2005. The combination of PULSE® and DFS will enable the combined companies to offer a broader range of products and services, including credit, signature debit, PIN debit, gift card, stored value card and ATM services.
      Discover Bank may change its credit granting, servicing and charge-off policies and collection practices over time in accordance with Discover Bank’s business judgment and applicable law.
Credit-Granting Procedures
      Discover Bank solicits accounts for the Discover Card portfolio by various techniques, including (a) by “pre-approved” or “preselected” direct mail or telemarketing, (b) by “take-one” applications distributed in many service establishments that accept the Discover Card and (c) with various other programs targeting specific segments of the population.
      Discover Bank also uses general broadcast and print media advertising to support these solicitations. All accounts undergo credit review to establish that the cardmembers meet standards of stability and ability and willingness to pay. Discover Bank implements the same credit review process for applications to open classic and premium Discover Card accounts. Potential applicants who are sent preselected solicitations have met certain credit criteria relating to their previous payment patterns and longevity of account relationships with other credit grantors. Since September 1987, Discover Bank has prescreened all lists through credit bureaus before mailing. Prescreening is a process by which an independent credit reporting agency evaluates the list of names supplied by Discover Bank against credit-worthiness criteria supplied by Discover Bank that are intended to provide a general indication, based on available information, of the stability and the willingness and ability of these persons to repay their obligations. The credit bureaus return to Discover Bank only the names of those persons meeting these criteria. Discover Bank also subsequently screens the applicants who respond to these preselected solicitations when it receives their completed applications, to ensure that these individuals continue to meet selection and credit criteria. Discover Bank evaluates applications that are not preselected by using a credit-scoring system, which is a statistical evaluation model that assigns point values to credit information regarding applicants. The credit-scoring system used by Discover Bank is based on information reported by cardmembers on their applications and by the credit bureaus. Discover Bank uses information from both of these sources to establish credit-worthiness. Certain applications not approved under the credit-scoring system are reviewed by credit analysts. If a credit analyst recommends that any of these applications be approved, senior bank review analysts at Discover Bank normally review such applications and may approve them.
      As the owner of the Discover Card accounts, Discover Bank has the right to change its credit-scoring criteria and credit-worthiness criteria. Discover Bank regularly reviews and modifies its application procedures and its credit-scoring system to reflect Discover Bank’s actual credit experience with Discover Card account applicants and cardmembers as that historical information becomes available. Discover Bank believes that refinements of these procedures and system since the inception of the Discover Card program have helped its analysis and management of credit losses. However, Discover Bank cannot assure you that these refinements will prevent increases in credit losses in the future. Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, may result in a decrease in the levels of the receivables in the Discover Card portfolio and the Receivables in the trust. If there is a decrease in the level of Receivables in the trust, and if Discover Bank does not add additional accounts, or interests in other pools of credit card receivables, to the trust, an Amortization Event for a subseries could result, causing the trust to begin to repay the principal of that subseries sooner than expected. An increase in the amount of Receivables charged off as uncollectible, without an offsetting increase in Finance Charge Collections and other income, could also cause an Amortization Event for a subseries and cause the trust to begin to repay the principal of that subseries sooner than expected.
Collection Efforts and Charged-Off Accounts
      Efforts to collect past-due Discover Card accounts receivable are made primarily by collections personnel of DFS or Discover Bank. Under current practice, Discover Bank includes a request for payment of past-due amounts on the monthly billing statements of all accounts with these amounts. Cardmembers owing past-due amounts also receive a written notice of late fee charges on their monthly statements, and then receive an additional request for payment after any monthly statement that includes a past-due amount. Collection personnel generally initiate telephone contact with cardmembers within 30 days after any portion of their balance becomes past due. If initial telephone contacts fail to elicit a payment, Discover Bank continues to attempt to contact the cardmember by telephone and by mail. Discover Bank also may enter into arrangements with cardmembers to waive finance charges, fees and principal due, or extend or otherwise change payment schedules, including re-aging accounts in accordance with regulatory guidance. An account is re-aged when it is returned to current status without collecting the total amount of principal, interest and fees that are contractually due. The practice of re-aging an account may affect delinquencies and charge-offs, potentially delaying or reducing such delinquencies and charge-offs. A re-age is intended to assist delinquent cardmembers who have demonstrated both the ability and willingness to resume making regular payments and who satisfy other criteria. Generally, to qualify for a re-age, an account must have at least nine months of activity and may not have been re-aged more than once within any twelve-month period or twice within any five-year period. Additionally, a cardmember must also have made three consecutive minimum monthly payments or the equivalent cumulative amount. A re-age that involves a workout is generally limited to once in a five-year period and is defined as a former open-end credit card account upon which credit availability has been closed, and the amount owed has been placed on a fixed repayment schedule in accordance with modified terms and conditions. Discover Bank believes its re-age practices are consistent with regulatory guidelines.
      Discover Bank’s current policy is to recognize losses and to charge off an account by the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time. In certain cases, such as bankruptcies, probate and fraudulent transactions, an uncollectible balance may be charged off earlier. In general, after Discover Bank has charged off an account, collections personnel of DFS or Discover Bank attempt to collect all or a portion of the charged-off account for a period of approximately four months. If those attempts do not succeed, Discover Bank generally places the charged-off account with one or more collection agencies for a period of approximately a year or, alternatively, Discover Bank may commence legal action against the cardmember, including legal action to attach the cardmember’s property or bank accounts or to garnish the cardmember’s wages. Discover Bank may also sell charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times charged-off accounts may, subject to Rating Agency consent, be removed from the trust. Discover Bank will transfer proceeds from any of these removed accounts and the related receivables to the trust.
      Under the terms of the Pooling and Servicing Agreement, the trust’s assets include any recoveries received on charged-off Accounts, including the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust. These recoveries are treated as Finance Charge Collections. The level of charged-off Accounts in the trust, and accordingly, the level of recoveries on charged-off Accounts in the trust, were initially lower than the levels of charged-off Accounts and recoveries for the Discover Card portfolio as a whole, because Discover Bank did not select charged-off accounts to include in the trust when it was formed or for account additions. The levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, have increased over time to approximate more closely, and during periods of high portfolio growth to exceed, the levels of charged-off Accounts and recoveries in the Discover Card portfolio as a whole. Discover Bank cannot assure you that these levels for the trust will consistently approximate these levels for the Discover Card portfolio as a whole. Any addition of accounts to the trust will temporarily reduce both the levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, because no added accounts will be charged-off accounts at the time they are added to the trust.
The Accounts
General
      Discover Bank selected the Accounts in a random manner intended to produce a representative sample of all Discover Card accounts not previously segregated from the Discover Card portfolio. See “The Accounts — Effects of the Selection Process.”
      The Receivables in the Accounts as of December 1, 2005 totaled $33,115,251,541.23. The Accounts had an average balance of $962 and an average credit limit of $8,848 as of December 1, 2005. For additional information on the composition of the Accounts, see “— Composition of the Accounts.”
Billing and Payments
      Discover Card accounts generally have the same billing and payment structure. Unless Discover Bank waives the right to do so, Discover Bank sends a monthly billing statement to each cardmember who has an outstanding debit or credit balance. Cardmembers can also waive their right to receive a physical copy of their bill, in which case they will receive email notifications of the availability of their billing statement online at the Discover Card Account Center. Discover Card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Discover Bank processes and bills to cardmembers all activity that occurred in the related accounts during the period of approximately 28 to 34 days that ends on that date. The Accounts include accounts in all billing cycles.
      Each cardmember with an outstanding debit balance in his or her Discover Card account must generally make a minimum payment equal to the greater of $10 or 1/50th of the new balance on the account at the end of the billing cycle for the account, rounded to the next higher whole dollar amount. If the cardmember’s new balance is less than $10, the minimum payment will be the new balance. However, if any annual percentage rate applicable to the account is greater than 22.99% but less than 26%, the minimum monthly payment is the greater of $10 or 1/45th of the new balance, rounded to the next higher whole dollar amount. If any annual percentage rate applicable to the account is 26% or greater, the minimum monthly payment is the greater of $10 or 1/40th of the new balance, rounded to the next higher whole dollar amount. If the cardmember’s balance is less than $10 in such circumstances, the minimum monthly payment is still the new balance. If a cardmember exceeds his or her credit limit as of the last day of the billing period, Discover Bank may include all or a portion of this amount in the cardmember’s minimum monthly payment. In response to industry-wide regulatory guidance, Discover Bank has increased minimum payment requirements on certain general purpose credit card loans and is making further minimum payment increases. Bank regulators have broad discretion to change the guidance or its application, and changes in such guidance or its application by the regulators could impact minimum payment requirements. At this time, Discover Bank believes an increase in minimum payment requirements will negatively impact future levels of general purpose credit card loans and related interest and fee revenue and charge-offs.
      From time to time, Discover Bank has offered and may continue to offer cardmembers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges, without being considered to be past due. A cardmember may pay the total amount due at any time. Discover Bank also may enter into arrangements with delinquent cardmembers to extend or otherwise change payment schedules, and to waive finance charges, fees and/or principal due, including re-aging accounts in accordance with regulatory guidance. See “— Collection Efforts and Charged-Off Accounts.” Although Discover Bank does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Discover Bank offers cardmembers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.

      Discover Bank has implemented a relief plan to assist certain cardmembers affected by Hurricane Katrina, which includes temporarily suspending the need for making minimum payments, temporarily waiving penalty fees and charging interest at a 0% rate on purchases through late winter or spring of 2006. While Discover Bank has taken steps to mitigate the risks associated with its cardmember relief plan and the other effects of Hurricane Katrina on its business, future levels of general purpose credit card loans, related interest and fee revenue and charge-offs may still be negatively affected.
      Discover Bank applies various rates of finance charges to account balances, as described under “The Discover Card Business — General.” Neither cash advances nor balance transfers are subject to a grace period. Periodic finance charges on purchases are calculated on a daily basis, subject to a grace period that essentially provides that periodic finance charges are not imposed if the cardmember pays his or her entire balance each month. In connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.
      In addition to periodic finance charges, Discover Bank may impose other charges and fees on Discover Card accounts. Discover Bank currently charges a cash advance transaction fee equal to 3.0% of each new cash advance, with a minimum fee of $5 per transaction and no maximum. Discover Bank generally charges a late fee of $15, $25 or $39 each time a cardmember has not made a minimum payment by the required due date. The late fee is triggered by the failure to make the minimum payment when due and is based on the aggregate amount of all outstanding purchases, cash advances, balance transfers, finance charges, other fees and charges at the end of the billing period, starting at $15 if the aggregate amount is less than $100 and rising to $39 for an aggregate amount that is equal to or greater than $1,000. Discover Bank may charge an overlimit fee of either $15 or $35 for balances that exceed a cardmember’s credit limit as of the close of the cardmember’s monthly billing cycle. The amount of the overlimit fee is based on the same aggregate amount used to determine the amount of late fees. The overlimit fee is $15 if this amount is equal to or less than $1,000 and $35 if this amount is greater than $1,000. Discover Bank also charges a $29 fee for any payment check returned unpaid and a $29 fee for Discover Card cash advance, balance transfer or other promotional checks that are returned by Discover Bank due to insufficient credit availability. Discover Bank may also charge a balance transfer fee of 3% of the transferred balance, with a minimum fee of $5 and a maximum fee of $50, in connection with certain balance transfer offers. In addition, Discover Bank charges a pay-by-phone fee of $15 for each transfer or payment from a deposit account that the cardmember has authorized over the phone for the purpose of making a payment on the account, regardless of amount. See “Risk Factors — Consumer Protection Laws and Regulations,” “— Payments, Generation of Receivables and Maturity” and “— Discover Bank May Change Terms of the Accounts.”
      The yield on the Accounts in the trust — which consists of the finance charges and fees — depends on various factors, including changes in interest rates over time, cardmember account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Discover Bank changes the terms of its cardmember agreement. Yield from interchange depends on the rate at which new purchases are made on the Accounts and the applicable rates of interchange fees paid to Discover Bank, which may vary over time. Reductions in the yield could, if large enough, cause the commencement of an Amortization Period for a subseries or result in insufficient collections to pay interest and principal to investors. Discover Bank cannot assure you about any of these effects. See “Risk Factors — Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event,” “— Effect of an Amortization Event” and “— Investor Risk of Loss.”
Effects of the Selection Process
      Discover Bank selected the Accounts from accounts serviced at all Discover Bank and DFS operations centers and from accounts of residents of the 50 states, the District of Columbia and the United States’ territories and possessions. Discover Bank cannot assure you that the use and payment performance of cardmembers on the Accounts will be representative of Discover cardmembers as a whole in all material respects.

Composition of the Accounts
      We have set forth information below about the Accounts that are part of the trust. We provide additional information about accounts in the Discover Card portfolio as a whole under “Composition and Historical Performance of the Discover Card Portfolio.”
      Geographic Distribution. As of December 1, 2005, the following five states had the largest Receivables balances:

Percentage of Total Receivables
State	Balance in the Accounts

California	9.1%
Texas	9.1%
New York	6.9%
Florida	5.8%
Illinois	5.6%
      Credit Limit Information. As of December 1, 2005, the Accounts had the following credit limits:

		Percentage
	Receivables	of Total
	Outstanding	Receivables
Credit Limit	(000’s)	Outstanding

$0 to $4,000.00	$2,810,436	8.5%
$4,000.01 to $6,000.00	$3,412,509	10.3%
$6,000.01 to $8,000.00	$3,928,472	11.9%
$8,000.01 to $10,000.00	$5,864,626	17.7%
Over $10,000.00	$17,099,209	51.6%

Total	$33,115,252	100.0%

      Seasoning. As of December 1, 2005, 98.3%, of the Accounts were at least 24 months old. The ages of the Accounts as of December 1, 2005 were distributed as follows:

	Percentage	Percentage
Age of Accounts	of Accounts	of Balances

Less than 12 Months	0.6%	1.2%
12 to 23 Months	1.1%	1.4%
24 to 35 Months	3.3%	3.1%
36 to 47 Months	5.1%	5.3%
48 to 59 Months	7.3%	7.3%
60 Months and Greater	82.6%	81.7%

	100.0%	100.0%

      Summary Current Delinquency Information. As of December 1, 2005, the Accounts had the following delinquency statuses:

	Aggregate
	Balances	Percentage
Payment Status	(000’s)	of Balances

Current	$30,318,580	91.6%
1 to 29 Days	$1,395,311	4.2%
30 to 59 Days	$468,230	1.4%
60 to 89 Days	$316,118	1.0%
90 to 119 Days	$231,954	0.7%
120 to 149 Days	$202,610	0.6%
150 to 179 Days	$182,449	0.5%

	$33,115,252	100.0%

Composition and Historical Performance
of the Discover Card Portfolio
General
      Except to the extent we specifically identify information as relating to the Accounts in the trust, all of the information describing the composition and historical performance of Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio as a whole, and not only that of the Accounts in the trust. Discover Bank has no statistical or other basis for determining the effects, if any, of the selection process, although Discover Bank believes that the Accounts in the trust are representative of the Discover Card portfolio in all material respects. Discover Bank cannot assure you, however, that the Accounts have performed or will perform similarly to the Discover Card portfolio. Discover Bank also cannot assure you that the historical performance of the Discover Card portfolio will be representative of its performance in the future. See “The Accounts — Billing and Payments,” “Risk Factors — Interest on the Receivables and Interest on the Certificates Accrue at Different Rates” and “Risk Factors — Payments, Generation of Receivables and Maturity.”
Composition of the Discover Card Portfolio
      Geographic Distribution. The Discover Card portfolio is not highly concentrated geographically. As of August 31, 2005, the following five states had the largest receivables balances:

Percentage of Total Receivables
Balance of Discover Card Portfolio
State	as of August 31, 2005

California	9.3%
Texas	8.8%
New York	6.9%
Florida	5.8%
Illinois	5.5%
No other state accounted for more than 5% of the total receivables balance of the Discover Card portfolio as of August 31, 2005.
      Credit Limit Information. As of August 31, 2005, the accounts in the Discover Card portfolio had the following credit limits:

		Percentage
	Receivables	of Total
	Outstanding	Receivables
Credit Limit	(000’s)	Outstanding

$0 to $4,000.00	$4,448,396	10.0%
$4,000.01 to $6,000.00	$5,902,046	13.3%
$6,000.01 to $8,000.00	$6,237,621	14.1%
$8,000.01 to $10,000.00	$7,872,511	17.7%
Over $10,000.00	$19,943,851	44.9%

Total	$44,404,425	100.0%

      Seasoning. As of August 31, 2005, 90.7% of the accounts in the Discover Card portfolio were at least 24 months old. The ages of accounts in the Discover Card portfolio as of August 31, 2005 were distributed as follows:

	Percentage	Percentage
Age of Accounts	of Accounts	of Balances

Less than 12 Months	4.9%	9.3%
12 to 23 Months	4.4%	5.1%
24 to 35 Months	6.5%	6.4%
36 to 47 Months	6.5%	6.1%
48 to 59 Months	9.1%	8.7%
60 Months and Greater	68.6%	64.4%

	100.0%	100.0%

      Summary Yield Information. Discover Bank calculates the monthly yield for the Discover Card portfolio by dividing the monthly finance charges billed by beginning monthly balance. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, overlimit fees and other miscellaneous fees. Discover Bank also allocates to investors recoveries and, to the extent applicable, interchange, which are treated similarly to finance charges. The aggregate monthly yield is the average of monthly yields annualized for each period shown. The annualized aggregate monthly yield for the Discover Card portfolio is summarized as follows:

	Nine Months	Twelve Months
	Ended August 31,	Ended November 30,

	2005	2004	2003	2002

Aggregate Monthly Yields
Yield Excluding Recoveries and Interchange	13.65%	14.16%	14.39%	15.29%
Yield Including Recoveries and Excluding Interchange	14.57%	14.98%	15.09%	15.91%
Yield from Interchange	2.74%	2.56%	2.22%
      Recoveries received with respect to Receivables in the trust that have been charged off as uncollectible, including the proceeds of charged-off receivables that Discover Bank has removed from the trust, are included in the trust and are treated as Finance Charge Collections. The level of recoveries on accounts that Discover Bank adds to the trust from time to time will initially be lower than the level of recoveries for the Discover Card portfolio because Discover Bank will not include charged-off accounts in the accounts it selects to include in the trust. Discover Bank believes that, over time, the level of recoveries on these added Accounts, as a percentage of the Receivables in the trust, will increase to approximate more closely, and during periods of high portfolio growth to exceed, the level of recoveries on accounts in the Discover Card portfolio as a whole. However, Discover Bank cannot predict the extent of this increase and cannot assure you that the level of recoveries for the trust will consistently approximate the level of recoveries for the Discover Card portfolio as a whole. After November 30, 2003, when we refer to yield excluding recoveries and interchange, we are excluding only recoveries related to the charge-off of principal, but are including recoveries related to finance charge and fee write-offs. These finance charge and fee recoveries were previously reflected in net charge-offs, but net charge-offs now includes only charge-offs and recoveries of principal. See the chart “Summary Charge-Off Information.” For purposes of the Pooling and Servicing Agreement, all recoveries of principal as well as recoveries of finance charges and fees are treated as Finance Charge Collections. The certificates of this Series 2005-4 will be eligible to receive allocations and reallocations of interchange received by the trust in accordance with the terms of their series supplement. Other certificates issued on or after November 3, 2004 may also be eligible to receive allocations and reallocations of interchange if so provided in their respective series supplements. Certificates issued prior to November 3, 2004 receive no allocations or reallocations of interchange.

      Summary Current Delinquency Information. As of August 31, 2005, the accounts in the Discover Card portfolio had the following delinquency statuses:

	Aggregate
	Balances	Percentage
Payment Status	(000’s)	of Balances

Current	$41,017,380	92.4%
1 to 29 Days	$1,655,852	3.7%
30 to 59 Days	$549,786	1.2%
60 to 89 Days	$386,097	0.9%
90 to 119 Days	$317,265	0.7%
120 to 149 Days	$258,036	0.6%
150 to 179 Days	$220,009	0.5%

	$44,404,425	100.0%

      Summary Historical Delinquency Information. The accounts in the Discover Card portfolio had the following historical delinquency rates:

	Average of Nine Months
	Ended August 31,		Average of Twelve Months Ended November 30,

	2005		2004		2003		2002

	Delinquent		Delinquent		Delinquent		Delinquent
	Amount		Amount		Amount		Amount
	(000’s)	Percentage	(000’s)	Percentage	(000’s)	Percentage	(000’s)	Percentage

30-59 Days	$566,392	1.3%	$723,164	1.6%	$924,178	1.9%	$927,959	2.0%
60-89 Days	$392,365	0.9%	$503,568	1.1%	$665,502	1.4%	$655,638	1.4%
90-179 Days	$873,017	1.9%	$1,131,060	2.5%	$1,430,013	3.0%	$1,299,208	2.8%

Total	$1,831,774	4.1%	$2,357,792	5.2%	$3,019,693	6.3%	$2,882,805	6.2%

      Discover Bank calculates the percentages in the preceding table by dividing the delinquent amount by the average receivables outstanding for each period. The delinquent amount is the average of the monthly ending balances of delinquent accounts during the periods indicated. The average receivables outstanding is the average of the monthly average amount of receivables outstanding during the periods indicated.
      We discuss the economic factors that affect the performance of the Discover Card portfolio, including delinquencies, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
      Summary Charge-Off Information. The accounts in the Discover Card portfolio have had the following historical charge-offs:

	Nine Months Ended
	August 31,	Twelve Months Ended November 30,

	2005	2004	2003	2002

	(dollars in thousands)
Average Receivables Outstanding	$45,017,277	$44,995,592	$48,164,718	$46,374,096
Gross Charge-offs	$2,040,317	$3,122,182	$3,598,885	$3,200,339
Net Charge-offs	$1,730,360	$2,752,198	$3,259,478	$2,915,090
Gross Charge-offs as an Annualized Percentage of Average Receivables Outstanding	6.04%	6.94%	7.47%	6.90%
Net Charge-offs as an Annualized Percentage of Average Receivables Outstanding	5.13%	6.12%	6.77%	6.29%

      Prior to December 1, 2003 net charge-offs included recoveries related to finance charge and fee write-offs. After November 30, 2003, we excluded recoveries related to finance charge and fee write-offs from net charge-offs, which reflects only recoveries of principal. See “Summary Yield Information.”
      Average receivables outstanding in the preceding table is the average of the monthly average amount of receivables outstanding during the periods indicated.
      We discuss the economic factors that affect the performance of the Discover Card portfolio, including charge-offs, in “Risk Factors — Payments, Generation of Receivables and Maturity.”
      Summary Payment Rate Information. Discover Bank calculates the monthly payment rate by dividing monthly cardmember remittances by the cardmember receivable balance outstanding as of the beginning of the month. Discover Bank calculates the average monthly payment rate for a period by dividing the sum of individual monthly payment rates for the period by the number of months in the period. The accounts in the Discover Card portfolio have had the following historical monthly payment rates:

	Nine
	Months
	Ended	Twelve Months Ended
	August 31,	November 30,

	2005	2004	2003	2002

Average Monthly Payment Rate	19.14%	18.20%	17.11%	16.56%
Highest Monthly Payment Rate	19.85%	18.91%	18.04%	17.17%
Lowest Monthly Payment Rate	17.82%	17.15%	15.84%	15.35%
Timing of Principal Payments
      Minimum Monthly Payment Rates. Whether the trust can repay your principal in full at the expected maturity of your certificates will depend on the yield, the gross charge-off rate and the monthly payment rate for the Receivables in the trust, and certain other factors. The trust will need: (i) a minimum monthly payment rate of 8.97% to pay Class A, Subseries 1 principal in full on December 15, 2010, or the next business day, and a minimum payment rate of 6.13% in December 2010 to pay Class B, Subseries 1 principal in full on January 15, 2011, or the next business day, and (ii) a minimum monthly payment rate of 8.97% to pay Class A, Subseries 2 principal in full on December 15, 2012, or the next business day, and a minimum payment rate of 6.13% in December 2012 to pay Class B, Subseries 2 principal in full on January 15, 2013 or the next business day, assuming:

•	a yield of 14.57% per year, which is the annualized aggregate monthly yield for the Discover Card portfolio, including recoveries, but excluding interchange, for the nine months ended August 31, 2005, as shown in the chart “Summary Yield Information” above;

•	a gross charge-off rate of 6.04% per year, which is gross charge-offs as an annualized percentage of average receivables outstanding for the nine months ended August 31, 2005, as shown in the chart “Summary Charge-Off Information” above;

•	that the level of Principal Receivables in the trust remains above the minimum levels required by the Pooling and Servicing Agreement;

•	that the applicable subseries is not receiving collections and other income that were originally allocated to another series or subseries;

•	that no Amortization Event for the subseries occurs; and

•	that the master servicer does not elect to defer the start of the Accumulation Period for the subseries.
      The Accounts’ actual yield, charge-off rate and monthly payment rate, and the amount of outstanding Principal Receivables in the trust, will depend on a variety of factors, including, without limitation, seasonal variations, extensions and other modifications of payment terms, availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, Discover Bank cannot assure you that the trust will be able to pay Class A principal for each subseries in full at maturity or that it will be able to pay Class B principal for each subseries in full at maturity.
      Economic Early Amortization Events. The Series Supplement provides that an Amortization Event for a subseries will occur on any distribution date on which:

•	the three-month rolling average Series Excess Spread for such subseries is less than zero;

•	the three-month rolling average Interchange Subgroup Excess Spread is less than zero; and

•	the three-month rolling average Group Excess Spread is less than zero.
However, at any time that all outstanding series and subseries are eligible for allocations of interchange, the Interchange Subgroup Excess Spread will not be computed separately and an Amortization Event for a subseries will occur on any distribution date on which the three-month rolling average Series Excess Spread for such subseries and the three-month rolling average Group Excess Spread are both less than zero.
      Series Excess Spread for a subseries means, generally, for any distribution date with respect to such subseries:

•	the Class A and Class B Finance Charge Collections and other Class A and Class B income for such subseries, minus

•	the sum of —

•	Class A and Class B monthly interest for such subseries;

•	Class A and Class B monthly servicing fees for such subseries;

•	Class A and Class B monthly charge-offs for such subseries; and

•	the Credit Enhancement Fee for such subseries,
in each case for the distribution date. Group Excess Spread for any distribution date is the sum of the Series Excess Spreads for each series, including any subseries, in the group minus,

•	for any series that has a subordinated interest rate swap, any payment made by the trust pursuant to that interest rate swap, and minus

•	for so long as not all outstanding series and subseries are eligible for allocations of interchange, the amount of interchange allocated to such series or subseries if the Series Excess Spread for such series or subseries is otherwise positive; provided that if deducting interchange would make Series Excess Spread for such series or subseries negative, then Series Excess Spread for such series or subseries will be deemed to be zero.
      For any series comprised of subseries, each subseries is treated as a separate series for purposes of determining the Series Excess Spreads for each series in the group and the Interchange Subgroup Excess Spread and the Group Excess Spread. You should review the more precise definition of “Series Excess Spread” in the glossary of terms in this prospectus supplement.
      The three-month average Interchange Subgroup Excess Spread, as an annualized percentage of the Series Investor Interest for all series entitled to allocations of interchange, will be 6.45% for the distribution date in December 2005, without giving effect to the issuance of this series. Interchange Subgroup Excess Spread for any distribution date means the sum of:

•	all amounts deposited into the Group Interchange Reallocation Account for all series and subseries to which interchange is allocated, which reflects the maximum amount of Series Excess Spread for such series or subseries that is related to interchange; and

•	the Interchange Subgroup Allocable Group Excess Spread, which represents the portion of the Group Excess Spread attributed to all series and subseries to which interchange is allocated.

      If the Group Excess Spread is positive, the Interchange Subgroup Allocable Group Excess Spread is:

•	the Group Excess Spread, multiplied by

•	the sum of the Series Investor Interests for all series, including all subseries in Group One to which interchange is allocated, divided by

•	the sum of the Series Investor Interests for all series, including all subseries in Group One.
      If the Group Excess Spread is negative, the Interchange Subgroup Allocable Group Excess Spread is:

•	the Group Excess Spread, multiplied by

•	the sum of the Series Excess Spreads for each series, including each subseries, allocated interchange in Group One for which the Series Excess Spread was negative, divided by

•	the sum of the Series Excess Spreads for each series, including each subseries, in Group One for which the Series Excess Spread was negative.
      The three-month rolling average Group Excess Spread Percentage for Group One will be 3.32% for the distribution date in December 2005, without giving effect to the issuance of this series. The Group Excess Spread Percentage equals:

•	the Group Excess Spread, multiplied by twelve, divided by

•	the sum of the Series Investor Interests for all series, including any subseries, in Group One.
      For purposes of calculating the Group Excess Spread Percentage, the sum of the Series Investor Interests for all series shall include the Series Investor Interest for each subseries in this series beginning with the distribution date in January 2006 and the investor interest of any additional certificates issued in any subseries in this series beginning with the distribution date in the month following the issuance of such additional certificates.
      If each subseries in this series had been issued and outstanding from September 1, 2005 through November 30, 2005, its three-month average Series Excess Spread for each subseries for the distribution date in December 2005 as a percentage of the Series Investor Interest would have been higher than the three-month average Group Excess Spread Percentage, and if such Series Excess Spread were determined without including interchange, it also would have been higher than such Group Excess Spread Percentage because the weighted average interest rate for this series would have been lower than the weighted average interest rates for all series and subseries in Group One.
      If an Amortization Event for a subseries occurs because of declines in Group Excess Spread, in Interchange Subgroup Excess Spread and in Series Excess Spread for such subseries, or otherwise, the trust will begin to repay principal of the subseries on the distribution date in the following calendar month. For a description of other Amortization Events, see “The Certificates — Amortization Events.” Discover Bank cannot predict how much principal the trust will pay to you on any distribution date after an Amortization Event for your subseries, or when you will receive your final principal payment. If deficiencies in Series Excess Spread cause the Available Subordinated Amount or the Available Class B Credit Enhancement Amount for your subseries to be reduced to zero, you may not receive all of your interest, or you may lose a portion of your principal.

The Certificates
      This summary is not a complete description of the terms of the certificates. You should refer to the Pooling and Servicing Agreement and the Series Supplement for a more complete description.
Invested Amounts
      Your certificate will initially have an invested amount equal to its face principal amount. Your invested amount will decrease by:

•	the amount of principal the trust pays you,

•	the amount of any investor loss you suffer if the trust cannot fully reimburse the charge-offs allocated to your certificate, including, if you own a Class B Certificate, increased charge-offs because of the way the trust applies the subordination provisions of your subseries,

•	the amount of any investor loss you suffer if the trust sells Receivables to make its final payment to you and the proceeds from that sale are not sufficient to pay your outstanding principal and interest in full, and

•	the amount of losses of principal on investments of funds on deposit in the Series Principal Funding Account for the benefit of your certificate.
      For Subseries 1, the Class A Invested Amount will initially be $700,000,000, and the Class B Invested Amount will initially be $36,843,000. For Subseries 2, the Class A Invested Amount will initially be $800,000,000 and the Class B Invested Amount will initially be $42,106,000. These Class Invested Amounts will equal the face principal amounts of all certificates in the class. Like the invested amount of your certificate, the Class Invested Amounts will decrease by the amount of principal the trust pays to all investors in the class, by the class’s share of investor losses due to unreimbursed charge-offs — including, for Class B, charge-offs arising by application of the subordination provisions for the applicable subseries — or insufficient proceeds from a sale of Receivables, and by the class’s share of losses of principal on investments of funds on deposit in the Series Principal Funding Account for the applicable subseries. For each subseries, the Series Invested Amount equals the sum of the Class A Invested Amount and Class B Invested Amount for the subseries.
Issuance of Additional Certificates
      Discover Bank may direct the trustee to increase the principal amount for a subseries of certificates of this series from time to time subject to the satisfaction of the following conditions:

•	The Class Invested Amounts of the Class A Certificates and Class B Certificates for the applicable subseries will each be increased proportionately from their initial levels.

•	Discover Bank will notify the trustee, in writing, at least three days in advance of the proposed increase.

•	Discover Bank will obtain, and deliver to the trustee, written confirmation from the rating agencies that they will not, as a result of the increase, change the rating of any class of any series outstanding at the time of the increase and that they will rate the additional certificates the same as those then outstanding in that subseries.

•	Discover Bank will arrange for the payment of an additional amount to increase the credit enhancement for that subseries so that the amount on deposit in the Credit Enhancement Account for that subseries, after giving effect to the increase, represents the same percentage of the Series Investor Interest for that subseries that the original amount on deposit in the Credit Enhancement Account for that subseries, plus any amounts deposited in the Credit Enhancement Account for that subseries as a result of a Supplemental Credit Enhancement Event or an Effective Alternative Credit Support Election, represented of the original Series Investor Interest for that subseries.

•	The Available Subordinated Amount for the applicable subseries will be increased proportionally from its initial level (or, if a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election for such subseries has been made, from its initial level plus the

Supplemental Subordinated Amount or Additional Subordinated Amount for that subseries, as applicable).

•	Discover Bank will not be required to designate additional accounts as trust accounts as a result of the increase in the principal amount of certificates of that subseries.

•	No Amortization Event will have occurred for that subseries.

•	No additional certificates will be issued with more than de minimis original issue discount.

If the trust issues additional certificates in a subseries of this series, then after the date of such issuance, references to initial Series Investor Interest for that subseries will include the face amount of such additional certificates.
Investor Interests
      Your investor interest is your interest in Principal Receivables in the trust. During the Revolving Period for your subseries, your investor interest will equal your invested amount. During the Accumulation Period and any Amortization Period for your subseries, your investor interest will equal your invested amount minus funds on deposit in the Series Principal Funding Account for your subseries to pay your principal. Accordingly, for each subseries,

•	the Class A Investor Interest equals the Class A Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class A principal;

•	the Class B Investor Interest equals the Class B Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class B principal, and

•	the Series Investor Interest equals the sum of the Class A Investor Interest and the Class B Investor Interest.
Interest Payments
      The trust will pay you interest on the 15th day of each month, or the next business day, beginning in January 2006.
      The interest payment for the January 17, 2006 interest payment date will include accrued interest from and including December 16, 2005 to but excluding January 17, 2006. Interest for each other interest payment date will accrue from and including the previous interest payment date to but excluding the current interest payment date. The month-long period before each interest payment date is the interest accrual period for that interest payment date. If any interest payment date is not a business day, the trust will pay interest to you on the following business day. The trust will pay you interest on each interest payment date only to the extent that it has allocated funds for this payment in accordance with the cash flows for your subseries. See “The Certificates — Cash Flows” and “Annex A — Cash Flows.”
      The trust will generally pay you interest on your invested amount at the interest rate for your class for the related interest accrual period. The interest rate for your class will be based on one-month LIBOR. The trustee will determine the new interest rate for your certificates two business days before each interest accrual period begins. The new interest rate will apply as of the first day of each interest accrual period. The Glossary of Terms in this prospectus supplement sets out with greater specificity the procedure used by the trustee to determine LIBOR. In general, the trust calculates the monthly interest deposit for each class by multiplying:

•	the Class Invested Amount, by

•	the interest rate for the class — for Subseries 1, LIBOR plus 0.06% for Class A and LIBOR plus 0.25% for Class B, and for Subseries 2, LIBOR plus 0.09% for Class A and LIBOR plus 0.33% for Class B — for the related interest accrual period and dividing this amount by

•	360 divided by the actual number of days in the related interest accrual period.
      The trust will pay your interest on each interest payment date from the funds deposited into the Series Interest Funding Account for your subseries since the previous interest payment date, or for the first interest payment date, since December 16, 2005.

      The trust will make its first interest payment with respect to any additional certificates issued for any subseries in this series on the distribution date in the calendar month following the date on which such additional certificates were issued. These additional certificates will accrue interest from the distribution date in the calendar month in which the additional certificates were issued or, if the Series Closing Date occurs in the same calendar month in which the additional certificates were issued, from the Series Closing Date. Even if additional certificates are outstanding on the distribution date in the calendar month in which they are issued, they will not be included for purposes of determining the monthly interest payable by the trust for that subseries on that distribution date.
      In very limited circumstances, your interest payment may include amounts in addition to the amounts described above. You will only receive these additional amounts:

•	if the trust could not make your full interest payment on the prior interest payment date, or

•	if you suffered an investor loss that caused the trust to pay interest to you based on an invested amount that was reduced by the amount of that loss, and the trust subsequently reimbursed that loss.
      These additional amounts, which the trust will pay, to the extent they are available, in the same priority and from the same funds that it pays interest generally, may include penalties and other payments intended to compensate you for the previous interest payment shortfalls.
Principal Payments
      For each subseries, the trust will pay you principal in one payment on the Class A expected maturity date for such subseries or the Class B expected maturity date for such subseries, as applicable, subject to the conditions and exceptions set forth below. Each of the payments described below will be made separately for each subseries in accordance with the terms of that subseries as if such subseries were a separate series. All references to periods, events, accounts, dates, collections and charge-offs refer to the specific subseries only. The trust will not pay principal to Class B investors for a subseries until it has made the final principal payment to Class A investors of that subseries. The trust will not pay you principal that exceeds your invested amount.
      Revolving Period. The trust will not pay principal to you during the Revolving Period.
      Accumulation Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Accumulation Period as set forth in steps (39), (40), (42) and (43) of the cash flows for this series. These funds will generally include:

•	Series Principal Collections, minus

•	Series Yield Collections, which we describe below under “The Certificates — Other Income — Yield Collections, Additional Funds and Investment Income,”

•	Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series, and

•	Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

•	all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22), (24), (32) and (34) of the cash flows for this series;

•	similar funds from other series and subseries; and

•	any similar funds retained in the Collections Account on the previous distribution date in step (47) of the cash flows for this series.
      The trust will pay Class A principal in a lump sum on the Class A expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class A Invested Amount in full on that date, an Amortization Event will occur. If the trust does pay all Class A principal on the Class A expected maturity date, it will pay Class B principal in a lump sum on the Class B expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class B Invested Amount in full on that date, an Amortization Event will occur.
      Amortization Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Amortization Period as set forth in steps (39) and (40) of the cash flows for this series. These funds will generally include:

•	Series Principal Collections, minus

•	Series Yield Collections, which we describe below under “The Certificates — Other Income — Interchange, Yield Collections, Additional Funds and Investment Income,”

•	Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series, and

•	Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

•	all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22), (24), (32) and (34) of the cash flows for this series; and

•	any similar funds retained in the Collections Account on the previous distribution date in step (38) of the cash flows for this series.
      The trust will pay Class A principal on each distribution date of the Amortization Period using funds from the Series Principal Funding Account, until the Class A Invested Amount has been reduced to zero, and will then use funds from the Series Principal Funding Account to pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero.
      Variable Accumulation Period. Discover Bank, as master servicer, may elect to delay the start of the Accumulation Period, and extend the length of the Revolving Period, if:

•	the master servicer has delivered to the trustee a certificate to the effect that the master servicer reasonably believes that delaying the start of the Accumulation Period will not delay payments of Class A principal and Class B principal to investors;

•	Standard & Poor’s and Moody’s have advised the master servicer that they will not lower or withdraw their ratings on the trust’s outstanding certificates because of the delay;

•	the master servicer increases the amount of principal that the trustee will deposit into the Series Principal Funding Account each month, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Class A investors on the distribution date in December 2010 for Subseries 1 or December 2012 for Subseries 2 as applicable;

•	the Accumulation Period will start no later than November 1, 2010 for Subseries 1 and November 1, 2012 for Subseries 2; and

•	the master servicer makes this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.
      The master servicer may elect to delay the start of the Accumulation Period because it believes that the trust will be able to reallocate principal from other series or subseries to the subseries to make larger monthly principal deposits into the Series Principal Funding Account. However, if an Amortization Event occurs, the subseries will not be entitled to receive principal reallocated from other series or subseries. Accordingly, if the master servicer elects to delay the start of the Accumulation Period and an Amortization Event occurs, you may receive some of your principal later than you would have received it if the start of the Accumulation Period had not been delayed. For an example of other possible consequences of an Amortization Event, see “Composition and Historical Performance of the Discover Card Portfolio — Timing of Principal Payments — Economic Early Amortization Events.”

Investor Accounts
      The trustee has established or will establish the following accounts in the name of the trust:

•	the Collections Account;

•	the Group One Collections Account;

•	the Group One Principal Collections Reallocation Account;

•	the Group One Finance Charge Collections Reallocation Account;

•	the Group One Interchange Reallocation Account;

•	the Series Collections Account for each subseries;

•	the Series Principal Collections Account for each subseries;

•	the Series Distribution Account for each subseries;

•	the Series Interest Funding Account for each subseries; and

•	the Series Principal Funding Account for each subseries.
      Each of these accounts will be a segregated trust account established with the trustee or a Qualified Institution — i.e., a bank satisfying certain rating agency criteria, as described in the glossary of terms. The master servicer has the revocable power to instruct the trustee to make withdrawals from any investor account — with the exception of each Series Principal Funding Account, which will be under the sole dominion and control of the trustee for the benefit of the investors — to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The paying agent, which will initially be the trustee, will have the revocable power to withdraw funds from each Series Distribution Account, each Series Interest Funding Account and each Series Principal Funding Account to make distributions to the investors. A successor paying agent may be appointed in the future.
      The trustee may only invest funds on deposit in any investor account in Permitted Investments. We describe these Permitted Investments in the glossary of terms.
Class Finance Charge Collections
      The trust allocates Finance Charge Collections to each class of each subseries on each distribution date by multiplying the Finance Charge Collections received in the prior calendar month by the Class Percentage for that class:
Class Finance Charge Collections = Class Percentage × Finance Charge Collections
      The Class Percentage for any distribution date will be based on either:

•	in the Revolving Period for the subseries, in the Accumulation Period for the subseries and, if Discover Bank has made an Effective Alternative Credit Support Election for the subseries, in the Amortization Period for the subseries, the Class Investor Interest as of the first day of the prior calendar month; or

•	in the Amortization Period for the subseries, if Discover Bank has not made an Effective Alternative Credit Support Election for the subseries, the Class Investor Interest as of the end of the last business day in the calendar month preceding the month in which an Amortization Event for the subseries occurred, and will also be affected by either (1) the total amount of Principal Receivables in the trust or (2) the aggregate size of the Class Investor Interests for all outstanding series and subseries  — in each case, as of the first day of the prior calendar month — whichever amount is greater.

      As the trust deposits principal into the Series Principal Funding Account for a subseries, we expect that subseries to receive fewer Finance Charge Collections in each month to reflect:

•	its declining interest in the Receivables in the trust,

•	its correspondingly smaller allocation of charge-offs, and

•	the availability of investment income from the Series Principal Funding Account, which the trust will use to pay interest on that subseries.
      However, if an Amortization Event for a subseries occurs, unless Discover Bank has made an Effective Alternative Credit Support Election and has increased the credit enhancement for such subseries, the size of the Class Investor Interest for each class in such subseries will be deemed to be fixed at the size each was at before the Amortization Event occurred, for purposes of calculating the amount of Finance Charge Collections the trust allocates to each class of such subseries each month. You should review clauses (iv) and (v) of the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates these pro rata shares.
Other Income — Interchange, Additional Funds and Investment Income
      The Series Supplement permits the trust to use funds from other sources in the same way it uses Series Finance Charge Collections. These amounts are:
      Class Interchange. The trust allocates interchange to each class of each subseries of this series on each distribution date by multiplying:

•	interchange for the distribution date, by

•	the Class Percentage with respect to interchange for that class.
      This interchange will equal a pro rata share of the interchange for the trust, based on the Class Investor Interest on the first day of the month preceding the distribution date. You should review the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.
      Series Additional Funds. As described in the prospectus, Discover Bank currently may elect to add funds to the trust on a monthly basis. Series additional funds will mean this series’ share of any additional funds in the trust. For so long as this series is outstanding, the total trust additional funds will be zero.
      Investment Income. During the Accumulation Period for any subseries, Discover Bank expects the trust to earn investment income on the funds in the Series Principal Funding Account for that subseries. The trust will allocate these funds to the subseries benefitting from that account, up to the amount of interest that the trust will pay to investors. The trust will pay any excess investment income to Discover Bank.
Class Principal Collections
      The trust allocates Principal Collections to each class of each subseries in this series on each distribution date by multiplying the Principal Collections received in the prior calendar month by the Class Percentage for that class:
Class Principal Collections = Principal Collections × Class Percentage
      The Class Percentage of Principal Collections will generally be based on:

•	the Class Investor Interest on the first day of the calendar month preceding the distribution date, during the Revolving Period for the subseries and, before a Fixed Principal Allocation Event for the subseries occurs, during the Accumulation Period for the subseries; or

•	if a Fixed Principal Allocation Event for the subseries has occurred, the Class Investor Interest as of the end of the last business day in the calendar month before the Fixed Principal Allocation Event for the subseries occurred, during the Accumulation Period and the Amortization Period for the subseries.

      In general, Discover Bank expects each subseries to receive a smaller allocation of Principal Collections in each month of the Accumulation Period for such subseries to reflect its declining interest in Principal Receivables in the trust. However, if a Fixed Principal Allocation Event for a subseries occurs, the size of the Class Investor Interest for each class in such subseries will be deemed to be fixed at the size each was at before this event occurred, for purposes of calculating the amount of Principal Collections the trust allocates to each class of such subseries each month. In general, a Fixed Principal Allocation Event for a subseries may occur:

•	if the subseries would not be able to make its principal deposits on time even using the amounts from other series or subseries that would be available to it;

•	if the master servicer elects to cause a Fixed Principal Allocation Event for the subseries to occur; or

•	if an Amortization Event for the subseries occurs.
      You should review clauses (ii) and (iii) of the definition of “Class Percentage” and the definition of “Fixed Principal Allocation Event” in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates each subseries’ share of Principal Collections and when a Fixed Principal Allocation Event for a subseries will occur.
Class Charge-Offs and Investor Losses
      The trust allocates charge-offs to each class of each subseries of this series on each distribution date by multiplying

•	the amount of Receivables in the trust that the servicer charged off as uncollectible during the previous calendar month, minus

•	the cumulative, uncollected amount of these Receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees, late payment charges and other miscellaneous fees, and

•	the amount of these Receivables repurchased by Discover Bank during that month because they were in accounts that contained Receivables that were not Eligible Receivables, by

•	the Class Percentage with respect to the Charged-Off Amount for that class.
      These class charge-offs will equal a pro rata share of the Charged-Off Amount for the trust, based on the Class Investor Interest on the first day of the calendar month preceding the distribution date. You should review clause (i) of the definition of “Class Percentage” in the glossary of terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.
      The Class B charge-offs for a subseries will also increase by

•	the amount of Class B Principal Collections for the subseries that the trust uses to pay Class A interest and reimburse Class A charge-offs for the subseries in steps (6) and (7) of the cash flows for this series, and

•	the amount of the Class B Investor Interest used to reimburse Class A charge-offs for the subseries in step (13) of the cash flows for this series.
      If the trust cannot reimburse all of the class charge-offs for either class in a subseries in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any distribution date are an investor loss, and the trust reduces the Class Investor Interest and the Class Invested Amount for each class by the amount of its investor loss. To the extent that the trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the

Class Invested Amount. The trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus

•	the aggregate amount of principal paid to investors in that class before the distribution date,

•	in the case of the Class Investor Interest, the amount on deposit in the Series Principal Funding Account for that subseries for that class, and

•	the aggregate amount of losses on investments of principal funds on deposit in the Series Principal Funding Account for that subseries for that class.
      If the trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. This additional interest will be paid as part of Class A interest for the subseries in steps (2), (3), (6), (11), (21) and (31) of the cash flows for this series, and as part of Class B interest for the subseries in steps (8), (9), (14), (17), (23) and (33) of the cash flows for this series. If any Class Investor Interest is reduced to zero on any distribution date, it will not be reinstated.
Subordination of the Class B Certificates — Class A Credit Enhancement
      In each subseries, the Class B Certificates are subordinated to the Class A Certificates up to a specified dollar amount, known as the Available Subordinated Amount. The initial Available Subordinated Amount for Subseries 1 is $92,105,375, which is 12.5% of $736,843,000. The initial Available Subordinated Amount for Subseries 2 is $105,263,250, which is 12.5% of $842,106,000. For each subseries, the Available Subordinated Amount will decrease to the extent that:

•	the trust uses Class B Finance Charge Collections, other Class B income and Class B Principal Collections for the subseries to pay Class A interest and servicing fees for the subseries in steps (6) and (11) and to reimburse Class A charge-offs for the subseries in steps (7) and (12) of the cash flows for this series; and

•	the trust reallocates Class B Investor Interest for the subseries to reimburse Class A charge-offs for the subseries in step (13) of the cash flows for this series.
      The Available Subordinated Amount will increase by:

•	the amount by which

•	Class A Finance Charge Collections and other Class A income for the subseries exceed Class A interest and servicing fees for the subseries, and

•	Class B Finance Charge Collections and other Class B income for the subseries exceed Class B interest and servicing fees for the subseries;

•	the amount of funds from the Group One Finance Charge Collections Reallocation Account that the trust uses

•	to pay Class B interest and servicing fees for the subseries in step (23) of the cash flows for this series,

•	to reimburse Class B charge-offs for the subseries in step (24) of the cash flows for this series, and

•	to increase the Available Class B Credit Enhancement Amount for the subseries in step (27) of the cash flows for this series;

•	the amount of funds from the Group One Interchange Reallocation Account that the trust uses

•	to pay Class B interest and servicing fees for the subseries in step (33) of the cash flows for this series,

•	to reimburse Class B charge-offs for the subseries in step (34) of the cash flows for this series, and

•	to increase the Available Class B Credit Enhancement Amount for the subseries in step (37) of the cash flows for this series;

•	if the trust issues additional certificates in a subseries of this series, an amount equal to:

•	the face amount of such additional certificates multiplied by

•	the initial Available Subordinated Amount for such subseries divided by

•	the initial Series Investor Interest for such subseries determined without including the additional certificates for that subseries.

If a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election for a subseries has been made before the additional issuance, the Supplemental Subordinated Amount or the Additional Subordinated Amount for that subseries, as applicable, will be added to the initial Available Subordinated Amount for that subseries for purposes of determining the amount of the increase related to the additional issuance.

•	0.5% of the initial Series Investor Interest for a subseries after a Supplemental Credit Enhancement Event, if Discover Bank has not made an Effective Alternative Credit Support Election for such subseries;

•	4.5% of the initial Series Investor Interest for a subseries after an Effective Alternative Credit Support Election for such subseries, if a Supplemental Credit Enhancement Event has occurred; and

•	5.0% of the initial Series Investor Interest for a subseries after an Effective Alternative Credit Support Election for such subseries, if a Supplemental Credit Enhancement Event has not occurred.
      However, the Available Subordinated Amount for a subseries will never exceed:

•	12.5% of the initial Series Investor Interest for the applicable subseries before Discover Bank has made an Effective Alternative Credit Support Election for that subseries and before a Supplemental Credit Enhancement Event occurs;

•	13.0% of the initial Series Investor Interest for the applicable subseries after a Supplemental Credit Enhancement Event occurs but before Discover Bank has made an Effective Alternative Credit Support Election for that subseries; or

•	17.5% of the initial Series Investor Interest for the applicable subseries after Discover Bank has made an Effective Alternative Credit Support Election for that subseries.
      A Supplemental Credit Enhancement Event will occur if Standard & Poor’s withdraws or reduces below BBB-the long-term debt or deposit rating of Discover Bank.
The Credit Enhancement Account
      Discover Bank, the trustee and one or more lenders, which we refer to collectively as the Credit Enhancement Provider, will enter into a Credit Enhancement Agreement for each subseries on the series closing date. The Credit Enhancement Provider will deposit $55,263,225 into a cash collateral account for Subseries 1 and $63,157,950 into a cash collateral account for Subseries 2, which, in each case, we refer to as the Credit Enhancement Account for the subseries, which the trustee will initially hold in accordance with each Credit Enhancement Agreement. Each Credit Enhancement Account may also be moved to a Qualified Institution. The funds on deposit in each Credit Enhancement Account will be held for the direct benefit of the Class B investors of the applicable subseries and for the benefit of the Credit Enhancement Provider; their respective interests will be set out in the Series Supplement and each Credit Enhancement Agreement. The trustee will act as administrator of each Credit Enhancement Account and will release funds for deposit into the investor accounts pursuant to instructions from the master servicer. The Credit Enhancement Provider will have only those liabilities and obligations expressly imposed on it by the Credit Enhancement Agreements.

      The trustee will invest the amounts on deposit in each Credit Enhancement Account in Permitted Investments selected by Discover Bank that mature on or before the immediately following distribution date. The trustee will pay all earnings on these investments, less investment losses and expenses, in accordance with each Credit Enhancement Agreement.
      On each distribution date, the trustee may withdraw funds from or deposit funds into each Credit Enhancement Account pursuant to the Series Supplement and the applicable Credit Enhancement Agreement. The trustee will make credit enhancement drawings solely as set forth in steps (17) and (18) of the cash flows for this series. The trustee will make these drawings solely from amounts on deposit in the applicable Credit Enhancement Account, and will not use any other assets of the Credit Enhancement Provider. The trustee will deposit funds into the applicable Credit Enhancement Account as set forth in steps (16), (27) and (37) of the cash flows for this series, but only to the extent the Available Class B Credit Enhancement Amount for a subseries — i.e., the amount available in the Credit Enhancement Account for that subseries after giving effect to all deposits and withdrawals — is less than the Maximum Class B Credit Enhancement Amount for that subseries.
      The Maximum Class B Credit Enhancement Amount for a subseries — i.e., the maximum amount that the trustee may hold in the Credit Enhancement Account for that subseries for the benefit of the Class B investors of that subseries and the Credit Enhancement Provider — may increase if:

•	Discover Bank makes an Effective Alternative Credit Support Election for that subseries;

•	a Supplemental Credit Enhancement Event occurs; or

•	the trust issues additional certificates for that subseries.
      The Maximum Class B Credit Enhancement Amount for a subseries may also decrease during the Accumulation Period for that subseries as the Series Investor Interest of that subseries declines. The following table illustrates the maximum amount that will be available in any Credit Enhancement Account as of any distribution date:
Maximum Class B Credit Enhancement Amount for a Subseries

Series Closing Date	$55,263,225 for Subseries 1 and $63,157,950 for Subseries 2

Revolving Period —

Before an Effective Alternative Credit Support Election for the subseries or a Supplemental Credit Enhancement Event	7.5% of the initial Series Investor Interest for the subseries

After a Supplemental Credit Enhancement Event but before an Effective Alternative Credit Support Election for the subseries	8.0% of the initial Series Investor Interest for the subseries

After an Effective Alternative Credit Support Election for the subseries	12.5% of the initial Series Investor Interest for the subseries

Accumulation Period —

Before an Effective Alternative Credit Support Election for the subseries or a Supplemental Credit Enhancement Event	7.5% of the Series Investor Interest for the subseries as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest for the subseries

After a Supplemental Credit Enhancement Event but before an Effective Alternative Credit Support Election for the subseries	8.0% of the Series Investor Interest for the subseries as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest for the subseries

After an Effective Alternative Credit Support Election for the subseries	12.5% of the Series Investor Interest for the subseries as of the end of the preceding month, but not less than 1.0% of the initial Series Investor Interest for the subseries

Amortization Period —	The Maximum Class B Credit Enhancement Amount for the subseries for the distribution date immediately preceding the Amortization Event for the subseries
      An Alternative Credit Support Election is an election by Discover Bank to change the way the trust allocates Finance Charge Collections to the subseries during an Amortization Period. An Effective Alternative Credit Support Election for a subseries is such an election that has become effective under the Series Supplement. If Discover Bank has not made an Effective Alternative Credit Support Election for a subseries, the trust will allocate Finance Charge Collections to the subseries based on the Series Investor Interest for the subseries at the end of the month before the Amortization Event for the subseries. Following an Effective Alternative Credit Support Election for a subseries, the trust will allocate Finance Charge Collections to that subseries on each distribution date during the Amortization Period for that subseries based on the Series Investor Interest for that subseries as of the first day of the month before each distribution date.
      Effective Alternative Credit Support Election for a subseries, Discover Bank must cause the Additional Credit Support Amount for that subseries to be paid to the trustee for deposit in the Credit Enhancement Account for the subseries. If the Alternative Credit Support Election for the subseries does not become effective in accordance with the requirements of the Series Supplement, the trustee will return some or all of the Additional Credit Support Amount for the subseries to the entity that funded the deposit.
      Discover Bank as servicer will, within 60 days of notice from Standard & Poor’s of a Supplemental Credit Enhancement Event, or a longer period that Standard & Poor’s agrees to, arrange to increase the amount on deposit in each Credit Enhancement Account by the Supplemental Credit Enhancement Amount for the applicable subseries to be paid by a person other than Discover Bank to the trustee as administrator of each Credit Enhancement Account. The trustee will apply each Supplemental Credit Enhancement Amount as provided in the applicable Credit Enhancement Agreement. Discover Bank may determine the form and the provider of each Supplemental Credit Enhancement Amount at the time it is to be paid, provided that Standard & Poor’s confirms that it will not withdraw or lower the rating of the certificates because of these arrangements.
      The trustee may terminate any Credit Enhancement Account and any Credit Enhancement Agreement without penalty if

•	the master servicer elects to replace this credit enhancement, and

•	the Rating Agencies agree that they will not lower or withdraw the ratings on the certificates if the master servicer replaces the credit enhancement.
      The replacement credit enhancement may consist of any type of credit enhancement, including without limitation, an irrevocable standby letter of credit, a cash collateral account, a reserve account, a combination of a letter of credit and a reserve account, or a surety.
      If on the business day immediately preceding the distribution date, the Credit Enhancement Provider is unable to pay its debts as they become due, the trustee may not pay to or deposit for the Credit Enhancement Provider any amounts that are measured by reference to —

•	Class Finance Charge Collections and other income that exceed the required payments and reimbursements for that class,

•	Series Finance Charge Collections and other income that exceed the required payments and reimbursements for a subseries, or

•	the amount on deposit at any time in the Group One Finance Charge Collections Reallocation Account or the Group One Interchange Reallocation Account.
      However, if the replacement credit enhancement is funded credit enhancement — for example, a reserve account or cash collateral account — then the trustee may pay such amounts regardless of the financial condition of the Credit Enhancement Provider.
Reallocations
      The series supplements relating to the other outstanding series in Group One provide that, under certain circumstances, collections originally allocated to one series in Group One may be reallocated to other series in Group One. For series comprised of subseries, including this series, each subseries is treated as a separate series for purposes of these provisions. Discover Bank cannot assure you, however, that any funds will be available to be reallocated to each subseries. Discover Bank also cannot assure you that it will not move any series from its original group to another group. Interchange will only be reallocated to series and subseries that are eligible to receive allocations of interchange, which will generally be series issued on or after November 3, 2004.
      Although the series supplements do permit reallocations among series and subseries, the trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series or subseries to make all payments, deposits and reimbursements for that series or subseries, as applicable, before it reallocates them to other series or subseries. Accordingly, Series Finance Charge Collections and other income for each subseries of this series will not be reallocated unless the trust has deposited all Class A and Class B interest and servicing fees, reimbursed all Class A and Class B charge-offs and increased the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount for the applicable subseries. Similarly, the trust will not reallocate to other series or subseries any Series Principal Collections or amounts used to reimburse Class A and Class B charge-offs until the trust has made the scheduled principal deposit for that subseries, during its Accumulation Period, or until the trust has paid the Series Invested Amount of that subseries in full, during its Amortization Period.
      We describe the reallocation priorities in “— Cash Flows” below, and you should review those priorities.
Cash Flows
      In this section, we describe the manner in which the trust prioritizes the allocation of its funds. We have also included descriptions of the numbered steps of the cash flows for this series in Annex A to this prospectus supplement, and you should review those descriptions. These cash flow provisions shall be applied separately to each subseries in accordance with the terms of that subseries as if such subseries were a separate series. All references to periods, events, accounts, dates, collections and charge-offs refer to the specific type of subseries only. Similarly, when we refer to other series in Group One, for series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions.
      Series Finance Charge Collections and other income. In general, the trust uses Series Finance Charge Collections and other income for each subseries — including Series Additional Funds, interchange, interest on the Series Principal Funding Account and Series Yield Collections — in the following order of priority on each distribution date, to the extent funds are available:

•	First, to pay Class A interest and servicing fees;

•	Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months;

•	Third, to pay Class B interest and servicing fees;

•	Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months;

•	Fifth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

•	Sixth, to pay fees and interest to the Credit Enhancement Provider;

•	Seventh, to pay interest, accreted discount and monthly servicing fees and to reimburse charge-offs for other series and subseries in Group One, provided that interchange will only be used to make such payments and reimbursements for series that are otherwise eligible for allocations of interchange; and

•	Eighth, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreement.
      Series Principal Collections and amounts used to reimburse charge-offs. In general, the trust uses Series Principal Collections and amounts used to reimburse charge-offs, minus Series Yield Collections, in the following order of priority on each Distribution Date:

•	First, to pay shortfalls in Class A interest and servicing fees after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

•	Second, to reimburse Class A charge-offs after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

•	Third, to make the scheduled principal deposit into the Series Principal Funding Account, during the Accumulation Period, or to pay the Series Investor Interest, during the Amortization Period;

•	Fourth, to pay the scheduled principal payments or make the scheduled principal deposits for other subseries in this series and other series in Group One;

•	Fifth, to pay unscheduled principal payments or make unscheduled principal deposits for other series in Group One, except for series or, if applicable, subseries in their amortization periods; and

•	Sixth, to pay Discover Bank, up to the amount of the Seller Interest, with remaining amounts to be allocated as Principal Collections in the following month.
      Reallocations of Finance Charge Collections and other income from other series and subseries. In general, if the trust cannot make all payments, deposits and reimbursements for a subseries — other than principal payments and deposits, which are reallocated as discussed below — using Series Finance Charge Collections, other income and credit enhancement, it will use similar funds reallocated from other series and subseries, other than interchange except as provided below, to the extent funds are available, in the following order of priority:

•	First, to pay Class A interest, accreted discount and servicing fees for the subseries and other series and subseries in Group One;

•	Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months, for the subseries and other series and subseries in Group One;

•	Third, to pay Class B interest and servicing fees for the subseries and other series and subseries in Group One;

•	Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months, for the subseries and other series and subseries in Group One;

•	Fifth, to increase the available credit enhancement for other series in Group One that have Class A cash collateral credit enhancement or shared credit enhancement;

•	Sixth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount for the subseries and other subseries in this series and to increase each available Class B credit enhancement amount to the applicable maximum Class B credit enhancement amount for other series and subseries in Group One that have Class B credit enhancement; and

•	Seventh, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreements.
      The amount allocated to the subseries will generally be determined by dividing the shortfall in the amount the trust is trying to fund for the subseries by the sum of the shortfalls in the amounts the trust is trying to fund for the subseries and each other series and subseries in Group One. If at any time all outstanding series and subseries are eligible for allocations of interchange, the funds used in these reallocations will include interchange.
      Reallocations of interchange from other series and subseries. In general, if the trust cannot make all payments, deposits and reimbursements for a subseries — other than principal payments and deposits, which are reallocated as discussed below — using Series Finance Charge Collections, other income and credit enhancement, including similar funds (other than interchange) reallocated from other series and subseries, it will also use interchange reallocated from other series and subseries, to the extent funds are available, in the same order described above under “— Reallocation of Finance Charge Collections and other income from other series and subseries,” provided that such interchange will only be reallocated among series and subseries in Group One that are eligible for allocations of interchange. The amount allocated to a subseries will generally be determined by dividing the shortfall in the amount the trust is trying to fund for the subseries by the sum of the shortfalls in the amounts the trust is trying to fund for the subseries and each other series and subseries that is eligible for allocations of interchange in Group One. If at any time all outstanding series and subseries are eligible for allocations of interchange, interchange will not be reallocated separately as described in this paragraph but will be included in the reallocations described above under “— Reallocations of Finance Charge Collections and other income from other series and subseries.”
      Reallocations of Principal Collections and amounts used to reimburse charge-offs from other series and subseries. In general, if the trust cannot make the scheduled principal deposit for a subseries using Series Principal Collections and amounts used to reimburse charge-offs, it will use similar funds reallocated from other series and subseries. The amount allocated to each subseries will generally be determined by dividing the shortfall in the amount the trust is trying to fund for the subseries by the sum of the shortfalls in the amounts the trust is trying to fund for the subseries and each other series and subseries in Group One. However, if the trust is trying to make a scheduled principal deposit for the Class B Certificates, it will only use those funds remaining after principal has been paid or deposited for the Class A certificates of all series and subseries in Group One. During the Amortization Period for any subseries, if any, the trust will not use any funds reallocated from other series or subseries to pay principal for that subseries.
      Credit Enhancement for each Class. In addition to the payment priorities described above, the trust may use the credit enhancement for a subseries to make payments, deposits or reimbursements for that subseries. The trust may:

•	reallocate the Class B Investor Interest for a subseries to reimburse Class A charge-offs for that subseries;

•	use the Available Class B Credit Enhancement Amount for a subseries to pay Class B interest and servicing fees for that subseries; or

•	use the Available Class B Credit Enhancement Amount for a subseries to reimburse Class B charge-offs for that subseries, including any unreimbursed charge-offs carried forward from prior months and any increases in Class B charge-offs from allocations of Class B Principal Collections and the Class B Investor Interest for the subseries to benefit the Class A Certificates for that subseries.
Amortization Events
      An Amortization Period for a subseries commences only if an Amortization Event for that subseries occurs. Subject to the notice provisions described in the following paragraphs, an Amortization Event for a subseries is any of the following:

(a)	any seller fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement, or within five business days after that date;

(b)	any seller fails to perform in any material respect any other material covenant of that seller under the Pooling and Servicing Agreement or the Series Supplement, and does not remedy that failure for 60 days after:

• written notice to that seller by the trustee; or

• written notice to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by that seller’s failure;

(c)	any representation or warranty made by any seller under the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given to the trustee for identifying the Accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to that seller by the trustee or to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by the inaccuracy;

(d)	certain events of bankruptcy, insolvency or receivership relating to any seller;

(e)	Discover Bank as seller becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(f)	any seller other than Discover Bank becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(g)	the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(h)	any Master Servicer Termination Event or any Servicer Termination Event occurs;

(i)	the amount of Principal Receivables in the trust at the end of any month or on any distribution date is less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign Receivables in additional Accounts or interests in other credit card receivables pools to the trust in at least the amount of the deficiency within ten days;

(j)	on any distribution date, the three-month rolling average Series Excess Spread for the subseries is less than zero, the three-month rolling average Group Excess Spread is less than zero and, for so long as any series that is not entitled to allocations of interchange is outstanding, the three-month rolling average Interchange Subgroup Excess Spread is less than zero;

(k)	the trust does not pay all Class A principal for the subseries on the Class A expected maturity date for the subseries or all Class B principal for the subseries on the Class B expected maturity date for the subseries; or

(l)	if a Supplemental Credit Enhancement Event occurs, Discover Bank as servicer fails to arrange for the Supplemental Credit Enhancement Amount for the subseries as required by the Series Supplement.
      If any event described in clauses (a), (b), (c), (f) or (h) occurs, it will only be an Amortization Event for a subseries if:

•	the event has a material adverse effect on the certificateholders; and

•	after the applicable grace period described in those clauses, either

•	the trustee declares by written notice to Discover Bank and the master servicer that an Amortization Event has occurred; or

•	certificateholders holding certificates that represent at least 51% of the Class Invested Amount for either class of the subseries, declare by written notice to Discover Bank, the master servicer and the trustee that an Amortization Event has occurred as of the date of the notice.
      Any event described in clauses (d), (e), (g), (i), (j), (k) or (l) will immediately be an Amortization Event for the subseries without any notice or other action from the trustee or the certificateholders. The

Amortization Period for a subseries will commence on the date on which an Amortization Event is deemed to have occurred. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an Amortization Event of the type described in clause (d) is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.
      Beginning on the distribution date in the month after an Amortization Event for a subseries has occurred, the trust will pay Class A principal for such subseries on each distribution date until the Class A Invested Amount for such subseries has been reduced to zero and will then pay Class B principal for such subseries on each distribution date until the Class B Invested Amount for such subseries has been reduced to zero.
Clean-up Call; Termination of Series
      Discover Bank may purchase the remaining Series Investor Interest for any subseries from the trust on any distribution date during the Accumulation Period for such subseries or the Amortization Period for such subseries if the Series Investor Interest for the subseries is less than or equal to 5.0% of the initial Series Investor Interest for the applicable subseries after giving effect to required payments, deposits and reimbursements on that distribution date.
      If Discover Bank elects to purchase the Series Investor Interest for a subseries, on the next distribution date it will deposit an amount equal to the Series Investor Interest for such subseries as of the last day of the month before the deposit into the applicable Series Principal Funding Account, during the Accumulation Period for such subseries, or into the applicable Series Distribution Account, during the Amortization Period for such subseries.
      In any event, the trust will not pay you principal after the first business day following the distribution date in June 2013 for Subseries 1 or June 2015 for Subseries 2. If the trust owes you principal after the distribution date in May 2013 for Subseries 1 or May 2015 for Subseries 2, the trustee will sell Receivables proportionate to the remaining applicable Series Investor Interest in the trust to repay the principal. If proceeds of that sale are not sufficient to pay the outstanding principal and interest in full, Class B investors of that subseries will suffer an investor loss and Class A investors of that subseries may also suffer an investor loss. After the Series Termination Date for a subseries, the trust will not allocate collections to that subseries.

Reports to Investors
      For each distribution date, the master servicer will prepare a statement for each subseries setting forth:

•	the amount of interest and principal paid to holders of each class of your subseries on that date per $1,000 of initial Class Investor Interest, the number of days in the interest accrual period and the applicable interest rate;

•	the Series Investor Interest for your subseries and the Class Investor Interest for each class of your subseries, as of the end of the prior calendar month;

•	the Aggregate Investor Interest, the Seller Interest, the sum of the Series Investor Interests for each series and subseries in the same group as your subseries, and, if different, the sum of the Series Investor Interests for each such series and subseries that is eligible for allocations of interchange as of the end of the prior calendar month;

•	the amount of Finance Charge Collections, Principal Collections, interchange, Additional Funds, if any, and Yield Collections, if any, from the prior calendar month allocated to your subseries, to each class of your subseries, to the group of which your subseries is a member, and to the seller;

•	the amount of Principal Collections, Finance Charge Collections, total collections, interchange, and total collections plus interchange from the prior calendar month, each as a monthly percentage of Receivables in the trust at the beginning of that month;

•	Series Investment Income for your subseries since the prior distribution date;

•	the amount deposited into the Series Principal Funding Account for your subseries on that date, the amount of any shortfall in the scheduled principal deposit, and the total amount on deposit in the Series Principal Funding Account for your subseries;

•	the amount of charge-offs allocated to each class of your subseries, to your subseries, and to the group of which your subseries is a member for the prior calendar month, and the total amount of unreimbursed charge-offs for each class of your subseries, for your subseries, and for the group of which your subseries is a member, including unreimbursed increases in Class B charge-offs relating to the Class B subordination;

•	the total amount of investor losses for the prior calendar month and the amount of these losses per $1,000 of initial investor interest, the amount of reimbursements of investor losses for the prior calendar month and the amount of these reimbursements per $1,000 of initial investor interest and the aggregate amount of unreimbursed investor losses as of the end of the prior calendar month and the amount of such unreimbursed investor losses per $1,000 of initial investor interest, in each case for each class of your subseries, and the sum of those amounts for your subseries and for the group of which your subseries is a member;

•	the monthly servicing fee for each class of your subseries and the sum of those fees for your subseries and for the group of which your subseries is a member for the prior calendar month;

•	the Available Subordinated Amount for your subseries as of the end of the distribution date, and the Available Subordinated Amount for your subseries as a percentage of the Class A Invested Amount for your subseries;

•	the amounts of any unreimbursed credit enhancement drawings and the amount of the Credit Enhancement Fee for your subseries payable on the distribution date and the Maximum Class B Credit

Enhancement Amount and Available Class B Credit Enhancement Amount for your subseries, in each case as of the end of the distribution date;

•	total delinquency information with respect to the Receivables, and delinquency information as a percentage of outstanding Receivables;

•	the Series Excess Spread Percentage for your subseries, the Group Excess Spread Percentage for the group of which your subseries is a member and, for so long as any series or subseries not entitled to allocations of interchange is outstanding, the Interchange Subgroup Excess Spread Percentage for the group of which your subseries is a member; and

•	the total amount of charge-offs and the amount of charge-offs net of recoveries in the prior calendar month, each as an annualized percentage of Principal Receivables at the beginning of that month.

      You may obtain a copy of the statement free of charge by calling 302-323-7434. On or about January 31 of each calendar year, you may also obtain in the same manner a statement prepared by the master servicer aggregating the amount of interest and principal for each class of the applicable subseries for the preceding calendar year or the applicable portion of that year, together with such other customary information as the trustee or the master servicer deems necessary or desirable to enable you to prepare your tax returns. These statements will be available free of charge at the office of DEXIA Banque Internationale à Luxembourg, S.A., the listing agent of the issuer in Luxembourg, whose address is 69 route d’Esch, L-2953 Luxembourg.

Underwriting
      Morgan Stanley & Co. Incorporated has agreed, subject to the terms and conditions of the underwriting agreement, dated December 9, 2005, and the terms agreement, dated December 9, 2005, to purchase from Discover Bank $700,000,000 principal amount of Class A, Subseries 1 Certificates, $36,843,000 principal amount of Class B, Subseries 1 Certificates, $800,000,000 principal amount of Class A, Subseries 2 Certificates and $42,106,000 principal amount of Class B, Subseries 2 Certificates.
      The underwriting agreement provides that the underwriter will only be obligated to purchase the certificates if its legal counsel approves of certain legal matters and if various other conditions are met. The underwriter must purchase all of the certificates if it purchases any.
      The underwriter and Discover Bank have agreed that the closing of the sale of the certificates to the underwriter will occur five business days after the date of this prospectus supplement or on a later date if they mutually agree.
      The underwriter of the Class A Certificates of each subseries has advised Discover Bank that it proposes to offer the Class A Certificates of each subseries:

•	to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

•	to certain dealers, at the initial public offering price less a concession of up to (i) 0.135% of the aggregate principal amount of the Class A, Subseries 1 Certificates and (ii) 0.180% of the aggregate principal amount of the Class A, Subseries 2 Certificates.
      The underwriter of the Class A Certificates of each subseries may allow, and these dealers may reallow, a concession of up to (i) 0.0675% of the aggregate principal amount of the Class A, Subseries 1 Certificates and (ii) 0.0900% of the aggregate principal amount of the Class A, Subseries 2 Certificates to certain other dealers.
      The underwriter of the Class B Certificates of each subseries has advised Discover Bank that it proposes to offer the Class B Certificates of each subseries:

•	to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

•	to certain dealers, at the initial public offering price less a concession of up to (i) 0.150% of the aggregate principal amount of the Class B, Subseries 1 Certificates and (ii) 0.195% of the aggregate principal amount of the Class B, Subseries 2 Certificates.
      The underwriter of the Class B Certificates may allow, and these dealers may reallow, a concession of up to (i) 0.0750% of the aggregate principal amount of the Class B Subseries 1 Certificates and (ii) 0.0975% of the aggregate principal amount of the Class B, Subseries 2 Certificates to certain other dealers.
      After the initial offering of the certificates to the public, the underwriter may vary the offering price and other selling terms of the certificates.
      There currently is no secondary market for the certificates. Although Morgan Stanley & Co. Incorporated intends to make a market in the certificates, Discover Bank cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will continue until the termination of your subseries.

      For purposes of certificates which will be offered or sold in the United Kingdom, the underwriter has represented and agreed that:

•	(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their business where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuer;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of the FSMA does not apply; and

•	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.
      Morgan Stanley & Co. Incorporated is an affiliate of Discover Bank. Alexander C. Frank is a director of Discover Bank and an officer of Morgan Stanley & Co. Incorporated. Morgan Stanley, formerly Morgan Stanley, Dean Witter & Co., is the parent of both Morgan Stanley & Co. Incorporated and Discover Bank.
      Discover Bank’s proceeds, as set out on the cover of this prospectus supplement, will be reduced by the amount of its expenses to issue the certificates, which it estimates at $1,200,000.
      Discover Bank has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
      To facilitate the offering of the certificates, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including the following:

•	the underwriter may overallot in connection with any offering of certificates, creating a short position in the certificates for its own account; and

•	the underwriter may bid for, and purchase, the certificates in the open market to cover overallotments or to stabilize the price of the certificates.
      Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.
Legal Matters
      Latham & Watkins LLP will give opinions on the legality of the certificates, the tax consequences of issuance of the certificates and certain creditors’ rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank.
      Cadwalader, Wickersham & Taft LLP will also give opinions on the legality of the certificates for the underwriter.

Glossary of Terms
      The certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus, the Pooling and Servicing Agreement and the Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the Series Supplement, without exhibits.
      Unless the context requires otherwise, the definitions contained in this glossary of terms apply only to each subseries of certificates within this series and will not necessarily apply to any other series or subseries of certificates the trust may issue. In addition, each subseries in Series 2005-4 is treated as a separate series pursuant to the Pooling and Servicing Agreement and all series supplements that are part of the trust. Accordingly, all references to series in these terms should apply to each subseries unless otherwise noted. For terms that apply to both Class A and Class B within each subseries, we have only included a single definition; for example, we define “Class Additional Funds” instead of both “Class A Additional Funds” and “Class B Additional Funds.”
      “Account” will mean:

•	a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

•	a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

•	a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.
No Account will be a Charged-Off Account as of the date the Account is added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

•	an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

•	the surviving credit account was an Account before the accounts were combined.
The term “Account” will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.
      “Accumulation Period” will mean:

•	for Subseries 1, the period beginning on December 1, 2009 and ending on the earlier to occur of:

•	January 15, 2011 or the next business day, and

•	the date on which an Amortization Period begins,
unless Discover Bank elects to delay the start of the Accumulation Period. The first distribution date of the Accumulation Period is scheduled to be January 15, 2010, or the next business day;

•	for Subseries 2, the period beginning on December 1, 2011 and ending on the earlier to occur of:

•	January 15, 2013, or the next business day, and

•	the date on which an Amortization Period begins,

unless Discover Bank elects to delay the start of the Accumulation Period. The first distribution date of the Accumulation Period is scheduled to be January 15, 2012, or the next business day.
      “Additional Credit Support Amount” for each subseries will mean the amount by which the Available Class B Credit Enhancement Amount for such subseries will be increased as the result of an Effective Alternative Credit Support Election for such subseries, which amount will equal the lesser of:

•	5.0% of the initial Series Investor Interest for such subseries, before a Supplemental Credit Enhancement Event occurs;

•	4.5% of the initial Series Investor Interest for such subseries, after a Supplemental Credit Enhancement Event occurs; and

•	the difference between the Maximum Class B Credit Enhancement Amount for such subseries, after giving effect to the Alternative Credit Support Election for such subseries, and the Available Class B Credit Enhancement Amount for such subseries, immediately before giving effect to the Alternative Credit Support Election for such subseries.
      “Additional Funds” will mean additional funds that the master servicer elects to add to the trust. The amount of Additional Funds will be zero.
      “Additional Seller” will mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.
      “Additional Subordinated Amount” will mean for each subseries the amount by which the Available Subordinated Amount for such subseries will increase following an Effective Alternative Credit Support Election for such subseries. This amount will be:

•	5.0% of the initial Series Investor Interest for such subseries, before a Supplemental Credit Enhancement Event occurs; or

•	4.5% of the initial Series Investor Interest for such subseries, after a Supplemental Credit Enhancement Event occurs.
      “Aggregate Invested Amount” will mean at any time the sum of the series invested amounts of all series, including subseries, of certificates then issued and outstanding.
      “Aggregate Investor Interest” will mean at any time the sum of the series investor interests of all series, including subseries, of certificates then issued and outstanding.
      “Aggregate Investor Percentage” will mean at any time the sum of the allocation percentages for all series, including subseries, of certificates then issued and outstanding.
      “Alternative Credit Support Election” will mean an election made by Discover Bank to change the way Finance Charge Collections are allocated to a subseries during the Amortization Period for such subseries. The election will become effective after

•	Discover Bank has notified the Rating Agencies, the trustee and the Credit Enhancement Provider of its election,

•	Discover Bank has arranged for payment of the Additional Credit Support Amount for the subseries to the trustee as administrator of the credit enhancement, and

•	upon satisfaction of certain other requirements.
      “Amortization Event” will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates of a subseries. We describe these events in more detail in “The Certificates — Amortization Events.”
      “Amortization Period” will mean for each subseries the period beginning when an Amortization Event occurs for such subseries and continuing until the trust has fully paid the principal for such subseries or until the Series Termination Date for such subseries. The first distribution date of the Amortization Period for a subseries will be the distribution date in the calendar month following the date on which the Amortization Event for such subseries occurred.
      “Assignment of Additional Accounts” will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.
      “Available Class B Credit Enhancement Amount” will mean, with respect to the first distribution date, 7.5% of the initial Series Investor Interest for each subseries, and, after the first distribution date, the amount available to be drawn under the credit enhancement for the benefit of the Class B investors for such subseries from time to time, which on any date of determination will be equal to

•	the Available Class B Credit Enhancement Amount for such subseries for the immediately preceding distribution date, minus

•	the amount of all credit enhancement drawings with respect to the Available Class B Credit Enhancement Amount for such subseries on or since that immediately preceding distribution date, plus

•	the amount of all payments made to the trustee as administrator of the credit enhancement with respect to the Available Class B Credit Enhancement Amount for such subseries pursuant to the Series Supplement, plus

•	following an Effective Alternative Credit Support Election for such subseries, the Additional Credit Support Amount for such subseries, plus

•	following a Supplemental Credit Enhancement Event, the Supplemental Credit Enhancement Amount for such subseries, plus

•	following an increase in the Series Investor Interest due to the issuance of additional certificates in a subseries, the additional amount required to increase the credit enhancement for such subseries as described under “The Certificates — Issuance of Additional Certificates.”
      Notwithstanding the foregoing, the Available Class B Credit Enhancement Amount for each subseries for any distribution date shall not exceed the Maximum Class B Credit Enhancement Amount for such subseries for such distribution date.
      “Available Subordinated Amount” will mean, for each subseries, on a distribution date, the sum of:

•	with respect to the first distribution date, $92,105,375 for Subseries 1 and $105,263,250 for Subseries 2, or with respect to any other distribution date, the Available Subordinated Amount for such subseries after giving effect to all adjustments on the prior distribution date; and

•	the amount of Series Finance Charge Collections, series interchange, Series Yield Collections, Series Additional Funds and Series Investment Income for such subseries, as this amount may be:

•	reduced pursuant to the provisions of the Series Supplement to take into account:

•	the amount of these funds used to deposit interest and servicing fees and to reimburse the Class A charge-offs for such subseries;

•	the amount of the Class B Principal Collections for such subseries used to deposit Class A interest and servicing fees and to reimburse Class A charge-offs for such subseries; and

•	the amount of any reduction in the Class B Investor Interest for such subseries resulting from reimbursement of the Class A charge-offs for such subseries,

in each case on that distribution date; and

•	increased pursuant to the provisions of the Series Supplement to take into account the application of amounts on deposit in the Group One Finance Charge Collections Reallocation Account and the Group One Interchange Reallocation Account:

•	to deposit Class B interest and servicing fees for such subseries;

•	to reimburse Class B charge-offs for such subseries; and

•	to increase the Available Class B Credit Enhancement Amount for such subseries,

in each case for that distribution date.
If a Supplemental Credit Enhancement Event occurs before Discover Bank has made an Effective Alternative Credit Support Election for a subseries, the Available Subordinated Amount for such subseries will be increased by 0.5% of the initial Series Investor Interest for such subseries. If a Supplemental Credit Enhancement Event occurs after Discover Bank has made an Effective Alternative Credit Support Election for a subseries, the event will have no impact on the Available Subordinated Amount for such subseries. In addition, on the first distribution date after an Effective Alternative Credit Support Election for a subseries, the Available Subordinated Amount for such subseries will be increased by (a) 5.0% of the initial Series Investor Interest for such subseries if a Supplemental Credit Enhancement Event has not occurred, or (b) 4.5% of the initial Series Investor Interest for such subseries if a Supplemental Credit Enhancement Event has occurred.
      On the date of an increase in the Series Investor Interest for a subseries due to the issuance of additional certificates in such subseries, the Available Subordinated Amount for such subseries will be increased by an amount equal to:

•	the face amount of such additional certificates for such subseries multiplied by

•	the initial Available Subordinated Amount for such subseries divided by

•	the initial Series Investor Interest for such subseries determined without including the additional certificates.
If a Supplemental Credit Enhancement Event has occurred or an Effective Alternative Credit Support Election for such subseries has been made before the additional issuance, the Supplemental Subordinated Amount for such subseries or Additional Subordinated Amount for such subseries, as applicable, will be added to the initial Available Subordinated Amount for such subseries for purposes of determining the amount of the increase related to the additional issuance.
      In no event, however, will the Available Subordinated Amount for any subseries exceed:

•	through the last distribution date before an Effective Alternative Credit Support Election for such subseries, 12.5% of the initial Series Investor Interest for such subseries if a Supplemental Credit Enhancement Event has not occurred;

•	through the last distribution date before an Effective Alternative Credit Support Election for such subseries, 13.0% of the initial Series Investor Interest for such subseries if a Supplemental Credit Enhancement Event has occurred; and

•	after the distribution date immediately after an Effective Alternative Credit Support Election for such subseries, 17.5% of the initial Series Investor Interest for such subseries.
      “CEBA” will mean the Competitive Equality Banking Act of 1987.
      “Charged-Off Account” will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.

      “Charged-Off Amount” will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

•	the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as “Finance Charge Receivables” for Accounts that are not Charged-Off Accounts, and

•	the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.
      “Class Additional Funds,” if applicable, will mean, for any class of any subseries for any distribution date, an amount equal to:

•	the Class Investor Interest, divided by

•	the Series Investor Interest for such subseries, multiplied by

•	the amount of Series Additional Funds for such subseries, in each case for that distribution date.
      “Class Finance Charge Collections” will mean for any class of any subseries, with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

•	the Class Percentage with respect to Finance Charge Collections for the related distribution date; and

•	the amount of Finance Charge Collections for such day or for the prior calendar month, as applicable;
provided, however, that Class Finance Charge Collections for each class will be increased by the lesser of:

•	the amount of Class Investment Shortfall for that class; and

•	an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Bank for the prior calendar month and a fraction the numerator of which is the Class Invested Amount for that class and the denominator of which is the Aggregate Invested Amount;
and provided, further, that notwithstanding the foregoing, Class Finance Charge Collections for each class in a subseries will not, with respect to any such day, distribution date or Trust Distribution Date during the Accumulation Period for such subseries, as applicable, exceed the amount that would be available if the Class Percentage with respect to Finance Charge Collections for that class were the percentage equivalent of a fraction the numerator of which is the amount of the Class Investor Interest as of the end of the last business day in the calendar month before the start of the Accumulation Period for such subseries, and the denominator of which is the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series and subseries then outstanding, including this series, as of that day, distribution date or Trust Distribution Date, as applicable.
      “Class Invested Amount” will mean, for any class of any subseries for any distribution date, an amount equal to the initial principal amount of the certificates of a class, including the initial principal amount of any additional certificates issued in that class, minus the sum of:

•	the aggregate amount of principal paid to investors in that class before that distribution date;

•	the aggregate amount of investor losses of that class not reimbursed before that distribution date; and

•	the aggregate amount of losses of principal on investments of funds on deposit for the benefit of that class in the Series Principal Funding Account for such subseries, if applicable.
      “Class Investment Income” will mean, with respect to any class of any subseries, income from the investment of funds on deposit in the Series Principal Funding Account for such subseries for the benefit of that class, up to the amount of interest on those funds the trust is required to pay for that class.

      “Class Investment Shortfall” will mean, with respect to each class of any subseries with respect to any distribution date during the Accumulation Period for such subseries, an amount equal to the positive difference, if any, between:

•	one-twelfth of the product of:

•	the interest rate for the class; and

•	the amount on deposit in the Series Principal Funding Account for such subseries for the benefit of that class as of the end of the previous distribution date; and

•	Class Investment Income for the prior calendar month.
      “Class Investor Interest” will mean, for any class for any subseries on any distribution date, an amount equal to the Class Invested Amount for the class, minus the aggregate amount on deposit in the Series Principal Funding Account for such subseries for the benefit of the class, other than investment income.
      “Class Percentage” will mean, for any class of any subseries with respect to any distribution date or any Trust Distribution Date, as applicable:

(i)	when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust; and

•	the Aggregate Investor Interest,

in each case on the first day of the prior calendar month; or

(ii)	when used with respect to Principal Collections before a Fixed Principal Allocation Event for such subseries has occurred, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series, including each subseries, then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(iii)	when used with respect to Principal Collections on and after the date a Fixed Principal Allocation Event for such subseries has occurred, the percentage equivalent of a fraction, the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Fixed Principal Allocation Event occurred, and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date, and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series, including each subseries, then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(iv)	when used with respect to Finance Charge Collections during the Revolving Period, the Accumulation Period and, provided that an Effective Alternative Credit Support Election has been made for such subseries, the Amortization Period for such subseries, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series, including each subseries, then outstanding as of such distribution date or Trust Distribution Date, as applicable;

(v)	when used with respect to Finance Charge Collections during the Amortization Period for such subseries, provided that an Effective Alternative Credit Support Election has not been made for such subseries, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event for such subseries occurred, and the denominator of which will be the greater of:

•	the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date; and

•	the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series, including each subseries, then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

(vi)	when used with respect to interchange, the percentage equivalent of a fraction, the numerator of which will be the amount of Class Investor Interest on the first day of the prior calendar month, and the denominator of which will be the greater of

•	the amount of Principal Receivables in the trust; and

•	the Aggregate Investor Interest,
      in each case on the first day of the prior calendar month.
      For purposes of determining these Class Percentages for the distribution date or Trust Distribution Date in January 2006, the Class A Investor Interest will be deemed to be $700,000,000 for Subseries 1 and $800,000,000 for Subseries 2 and the Class B Investor Interest will be deemed to be $36,843,000 for Subseries 1 and $42,106,000 for Subseries 2 on the first day of December 2005.
      For purposes of determining these Class Percentages for the first distribution date or Trust Distribution Date following an issuance of additional certificates of a subseries, the Class A Investor Interest for such subseries and Class B Investor Interest for such subseries on the first day of the calendar month in which such additional certificates of such subseries are issued will be deemed to include such additional certificates.
      “Class Principal Collections” will mean, for any class of any subseries with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

•	the Class Percentage with respect to Principal Collections for the related distribution date; and

•	the amount of Principal Collections for that day or for the prior calendar month, as applicable.
      “Class Yield Collections” will mean, for any class of any subseries with respect to any day or any distribution date, as applicable, an amount equal to the product of the Class Yield Percentage and the amount of Series Yield Collections for such subseries for that day or for the prior calendar month, as applicable.
      “Class Yield Percentage” will mean, for any class of any subseries on any distribution date:

•	during the Revolving Period, the Accumulation Period and, if an Effective Alternative Credit Support Election has been made for such subseries, the Amortization Period for such subseries, the Class Investor Interest divided by the Series Investor Interest for such subseries, in each case as of the first day of the prior calendar month; or

•	if an Effective Alternative Credit Support Election has not been made for such subseries, during the Amortization Period for such subseries, the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event for such subseries occurred divided by the Series Investor Interest for such subseries on the last day of the calendar month before the Amortization Event for such subseries occurred.

      “Collections Account” will mean the non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.
      “Credit Enhancement Account” will mean each non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution with respect to the credit enhancement.
      “Credit Enhancement Agreement” will mean each agreement among the sellers, the master servicer, the trustee and a Credit Enhancement Provider with respect to the credit enhancement.
      “Credit Enhancement Fee” will mean for each subseries on any distribution date, the sum of all fees and interest payable to the Credit Enhancement Provider or the trustee as administrator of the Credit Enhancement Account for such subseries for the prior calendar month pursuant to the applicable Credit Enhancement Agreement.
      “Credit Enhancement Provider” will mean, collectively, the one or more lenders that will make a loan to provide the initial funds on deposit in the Credit Enhancement Account for a subseries.
      “DFS” will mean Discover Financial Services LLC.
      “Effective Alternative Credit Support Election” will mean an Alternative Credit Support Election for a subseries that has become effective in accordance with the Series Supplement.
      “Eligible Receivable” will mean each Receivable:

•	which is payable in United States dollars;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

•	as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993,

•	at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller, and

•	at the time the Seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

•	as to which, if the Receivable was created on or after October 27, 1993 or after the relevant addition date, if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.
      “Estimated Investment Shortfall” will mean, on any date of determination, the positive difference between:

•	the interest rate for the class for whose benefit the amounts on deposit in the Series Principal Funding Account for a subseries are held as of the date of determination; and

•	the weighted average yield, expressed as a Money Market Yield, on the investments in the Series Principal Funding Account for a subseries as of the date of determination.

      “Estimated Yield” will mean, on any date of determination, the Portfolio Yield for the immediately preceding calendar month, less 2.00%.
      “Finance Charge Collections” for any calendar month will mean the sum of:
      (a) the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month and

•	collections actually received in the applicable calendar month; and
      (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible; and
      (c) any proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust.
      “Finance Charge Receivables” will mean, for any Account for any calendar month,

•	the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables,” minus

•	if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts.
      “Fixed Principal Allocation Event” will mean for any subseries the earliest of:

•	if the Series Available Principal Amount for such subseries is less than zero on any distribution date during the Accumulation Period for such subseries, the first day of the month in which that distribution date occurred;

•	the date on which an Amortization Event for such subseries occurs; and

•	a date selected by the master servicer, if any.
If the master servicer establishes a date for a Fixed Principal Allocation Event for a subseries, the master servicer will provide notification of that date to Discover Bank, the trustee, the Credit Enhancement Provider and the Rating Agencies no later than two business days before that date.
      “Group Available Principal Amount” will mean, with respect to each distribution date, the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that distribution date after all withdrawals have been made from that account for the benefit of any series, including any subseries, in Group One, but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and deposited into the Collections Account pursuant to the Series Supplement.
      “Group Excess Spread” will mean, for any distribution date, the sum of the Series Excess Spreads for each series, including each subseries, that is a member of the same group as this series, in each case for that distribution date.
      “Group Excess Spread Percentage” will mean, for any distribution date:

•	the Group Excess Spread, multiplied by twelve, divided by

•	the sum of the series investor interests for all series, including each subseries, in Group One as of the first day of the prior calendar month.

      For purposes of calculating the Group Excess Spread Percentage for any distribution date, the sum of the series investor interests for all series shall include the Series Investor Interest for each subseries of this series beginning with the distribution date in January 2006 and the investor interest of any additional certificates issued in such subseries beginning with the distribution date in the month following the issuance of such additional certificates.
      “Group One Collections Account” will mean the non-interest bearing segregated trust account for collections allocated to Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders in each series, including each subseries, that is a member of Group One.
      “Group One Finance Charge Collections Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated Finance Charge Collections and other income, other than interchange for so long as any series or subseries that is not eligible for allocations of interchange is outstanding, for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series, including each subseries, that is a member of Group One.
      “Group One Interchange Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated interchange for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series, including each subseries, that is a member of Group One and eligible for allocations of interchange.
      “Group One Principal Collections Reallocation Account” will mean the non-interest bearing segregated trust account for reallocated Principal Collections for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series or subseries that is a member of Group One.
      “Group Principal Allocation Event” will mean the first distribution date, if any, on which:

•	the sum of the amount of Series Principal Collections less the amount of Series Yield Collections for each series, including each subseries, that is a member of Group One that is not in its amortization period or its early accumulation period, if applicable, is less than

•	the Group Required Principal Amount for that distribution date.
      “Group Required Principal Amount” will mean, with respect to Group One, for any distribution date, the sum of the Series Required Principal Amounts for that distribution date for each series, including each subseries, that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable.
      “Highest Rating” will mean, for purposes of the definition of Permitted Investments, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1+ or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.
      “Interchange Subgroup Allocable Group Excess Spread” will mean, if the Group Excess Spread is greater than or equal to zero, the Group Excess Spread multiplied by the Interchange Subgroup Excess Allocation Percentage; and if the Group Excess Spread is less than zero, the Group Excess Spread multiplied by the Interchange Subgroup Shortfall Allocation Percentage.
      “Interchange Subgroup Excess Allocation Percentage” will mean:

•	the sum of the Series Investor Interests for each series, including each subseries, in the group that is allocated interchange; divided by

•	the sum of the Series Investor Interests for each series, including each subseries, in the group.

      “Interchange Subgroup Excess Spread” will mean for any distribution date, the sum of (x) all amounts deposited into the Group One Interchange Reallocation Account for all series, including each subseries, to which interchange is allocated and (y) the Interchange Subgroup Allocable Group Excess Spread.
      “Interchange Subgroup Excess Spread Percentage” will mean for any distribution date the Interchange Subgroup Excess Spread divided by the Series Investor Interests for each series, including each subseries, in the group that is allocated interchange at the beginning of the prior calendar month.
      “Interchange Subgroup Shortfall Allocation Percentage” will mean:

•	the sum of the Series Excess Spreads for each series, including each subseries, allocated interchange in Group One for which the Series Excess Spread was negative, divided by

•	the sum of the Series Excess Spreads for each series, including each subseries, in Group One for which the Series Excess Spread was negative
      “LIBOR” will mean, for any interest accrual period, the rate determined by the trustee two business days before the beginning of the interest accrual period as follows:

•	If a rate for one-month deposits in United States dollars appears on Telerate Page 3750 as of 11:00 a.m., London time, on that day, then LIBOR will be the applicable rate that appears on that page.

•	If no rate appears on Telerate Page 3750 as described above on that day, the trustee will request the principal London office of four major banks in the London interbank market to provide a quotation of the rate, at approximately 11:00 a.m., London time, on that day, at which it would offer one-month dollar deposits in U.S. dollars to prime banks in the London interbank market.

•	If at least two banks provide the requested quotations, then LIBOR will be the arithmetic mean of the quotations.

•	If fewer than two banks provide the requested quotations as described above, the trustee will request four major banks in New York City to provide a quotation of the rate, at approximately 11:00 a.m., New York City time, on that day, at which it would offer one-month loans in U.S. dollars to leading European banks, and LIBOR will be the arithmetic mean of those quotations.
      “Master Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

•	cause the trustee to appoint a successor master servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail in the prospectus under “Servicing — Master Servicer Termination Events.”
      “Maximum Class B Credit Enhancement Amount” for any subseries will mean:

•	on any distribution date before the master servicer makes an Effective Alternative Credit Support Election for such subseries, the greater of:

•	1.0% of the initial Series Investor Interest for such subseries;

•	if a Supplemental Credit Enhancement Event has not occurred, an amount equal to 7.5% of the Series Investor Interest for such subseries as of the last day of the prior calendar month; and

•	if a Supplemental Credit Enhancement Event has occurred, an amount equal to 8.0% of the Series Investor Interest for such subseries as of the last day of the prior calendar month; or

•	on any distribution date after the master servicer has made an Effective Alternative Credit Support Election for such subseries, the greater of:

• 1.0% of the initial Series Investor Interest for such subseries; and

•	an amount equal to 12.5% of the Series Investor Interest for such subseries as of the last day of the prior calendar month;
provided, however, that if an Amortization Event occurs with respect to a subseries, the Maximum Class B Credit Enhancement Amount for such subseries for each distribution date after the Amortization Event will equal the Maximum Class B Credit Enhancement Amount for such subseries for the distribution date immediately before the Amortization Event; and provided, further, that if a credit enhancement drawing has been made, until such time as the Available Class B Credit Enhancement Amount for such subseries has been reinstated in an amount at least equal to the amount of that credit enhancement drawing, the Maximum Class B Credit Enhancement Amount for such subseries will be the Maximum Class B Credit Enhancement Amount for such subseries as of the date of that credit enhancement drawing.
      “Minimum Principal Receivables Balance” will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series, including each subseries, then outstanding.
      “Money Market Yield” will mean a yield — expressed as a percentage rounded to the nearest one-hundredth of a percent, with five hundred one-thousandths of a percent rounded upwards — calculated in accordance with the following formula:

Money Market Yield	=	D x 360 x 100 360 - (D x M)
where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the related interest accrual period.
      “Permitted Investments” will mean:

(i)	negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)	obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)	time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

•	incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank,

•	subject to supervision and examination by federal or state banking or depository institution authorities; and

•	that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)	commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)	investments in money market funds having the Highest Rating;

(ii)	demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

(iii)	shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

(a)	invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)	seeks to maintain a constant net asset value per share; and

(c)	has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.

These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

(iv)	a guaranteed investment contract — guaranteed as to timely payment — the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

(v)	repurchase agreements transacted with either

(a)	an entity subject to the United States federal bankruptcy code, provided that:

(1)	the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(5)	the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

(6)	the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

(7)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

(b)	a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

(1)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

(5)	failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.

At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations. Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.
      “Pooling and Servicing Agreement” will mean the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.
      “Portfolio Yield” will mean, with respect to any calendar month, the annualized percentage equivalent of a fraction, the numerator of which will be the sum of:

•	the amount of Finance Charge Collections received during that month;

•	the amount of Series Yield Collections for each series then outstanding, including each subseries of this series, for that month;

•	the amount of interchange allocated to each series then outstanding, including each subseries of this series, for that month; and

•	the amount of Series Additional Funds for each series then outstanding, including each subseries of this series, for that month;
and the denominator of which will be the total amount of Principal Receivables in the trust as of the first day of that month.
      “Principal Collections” will mean, for any calendar month, all collections other than Finance Charge Collections.
      “Principal Receivable” will mean each Receivable other than Finance Charge Receivables.
      “Qualified Institution” will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 or better by Moody’s, and whose deposits are insured by the FDIC. A Qualified Institution may also be required to have a long-term debt rating of AA- or better by Standard & Poor’s if it will hold deposits for more than thirty days.
      “Rating Agency” will mean Moody’s or Standard & Poor’s, and “Rating Agencies” will mean Moody’s and Standard & Poor’s.
      “Receivable” will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer’s behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a “receivable” will include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.
      “Required Daily Deposit” will mean, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for this series, as more fully specified in the Series Supplement.
      “Revolving Period” will mean for each subseries the period from December 1, 2005 to, but not including, the earliest to occur of:

•	the beginning of the Accumulation Period for such subseries; or

•	the date an Amortization Event for such subseries occurs.
      “Seller Certificate” will mean:

•	if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

•	an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee, in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.
      “Seller Certificate Ownership Agreement” will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.
      “Seller Interest” will mean, for any Trust Distribution Date or distribution date, the aggregate amount of Principal Receivables in the Trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.
      “Seller Percentage” will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.
      “Series Additional Funds” will mean for each subseries, the subseries’ share of any Additional Funds in the trust. The total trust Additional Funds will be zero.
      “Series Available Principal Amount” will mean, for any distribution date, if a Group Principal Allocation Event has occurred, for each series or subseries that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable, an amount calculated as follows: for each such series or subseries, seriatim, beginning with the series or subseries with the largest Series Investor Interest for that distribution date — and if more than one series or subseries has the same Series Investor Interest on that distribution date, beginning with whichever of those series or subseries has the longest time remaining in its controlled liquidation period or accumulation period, as applicable, assuming that no amortization event or early accumulation event occurs with respect to that series or subseries — an amount equal to:

•	the Group Available Principal Amount; less

•	the Series Required Principal Amount for such series or subseries less the amount of such series’ or subseries’ scheduled principal payment or deposit, plus prior shortfalls, as applicable, that was funded on that distribution date, including any portion of that amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account pursuant to the Series Supplement for that series or subseries.
For purposes of calculating the Series Available Principal Amount for each other such series or subseries, the Group Available Principal Amount will be reduced by the Series Available Principal Amount for the prior series or subseries for which the Series Available Principal Amount was calculated.

      “Series Closing Date” will mean December 16, 2005.
      “Series Collections Account” will mean for each subseries the non-interest bearing segregated trust account for collections and other income allocated to such subseries, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in such subseries.
      “Series Distribution Account” will mean for each subseries a non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors of such subseries.
      “Series Excess Spread” will mean, for each subseries for any distribution date, an amount equal to:

•	the sum of Series Finance Charge Collections, Series Yield Collections, interchange allocated to the subseries, Series Additional Funds and any Class Investment Income for any class of such subseries; minus

•	the sum of:

•	the monthly interest for each class of such subseries;

•	the monthly servicing fee for each class of such subseries;

•	the product of the Series Percentage with respect to the Charged-Off Amount and the Charged-Off Amount for such subseries; and

•	the Credit Enhancement Fee for such subseries,
in each case for the distribution date; provided, however, that solely for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage for each subseries of this series or any other series, Series Excess Spread for such subseries will be the amount determined as set forth above minus, for so long as any series or subseries that is not eligible for allocations of interchange is outstanding and the Series Excess Spread for such subseries is positive without giving effect to this proviso, the lesser of the interchange allocated to such subseries or the amount determined as the Series Excess Spread for such subseries without giving effect to this proviso; provided, that Series Excess Spread for such subseries, for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage, will not be reduced below zero as a result of this proviso, if applicable, for such distribution date.
      “Series Excess Spread Percentage” will mean, for any subseries for any distribution date:

•	the Series Excess Spread for such subseries, multiplied by twelve, divided by

•	the Series Investor Interest for such subseries as of the first day of the prior calendar month.
      For purposes of calculating the Series Excess Spread Percentage for any subseries for any distribution date, the Series Investor Interest for a subseries will include the investor interest of any additional certificates issued in such subseries beginning with the distribution date in the month following the issuance of such additional certificates.
      “Series Finance Charge Collections” for any subseries will mean the sum of the amount of Class Finance Charge Collections for each class of such subseries for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.
      “Series Interest Funding Account” will mean for any subseries the non-interest bearing segregated trust account for interest to be paid to the investors in such subseries, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in such subseries.
      “Series Invested Amount” for any subseries will mean, with respect to any distribution date, the sum of the Class A Invested Amount and the Class B Invested Amount for such subseries on that distribution date.
      “Series Investment Income” for any subseries will mean the Class A Investment Income for such subseries plus the Class B Investment Income for such subseries.

      “Series Investor Interest” for any subseries will mean, with respect to any distribution date, the sum of the Class A Investor Interest and the Class B Investor Interest for such subseries on that distribution date. On the Series Closing Date, the Series Investor Interest will be $736,843,000 for Subseries 1 and $842,106,000 for Subseries 2. Throughout this prospectus supplement, when we refer to the initial Series Investor Interest, we refer to the $736,843,000 of certificates for Subseries 1 and the $842,106,000 of certificates for Subseries 2 to be issued on the Series Closing Date plus the face amount of any additional certificates of any subseries issued after the Series Closing Date.
      “Series Minimum Principal Receivables Balance” will mean, for any subseries, on any date of determination, the sum of:

•	if a Fixed Principal Allocation Event has not occurred for such subseries, the Series Investor Interest for such subseries on such date of determination, divided by 0.93; or

•	if a Fixed Principal Allocation Event has occurred for such subseries, the Series Investor Interest for such subseries as of the date of the Fixed Principal Allocation Event, divided by 0.93; and

•	the product of:

•	the sum of (1) the amount on deposit in the Series Principal Funding Account for such subseries on the date of determination and (2) for any date of determination during the Accumulation Period for such subseries, the scheduled principal deposit, and any shortfalls from prior months, for the next distribution date; and

•	a fraction the numerator of which is the Estimated Investment Shortfall for such subseries and the denominator of which is the Estimated Yield for such subseries, in each case on such date of determination, divided by 0.93;
provided, however, that Discover Bank may, upon 30 days’ prior notice to the trustee, the Rating Agencies and the Credit Enhancement Provider, reduce the Series Minimum Principal Receivables Balance for a subseries by increasing the divisor set forth above — 0.93 — subject to the condition that Discover Bank shall have been notified by the Rating Agencies that the Rating Agencies would not lower or withdraw their ratings on any class of any series then outstanding because of the reduction, and provided, further, that Discover Bank may not increase the divisor set forth above to more than 0.98.
      “Series Percentage” will mean, for any subseries, with respect to any specified category described in clauses (i)-(vi) of the definition of “Class Percentage,” with respect to any distribution date or Trust Distribution Date, as applicable, the sum of the Class A Percentage and the Class B Percentage for such subseries with respect to that category on that distribution date or Trust Distribution Date, as applicable.
      “Series Principal Collections” will mean for any subseries the sum of the amount of Class Principal Collections for each class of the subseries for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.
      “Series Principal Collections Account” will mean for any subseries a non-interest bearing segregated trust account for such subseries established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in such subseries.
      “Series Principal Funding Account” will mean for any subseries the non-interest bearing segregated trust account for principal to be paid to the investors in such subseries, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in such subseries.
      “Series Required Principal Amount” will mean, with respect to each distribution date, with respect to each series or subseries that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable:

•	if the distribution date is not in March, 125%; or

•	if the distribution date is in March, 105%,
of the scheduled principal payment or deposit, plus prior shortfalls, as applicable, for the series or subseries for that distribution date.

      “Series Supplement” will mean the Series 2005-4 Supplement to the Pooling and Servicing Agreement, dated as of December 16, 2005 between Discover Bank and the trustee, that establishes this series of certificates.
      “Series Termination Date” will mean (a) for Subseries 1 the first business day following June 15, 2013 or, if June 15, 2013 is not a business day, the second business day following June 15, 2013 and (b) for Subseries 2, the first business day following June 15, 2015, or, if June 15, 2015 is not a business day, the second business day following June 15, 2015.
      “Series Yield Collections” will mean for any subseries those Series Principal Collections that the master servicer has elected to recharacterize as Finance Charge Collections, and will be an amount equal to the product of the Series Yield Factor and the amount of Series Principal Collections for such subseries for any day or, with respect to any distribution date, for the prior calendar month.
      “Series Yield Factor” will be zero.
      “Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

•	cause the trustee to appoint a successor servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail in the prospectus under “Servicing — Servicer Termination Events.”
      “Supplemental Credit Enhancement Amount” for each subseries will mean the lesser of:

•	0.5% of the initial Series Investor Interest for such subseries before an Effective Alternative Credit Support Election for such subseries; or

•	zero after an Effective Alternative Credit Support Election for such subseries; and

•	the difference between the Maximum Class B Credit Enhancement Amount for such subseries, after giving effect to the occurrence of a Supplemental Credit Enhancement Event, and the Available Class B Credit Enhancement Amount for such subseries, immediately before giving effect to the occurrence of a Supplemental Credit Enhancement Event.
      “Supplemental Credit Enhancement Event” will occur the first time the long-term debt or deposit rating of Discover Bank or any Additional Seller is withdrawn or reduced below BBB- by Standard & Poor’s.
      “Supplemental Subordinated Amount” for each subseries will mean:

•	0.5% of the initial Series Investor Interest for such subseries before an Effective Alternative Credit Support Election for such subseries; or

•	zero after an Effective Alternative Credit Support Election for such subseries.
      “Telerate Page 3750” will mean the display page so designated on Bridge Telerate Inc., or any other page that may replace that page on that service or a successor service for the purpose of displaying comparable rates or prices.
      “Trust Distribution Date” will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.
      “Yield Collections” will mean the sum of the series yield collections for each series, including each subseries, in the trust.

Annex A
Cash Flows
      We have summarized the cash flow provisions for this series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. The cash flow provisions discussed below shall apply separately to each subseries within this series and separate series accounts will be maintained for each subseries. All terms used in this Annex A shall have the meanings given to such terms for the particular subseries for which these cash flows are applied. You should review the complete cash flows in the form of Series Supplement that we filed with the registration statement for these securities. References to interest, servicing fees and charged-off amounts can include amounts that the trust did not fully pay, deposit or reimburse in prior months, and are therefore carried forward. Although the cash flows account for subordinate series, no subordinate series are currently outstanding.
      For series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions. Thus, each reference to other series in Group One or in the trust should be read to include each subseries as if such subseries were an independent series and each term used with respect to these series should be read to refer to that term as defined for each subseries. For example, when we refer to the “series investor interests for all series in Group One,” we would include, for this Series 2005-4, the series investor interest for Subseries 1 of this series, and the series investor interest for Subseries 2 of this series.
      Funds Distributed to the Subseries. On or before each distribution date, Discover Bank as master servicer will direct the trustee to deposit into the Series Collections Account an amount equal to:

•	Series Finance Charge Collections for the preceding month;

•	Series Principal Collections for the preceding month; and

•	interchange allocated to the subseries on the distribution date.
The trustee will also deposit into the Series Collections Account:

•	Class A Additional Funds, if any; and

•	Class B Additional Funds, if any.
The trustee will deposit funds into and distribute funds from the Series Collections Account as described below.
      Distribution and Application of Funds. On or before each distribution date, the master servicer will direct the trustee to allocate funds in the order set forth below, to the extent funds are available:

(1) Interest Deposit. If the trust has earned interest on the Series Principal Funding Account in the prior month, the trustee will deposit the investors’ share of this interest into the Series Collections Account.

(2) Class A Interest and Servicing Fees. The trust will use

•	Class A Finance Charge Collections and

•	other Class A income, if any, including Class A Additional Funds, interchange allocated to Class A, interest on the Series Principal Funding Account and Class A Yield Collections

to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

(3) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in step (2), it will also use

•	funds available from a subordinate series, if any, to pay the shortfall to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

(4) Class A Charge-offs. The trust will use

•	Class A Finance Charge Collections remaining after step (2), and

•	other Class A income, if any, remaining after step (2)

to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

(5) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in step (4), it also will use

•	funds available to reimburse the shortfall from a subordinate series, if any,

to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

(6) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2) and (3), it will also use

•	Class B Finance Charge Collections,

•	other Class B income, including Class B Additional Funds, interchange allocated to Class B and Class B Yield Collections, if any, and

•	Class B Principal Collections

to deposit Class A interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees, and the trust will only use these Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

(7) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4) and (5), it will also use

•	Class B Finance Charge Collections remaining after step (6),

•	other Class B income remaining after step (6), and

•	Class B Principal Collections remaining after step (6)

to reimburse Class A charge-offs. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees minus the amount used in step (6), and the trust will only use Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

(8) Class B Interest and Servicing Fees. The trust will use

•	Class B Finance Charge Collections remaining after steps (6) and (7), and

•	other Class B income remaining after steps (6) and (7)

to deposit Class B interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount equal to:

•	the Class B interest and servicing fees, minus

•	the amount used in steps (6) and (7).
      (To the Series Distribution Account.)

(9) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in step (8), it will also use

•	funds remaining available after steps (3) and (5) to pay the shortfall from a subordinate series, if any to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(10) Class B Charge-offs. The trust will use

•	funds remaining available to reimburse charge-offs after steps (3), (5) and (9) from a subordinate series, if any,

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(11) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), and (6), it will also use

•	Class B Finance Charge Collections remaining after step (8), and

•	other Class B income remaining after step (8)

to deposit Class A interest and servicing fees. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

(12) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5) and (7), it will also use

•	Class B Finance Charge Collections remaining after step (11), and

•	other Class B income remaining after step (11)

to reimburse Class A charge-offs. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

(13) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7) and (12), it will reallocate

•	the Class B Investor Interest

to reimburse Class A charge-offs. The trust will only reallocate the Class B Investor Interest up to the Available Subordinated Amount; the Available Subordinated Amount and the Class B Investor Interest will decline and Class B charge-offs will increase by the amount used in this step. (To the Series Principal Collections Account.)

(14) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8) and (9), it will also use

•	Class A Finance Charge Collections remaining after step (4),

•	other Class A income remaining after step (4),

•	Class B Finance Charge collections remaining after step (12), and

•	other Class B income remaining after step (12)

to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(15) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in step (10), it will also use

•	Class A Finance Charge Collections remaining after step (14),

•	other Class A income remaining after step (14),

•	Class B Finance Charge Collections remaining after step (14), and

•	other Class B income remaining after step (14)

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(16) Credit Enhancement. The trust will use

•	Class A Finance Charge Collections remaining after step (15),

•	other Class A income remaining after step (15),

•	Class B Finance Charge Collections remaining after step (15), and

•	other Class B income remaining after step (15)

to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. The Available Subordinated Amount will increase by the amount deposited in this step. (To the Credit Enhancement Account.)

(17) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9) and (14), it will also use

•	the Available Class B Credit Enhancement Amount

to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

(18) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in steps (10) and (15), it will also use

•	the Available Class B Credit Enhancement Amount remaining after step (17)

to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

(19) Credit Enhancement Fee. The trust will use

•	Class A Finance Charge Collections remaining after step (16),

•	other Class A income remaining after step (16),

•	Class B Finance Charge Collections remaining after step (16), and

•	other Class B income remaining after step (16)

to pay fees and interest to the Credit Enhancement Provider. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.)

(20) Reallocation to Other Series. The trust will reallocate

•	Class A Finance Charge Collections remaining after step (19),

•	other Class A income remaining after step (19),

•	Class B Finance Charge Collections remaining after step (19), and

•	other Class B income remaining after step (19)

minus, for so long as any series or subseries that is not eligible for allocations of interchange is outstanding, the amount of interchange allocated to the subseries (provided that the amount available in this step (20) shall not be reduced below zero), to pay or deposit interest and servicing fees and to reimburse charge-offs for other series, including the other subseries in this series, in Group One. (To the Group One Finance Charge Collections Reallocation Account.)

(21) Class A Interest and Servicing Fees. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6) and (11), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, in the Group One Finance Charge Collections Reallocation Account

to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class A interest and servicing fees not deposited after step (11), divided by

•	the amount of Class A interest, servicing fees and similar amounts not deposited for all series, including subseries, in Group One after step (11) of the cash flows for each series, or an equivalent step.

(22) Class A Charge-offs. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) and (13), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Finance Charge Collections Reallocation Account after step (21) of the cash flows for each series, or an equivalent step, to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class A charge-offs unreimbursed after step (13), divided by

•	the amount of Class A charge-offs unreimbursed for all series, including subseries, in Group One after step (13) of the cash flows for each series, or an equivalent step.

(23) Class B Interest and Servicing Fees. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14) and (17), it will also use:

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Finance Charge Collections Reallocation Account after step (22) of the cash flows for each series, or an equivalent step, to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class B interest, servicing fees and similar amounts, if any, not deposited after step (17), divided by

•	the amount of Class B interest and servicing fees not deposited for all series, including subseries, in Group One after step (17) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(24) Class B Charge-offs. If the trust cannot reimburse Class B charge-offs in full in steps (10), (15), and (18), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Finance Charge Collections Reallocation Account after step (23) of the cash flows for each series, or an equivalent step, to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class B charge-offs unreimbursed after step (18), divided by

•	the amount of Class B charge-offs unreimbursed for all series, including subseries, in Group One after step (18) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will be increased by the amount deposited in this step.

(25) Interest, Servicing Fees and Charge-offs for Other Series. If the trust cannot deposit the interest, servicing fees and similar amounts, or reimburse the charge-offs, for junior classes — such as Class C, if any — of all other series in Group One in accordance with earlier cash flows steps for those series, the trust will use

•	funds remaining in the Group One Finance Charge Collections Reallocation Account after step (24) of the cash flows for each series, or an equivalent step,

to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.

(26) Credit Enhancement for Other Series. If the available Class A credit enhancement amount is less than the maximum Class A credit enhancement amount, or the available shared credit enhancement amount is less than the maximum shared credit enhancement amount for any other series in Group One, the trust will use funds remaining in the Group One Finance Charge Collections Reallocation Account after step (25) of the cash flows for each series, or an equivalent step, to increase the available Class A credit enhancement amount or the available shared credit enhancement amount, as applicable, to the maximum Class A credit enhancement or the maximum shared credit enhancement amount, as applicable, for each such series in accordance with the cash flow provisions for those series.

(27) Credit Enhancement. If the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17) and (18), the trust will use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Finance Charge Collections Reallocation Account after step (26) of the cash flows for each series, or an equivalent step, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

•	the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (18), divided by

•	the sum of this difference for all series, including subseries, in Group One after step (18) of the cash flows for each series, or an equivalent step.

The Available Subordinated Amount will increase by the amount deposited in this step.

(28) Payments to Discover Bank and the Credit Enhancement Provider. The trust will use

•	a pro rata share of funds from this series and other series remaining in the Group One Finance Charge Collections Reallocation Account after step (27) for each series, or an equivalent step,

to pay Discover Bank and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

•	the Series Investor Interest, divided by

•	the series investor interests for all series, including subseries, in Group One.
      (29) Reallocation to other Interchange Series. The trust will reallocate

•	Class A Finance Charge Collections remaining after step (20),

•	other Class A income remaining after step (20),

•	Class B Finance Charge Collections remaining after step (20), and

•	other Class B income remaining after step (20),
but not more than the amount of interchange allocated to this series on this distribution date, to pay or deposit interest and servicing fees and to reimburse charge-offs for other series, including the other subseries in this series, in Group One that are eligible for allocations of interchange. (To the Group One Interchange Reallocation Account.)

(30) Principal Collections. The trustee will deposit

•	funds remaining in the Series Collections Account after step (29)

into the Series Principal Collections Account. (To the Series Principal Collections Account.)
      (31) Class A Interest and Servicing Fees. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6), (11) and (21), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, in the Group One Interchange Reallocation Account to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class A interest and servicing fees not deposited after step (21), divided by

•	the amount of Class A interest, servicing fees and similar amounts not deposited for all series, including subseries, that are eligible for allocations of interchange in Group One after step (21) of the cash flows for each series, or an equivalent step.
      (32) Class A Charge-offs. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) (13) and (22), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Interchange Reallocation Account after step (31) of the cash flows for each series, or an equivalent step, to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class A charge-offs unreimbursed after step (22), divided by

•	the amount of Class A charge-offs unreimbursed for all series, including subseries, that are eligible for allocations of interchange in Group One after step (22) of the cash flows for each series, or an equivalent step.
      (33) Class B Interest and Servicing Fees. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14), (17) and (23), it will also use:

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Interchange Reallocation Account after step (32) of the cash flows for each series, or an equivalent step, to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

•	the amount of Class B interest, servicing fees and similar amounts, if any, not deposited after step (23), divided by

•	the amount of Class B interest and servicing fees not deposited for all series, including subseries, that are eligible for allocations of interchange in Group One after step (23) of the cash flows for each series, or an equivalent step.
The Available Subordinated Amount will be increased by the amount deposited in this step.
      (34) Class B Charge-offs. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the trust cannot reimburse Class B charge-offs in full in steps (10), (15), (18) and (24), it will also use

•	a pro rata share of funds from the other series, including the other subseries in this series, remaining in the Group One Interchange Reallocation Account after step (33) of the cash flows for each series, or an equivalent step, to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

•	the amount of Class B charge-offs unreimbursed after step (24), divided by

•	the amount of Class B charge-offs unreimbursed for all series, including subseries, that are eligible for allocations of interchange in Group One after step (24) of the cash flows for each series, or an equivalent step.
The Available Subordinated Amount will be increased by the amount deposited in this step.
      (35) Interest, Servicing Fees and Charge-offs for Other Series. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the trust cannot deposit the interest, servicing fees and similar amounts, or reimburse the charge-offs, for junior classes — such as Class C, if any — of all other series that are eligible for allocations of interchange in Group One in accordance with earlier cash flows steps for those series, the trust will use

•	funds remaining in the Group One Interchange Reallocation Account after step (34) of the cash flows for each series, or an equivalent step, to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.
      (36) Credit Enhancement for Other Series. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the available Class A credit enhancement amount is less than the maximum Class A credit enhancement amount, or the available shared credit enhancement amount is less than the maximum shared credit enhancement amount for any series that is eligible for allocations of interchange in Group One, the trust will use funds remaining in the Group One Interchange Reallocation Account after step (35) of the cash flows for each series, or an equivalent step, to increase the available Class A credit enhancement amount or the available shared credit enhancement amount, as applicable, to the maximum Class A credit enhancement or the maximum shared credit enhancement amount, as applicable, for each such series in accordance with the cash flow provisions for those series.
      (37) Credit Enhancement. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, if the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17), (18) and (27), the trust will use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Interchange Reallocation Account after step (36) of the cash flows for each series, or an equivalent step, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

•	the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (27), divided by

•	the sum of this difference for each series or subseries that is eligible for allocations of interchange in Group One after step (27) of the cash flows for each series, or an equivalent step.
The Available Subordinated Amount will increase by the amount deposited in this step.
      (38) Payments to Discover Bank and the Credit Enhancement Provider. For so long as any series or subseries that is not eligible for allocations of interchange is outstanding, the trust will use

•	a pro rata share of funds from this series and any other series that is eligible for allocations of interchange remaining in the Group One Interchange Reallocation Account after step (37) for each series, or an equivalent step, to pay Discover Bank and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

•	the Series Investor Interest, divided by

•	the series investor interests for all series, including subseries, that are eligible for allocations of interchange in Group One.

(39) Principal. The trust will use

•	funds in the Series Principal Collections Account

to make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, to pay the Series Investor Interest. (To the Series Principal Funding Account.)

(40) Principal. If the trust cannot make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, pay the Series Investor Interest in full in step (39), it will also use

•	funds available to pay the shortfall from a subordinate series, if any to make the scheduled principal deposit or pay the Series Investor Interest. (To the Series Principal Funding Account.)

(41) Reallocation to Other Series. The trust will reallocate

•	funds remaining in the Series Principal Collections Account

to pay the scheduled principal payment or make the scheduled principal deposit for other series, including the other subseries in this series, in Group One. (To the Group One Principal Collections Reallocation Account.)

(42) Class A Principal. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class A in full in steps (39) and (40), it will also use

•	a pro rata share of funds from other series, including the other subseries in this series, remaining in the Group One Principal Collections Reallocation Account

to make the scheduled principal deposit for Class A. (To the Series Principal Funding Account.) The pro rata share equals:

•	the amount of the scheduled principal deposit for Class A that the trust did not deposit in steps (39) and (40), divided by

•	the amount of the scheduled principal deposits or payments for Class A of all series, including subseries, in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (39) and (40) of the cash flows for each series in Group One, or equivalent steps.

(43) Class B Principal. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class B in full in steps (39) and (40), it will also use

•	a pro rata share of funds from other series ,including the other subseries in this series, remaining in the Group One Principal Collections Reallocation Account after step (42) for each series in Group One, or an equivalent step, to make the scheduled principal deposit for Class B. (To the Series Principal Funding Account.) The pro rata share equals

•	the amount of the scheduled principal deposit for Class B that the trust did not deposit in steps (39) and (40), divided by

•	the amount of the scheduled principal deposits or payments for Class B of all series, including subseries, in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (39) and (40) of the cash flows for each series in Group One, or equivalent steps.

(44) Principal for Other Series. If the trust cannot pay or deposit the scheduled principal payment or deposit for junior classes — such as Class C, if any — of all other series in Group One in their accumulation periods or controlled liquidation periods in accordance with earlier cash flow steps for those series, the trust will use

•	funds remaining in the Group One Principal Collections Reallocation Account after step (43), or an equivalent step,

to pay or deposit the scheduled principal payment or deposit for those junior classes in accordance with the cash flow provisions for those series.

(45) Principal for Other Series. If the cash flow provisions for any other series in Group One permit those series to use funds in the Group One Principal Collections Reallocation Account to make unscheduled principal payments or deposits, the trust will use funds remaining in the Group One Principal Collections Reallocation Account after step (44), or an equivalent step, to pay or deposit the unscheduled principal payment or deposit for each of those series in accordance with the cash flow provisions of those series.

(46) Deposit to the Collections Account. The trustee will deposit

•	funds remaining in the Group One Principal Collections Reallocation Account after step (45) of the cash flows for each series in Group One, or the steps described in step (45), or an equivalent step, into the Collections Account. (To the Collections Account.)

(47) Payment to the Holder of the Seller Certificate. After the trust has made all allocations for all of its series, it will use

•	funds on deposit in the Collections Account to pay Discover Bank, as the holder of the Seller Certificate, the amount of the Seller Interest.

Any funds that remain in the Collections Account after this payment will remain there until the next Trust Distribution Date, when the trust will allocate them as Principal Collections.
Payments
      Interest and Servicing Fees. On or before each distribution date, after the trustee applies the funds as described in “Cash Flows,” the trustee, acting on the master servicer’s directions, will make the following deposits and payments in the order set forth below, to the extent funds are available:

(1) Class A Interest. The trust will use:

•	funds deposited into the Series Distribution Account for Class A to deposit Class A interest. (To the Series Interest Funding Account.)

(2) Class A Servicing Fees. The trust will use:

•	funds remaining in the Series Distribution Account for Class A after step (1)

to pay Class A servicing fees. (To the master servicer.)

(3) Class B Interest. The trust will use:

•	funds deposited into the Series Distribution Account for Class B to deposit Class B interest. (To the Series Interest Funding Account.)

(4) Class B Servicing Fees. The trust will use:

•	funds remaining in the Series Distribution Account for Class B after step (3)

to pay Class B servicing fees. (To the master servicer.)
On each interest payment date, the trustee will pay to Class A investors the Class A interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates. On each interest payment date, the trustee will also pay to Class B investors the Class B interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates.
      Principal. Unless an Amortization Event has occurred:

•	on the Class A expected final payment date, or, if not a business day, the next business day, the trustee will withdraw all amounts on deposit in the Series Principal Funding Account, up to the Class A Invested Amount, and pay them to the Class A investors; and

•	on the Class B expected final payment date, or, if not a business day, the next business day, the trustee will withdraw all funds remaining on deposit in the Series Principal Funding Account, up to the Class B Invested Amount, and pay them to the Class B investors.
      If an Amortization Event has occurred, on each distribution date the trustee will withdraw all funds from the Series Principal Funding Account and pay them:

•	first, to the Class A investors until the Class A Invested Amount is reduced to zero; and then

•	to the Class B investors until the Class B Invested Amount is reduced to zero.
      The trustee will not pay more than the Class A Invested Amount to the Class A investors or more than the Class B Invested Amount to the Class B investors from the funds in the account. The trustee will not pay any principal to the Class B investors until it has paid the Class A investors the full amount of their principal investment.

Annex B
Other Series
      The table below sets forth the principal characteristics of the Class A and Class B certificates of all of the series the trust has issued that are currently outstanding1. All series are in Group One. For more specific information with respect to any series, you should contact the master servicer at (302) 323-7434. The master servicer will provide you, without charge, a copy of the prospectus, prospectus supplement, if applicable, and series supplement, without exhibits, for any publicly issued series.

Series	1996-3	1996-4	1998-5	2000-4	2000-7(4)

Initial Investor Interest
Class A	$600,000,000	$1,000,000,000	$671,980,000	$650,000,000	$850,000,000
Class B	$31,579,000	$52,632,000	$35,368,000	$34,211,000	$44,737,000
Interest Rate
Class A	6.05%	LIBOR + 0.375%	LIBOR - 0.125%	LIBOR + 0.21%	LIBOR + 0.1725%
Class B	6.25%	LIBOR + 0.55%	LIBOR + 0.33%	LIBOR + 0.45%	LIBOR + 0.4125%
Initial Credit Enhancement(2)
Class A	6.00%	11.00%	12.50%	12.50%	12.50%
Class B	3.00%	6.00%	7.50%	7.50%	7.50%
Interchange Allocations	No	No	No	No	No
Closing Date	February 21, 1996	April 30, 1996	June 12, 1998	May 10, 2000	June 20, 2000
Expected Maturity Date
Class A	February 15, 2006	April 15, 2011	June 16, 2008	May 15, 2007	June 15, 2007
Class B	March 15, 2006	May 16, 2011	July 15, 2008	June 15, 2007	June 15, 2007
Type of Principal Payment(3)
Class A	Bullet	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet	Bullet
Series Termination Date	August 18, 2008	October 16, 2013	December 16, 2010	November 17, 2009	December 16, 2009

Series	2000-9	2001-1	2001-2	2001-3	2001-6

Initial Investor Interest
Class A	$500,000,000	$1,200,000,000	$1,100,000,000	$750,000,000	$500,000,000
Class B	$26,316,000	$63,158,000	$57,895,000	$39,474,000	$26,316,000
Interest Rate
Class A	6.35%	LIBOR + 0.22%	LIBOR + 0.16%	LIBOR + 0.15%	5.75%
Class B	LIBOR + 0.42%	LIBOR + 0.55%	LIBOR + 0.46%	LIBOR + 0.42%	LIBOR + 0.43%
Initial Credit Enhancement(2)
Class A	9.00%	12.50%	12.50%	12.50%	9.00%
Class B	5.50%	7.50%	7.50%	7.50%	5.50%
Interchange Allocations	No	No	No	No	No
Closing Date	December 19, 2000	January 4, 2001	January 16, 2001	March 15, 2001	July 24, 2001
Expected Maturity Date
Class A	January 17, 2006	January 15, 2008	January 17, 2006	March 15, 2006	June 15, 2006
Class B	February 15, 2006	February 15, 2008	February 15, 2006	April 17, 2006	July 17, 2006
Type of Principal Payment(3)
Class A	Bullet	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet	Bullet
Series Termination Date	July 16, 2008	July 16, 2010	July 16, 2008	September 16, 2008	December 16, 2008

(1)	Series 2000-A consists of discount certificates with expected maturities of 1 to 94 days, which were issued only to qualified institutional buyers, and are not publicly available. Discover Bank notified the trustee on October 31, 2005, that it was commencing a temporary accumulation period for the 2000-A Certificates and caused the allocation of $4 billion in funds from October 2005 collections to pay all outstanding principal on the Series 2000-A Certificates at their maturity beginning on November 15, 2005. Series 2000-A will no longer receive allocations of funds from the trust.

(2)	Expressed as a percentage of the initial series investor interest.

(3)	“Bullet” means that the trust is scheduled to repay principal in one payment.

(4)	For Series 2000-7, “LIBOR” means the London interbank offered rate for three-month dollar deposits, determined two business days before the start of each interest accrual period.

			2003-1,	2003-1,
Series	2002-2	2002-3	Subseries 2	Subseries 3	2003-2

Initial Investor Interest
Class A	$750,000,000	$900,000,000	$500,000,000	$500,000,000	$1,000,000,000
Class B	$39,474,000	$47,369,000	$26,316,000	$26,316,000	$52,632,000
Interest Rate
Class A	5.15%	LIBOR + 0.11%	LIBOR + 0.10%	LIBOR + 0.14%	LIBOR + 0.13%
Class B	5.45%	LIBOR + 0.41%	3.45%	LIBOR + 0.48%	3.85%
Initial Credit Enhancement(2)
Class A	8.50%	12.50%	12.50%	12.50%	12.50%
Class B	4.00%	7.50%	7.50%	7.50%	7.50%
Interchange Allocations	No	No	No	No	No
Closing Date	April 25, 2002	May 29, 2002	January 22, 2003	January 22, 2003	February 18, 2003
Expected Maturity Date
Class A	April 16, 2007	May 15, 2007	October 16, 2006	October 15, 2007	February 15, 2008
Class B	May 15, 2007	June 15, 2007	November 15, 2006	November 15, 2007	March 17, 2008
Type of Principal Payment(3)
Class A	Bullet	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet	Bullet
Series Termination Date	October 16, 2009	November 17, 2009	April 16, 2009	April 16, 2010	August 17, 2010

		2003-4	2003-4,		2004-2,
Series	2003-3	Subseries 1	Subseries 2	2004-1	Subseries 1

Initial Investor Interest
Class A	$900,000,000	$1,100,000,000	$750,000,000	$1,250,000,000	$1,250,000,000
Class B	$47,369,000	$57,895,000	$39,474,000	$65,790,000	$65,790,000
Interest Rate
Class A	LIBOR + 0.20%	LIBOR + 0.11%	LIBOR + 0.18%	LIBOR + 0.03%	LIBOR + 0.02%
Class B	LIBOR + 0.65%	LIBOR + 0.33%	LIBOR + 0.43%	LIBOR + 0.18%	LIBOR + 0.16%
Initial Credit Enhancement(2)
Class A	12.50%	12.50%	12.50%	12.50%	12.50%
Class B	7.50%	7.50%	7.50%	7.50%	7.50%
Interchange Allocations	No	No	No	Yes	Yes
Closing Date	March 25, 2003	December 30, 2003	December 30, 2003	November 3, 2004	December 2, 2004
Expected Maturity Date
Class A	March 15, 2010	November 17, 2008	November 15, 2010	October 15, 2007	November 15, 2007
Class B	April 15, 2010	December 15, 2008	December 15, 2010	November 15, 2007	December 17, 2007
Type of Principal Payment(3)
Class A	Bullet	Bullet	Bullet	Bullet	Bullet
Class B	Bullet	Bullet	Bullet	Bullet	Bullet
Series Termination Date	September 18, 2012	May 17, 2011	May 16, 2013	April 16, 2010	May 18, 2010

2004-2,
Series	Subseries 2	2005-1	2005-2	2005-A(5)	2005-3

Initial Investor Interest
Class A	$500,000,000	$1,500,000,000	$800,000,000	$1,400,000,000	$1,500,000,000
Class B	$26,316,000	$78,948,000	$42,106,000	N/A	$78,948,000
Interest Rate
Class A	LIBOR + 0.07%	LIBOR + 0.01%	LIBOR + 0.03%	Variable	LIBOR + 0.02%
Class B	LIBOR + 0.24%	LIBOR + 0.15%	LIBOR + 0.16%	N/A	LIBOR + 0.19%
Initial Credit Enhancement(2)
Class A	12.50%	12.50%	12.50%	7.50%	12.50%
Class B	7.50%	7.50%	7.50%	N/A	7.50%
Interchange Allocations	Yes	Yes	Yes	Yes	Yes
Closing Date	December 2, 2004	January 18, 2005	October 13, 2005	November 29, 2005	November 30, 2005
Expected Maturity Date
Class A	November 16, 2009	March 17, 2008	October 15, 2009	November 17, 2008	November 17, 2008
Class B	December 15, 2009	April 15, 2008	November 16, 2009	N/A	December 15, 2008
Type of Principal Payment(3)
Class A	Bullet	Bullet	Bullet	Liquidating	Bullet
Class B	Bullet	Bullet	Bullet	N/A	Bullet
Series Termination Date	May 16, 2012	September 16, 2010	April 17, 2012	May 17, 2011	May 17, 2011

(5)	Series 2005-A consists of certificates which were issued only to qualified institutional buyers, and are not publicly available. Immediately upon issuance, the series investor interest increased by $650,000,000 (for a total of $1,400,000,000 of investor interest), which additional amount matures on the distribution date in May 2006. The interest rate is a variable interest rate which is tied to a commercial paper rate.

Prospectus
Discover® Card Master Trust I
Issuer
Credit Card Pass-Through Certificates
Discover Bank
Master Servicer, Servicer and Seller

Discover Bank intends to sell up to $16,000,000,000 aggregate principal amount of certificates in one or more series from time to time, representing interests in the Discover Card Master Trust I. The trust’s assets consist primarily of credit card receivables arising under selected Discover Card accounts and the cash payments of those receivables. The certificates are not obligations of Discover Bank or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.
The trust will pay interest and principal on each series of certificates as specified in the prospectus supplement for the series.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-18 in the prospectus supplement.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus and a prospectus supplement for a particular series must be used to confirm sales of certificates of that series.
The prospectus supplement for any series using underwriters or agents will disclose the name of the managing underwriter or underwriters or the agents and any discounts or commissions.
MORGAN STANLEY
October 6, 2005

Table of Contents
Prospectus

Important Notice About Information
Presented in this Prospectus
and the Accompanying Prospectus Supplement
      We provide information to you about the certificates in two separate documents:

•	this prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust, and

•	the prospectus supplement, which describes the specific terms of your certificates.
      We include cross-references in this prospectus and the accompanying prospectus supplement to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents on page 2.
      We have included glossaries of the capitalized terms used in this prospectus or the prospectus supplement.
      It is important for you to read and consider all information contained in both this prospectus and the accompanying prospectus supplement in making your investment decision.
      The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement for any series. We incorporate by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the trust with the SEC until we terminate our offering of the certificates.
      You should rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.
      We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus and the accompanying prospectus supplement relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.
Reports to Investors
      Discover Bank, as master servicer, will prepare monthly and annual reports for each outstanding series of certificates containing information about the trust and that series. You may obtain a copy of each report free of charge by calling 302-323-7434. See “Reports to Investors” in the related prospectus supplement. The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Discover Bank does not intend to send you any of its financial reports.
Where You Can Find More Information
      Discover Bank, as originator of the trust, and the trust have filed a registration statement with the SEC on behalf of the trust relating to the certificates offered by this prospectus and any prospectus supplement accompanying this prospectus. Discover Bank was formerly known as Greenwood Trust Company.
      You may read and copy any reports, statements or other information that Discover Bank or the trust files at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.
      You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings relating to the trust are also available to the public on the SEC Internet site (http://www.sec.gov). The trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, Discover Bank, on behalf of the trust, files reports and other information with the SEC.
      We incorporated by reference the following reports and documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(1)	the trust’s Annual Report on Form 10-K for the year ended November 30, 2004; and

(2)	Current Reports on Form 8-K filed since November 30, 2004.
      All reports and other documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the certificates will be deemed to be incorporated by reference into this prospectus and to be a part of it.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by calling Discover Bank, as master servicer at (302) 323-7434.

Prospectus Summary
      The following summary describes certain aspects of the trust generally, including the typical provisions of each series of certificates. The remainder of this prospectus and the accompanying prospectus supplement provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

Seller	Discover Bank. Discover Bank’s executive office is located at 12 Read’s Way, New Castle, Delaware 19720.

Master Servicer and Servicer	Discover Bank.

Trustee	U.S. Bank National Association.

Formation of the Trust; Trust Assets	Discover Bank and the trustee formed the trust in October 1993. Discover Bank has transferred to the trust the credit card receivables generated under certain designated Discover® Card accounts. Those receivables included principal receivables—amounts owed by cardmembers representing the principal balances of cash advances, purchases that cardmembers have made with their Discover Cards and balances transferred by cardmembers to their Discover Card accounts from other credit card accounts. They also included finance charge receivables—amounts owed by cardmembers representing finance charges accrued on unpaid principal balances, late fees and other service charges. As cardmembers make additional charges and incur additional finance charges and other fees in accounts designated for the trust, Discover Bank also transfers these additional receivables to the trust on an ongoing basis. Discover Bank also may designate additional accounts as trust accounts, and transfer receivables in those accounts to the trust. Even though Discover Bank transfers receivables to the trust, Discover Bank continues to own and service the related accounts.

The trust’s assets include, or may include, the following:

• credit card receivables;

• cash payments by cardmembers;

• cash recoveries on receivables in the trust that have been charged off as uncollectible;

• the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust;

• investment income on funds on deposit in investor accounts, if any;

• a portion of the interchange fees paid by or through merchant acceptance networks, including Discover Financial Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the trust;

• interests in other credit card receivables pools;

• credit support or enhancement for each series;

• additional funds that Discover Bank may elect to add to the trust;

• currency swaps for series denominated in foreign currencies; and

• interest rate protection agreements.

The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series. The pooling and servicing agreement that created the trust and applies to all series permits the trust to issue additional series or, in some circumstances, to increase existing series by issuing additional certificates in those series without the consent of certificateholders of any outstanding series. The series supplement for a series may also permit the trust to increase that series by issuing additional certificates in that series. Discover Bank and the trust will not request your consent to issue new series or increase existing series.

The certificates of each series represent an interest in the aggregate pool of receivables in the trust, not an interest in any specific receivable or subset of the receivables. That interest reflects your right to receive a portion of the collections paid on the receivables, your share of receivables that Discover Bank has charged off as uncollectible, your share of interchange, if interchange is a trust asset allocable to your certificates as specified in the prospectus supplement, your share of investment income on funds on deposit in investor accounts, if any, your right to the benefit of the credit enhancement established for the series and your right to the benefit of any currency swap or interest rate protection agreements for the series. Your right to receive any of these amounts will be limited to the amount of interest accrued on your certificates and the principal amount of your certificates. Discover Bank and the investors in other series currently outstanding own the remaining interest in the trust.

• Discover Bank’s interest varies based on the size of the interests of the trust’s investors and the total amount of the trust’s receivables.

• Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, Discover Bank’s interest in the trust declines.

• Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, Discover Bank’s interest in the trust increases.

Each series has a particular set of terms that we will describe in a series supplement to the pooling and servicing agreement. The series supplement for each series will specify, among other things, the classes in the series, its size and payment terms, the group to which the series belongs, the methods for allocating collections, interchange, if applicable, and charged-off receivables to it, the kind and size of credit enhancement for the series and any applicable amendments to the pooling and servicing agreement.

A series may be comprised of subseries, each of which may have different series investor interests, classes, interest rates, expected maturity dates, series termination dates, credit enhancement, investor accounts, revolving, accumulation, liquidation and amortization periods, amortization events and other provisions. For convenience, we refer throughout this prospectus only to “series.” However, for series comprised of subseries, each such reference should be read to include each subseries as if such subseries were an independent series and each term used with respect to a series should be read to refer to that term as defined for each subseries.

Classes, Allocations and Reallocations	Each series will have one or more classes; typically Class B certificates rank junior to Class A certificates.

The trust allocates collections and interchange, if applicable, among the series based on each series’ investor interest in receivables. The trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. Each series supplement to the pooling and servicing agreement specifies the percentages of these collections, interchange, if applicable, and charged-off receivables that are allocated to each class of the series at each point in time. These percentages vary based on a number of factors, including whether the trust has started to pay principal to investors in the series and whether Discover Bank has made certain choices regarding credit enhancement. The class percentages may differ for finance charge collections, principal collections, interchange, if applicable, and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collections. Once this determination is made, finance charge and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the trust typically uses finance charge collections and other income, including interchange and investment income from certain trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The trust typically uses principal collections to repay your principal.

In general, the trust will use each series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. In some circumstances, a prospectus supplement may provide that all or a portion of a series’ share of collections and other income will be reallocated to another series to make that series’ payments and reimbursements for a period of time. If a series has more collections and other income than it needs in any month, the trust may make the excess collections and other income available to other series so those series may make their payments and reimbursements, except that series issued prior to November 3, 2004 will not be eligible to receive reallocated interchange. You will not be entitled to receive these excess collections or other income. If a series issued on or after November 3, 2004 does not have enough collections and other income in any month, the trust may use excess collections and other income, including interchange, from other series to make payments and reimbursements for that series. Each prospectus supplement describes how the trust uses collections and other income to make payments, deposits and reimbursements for a particular series and how the trust reallocates collections and other income.

Investor Interest and Invested Amount	The trust generally allocates collections, interchange and charged-off amounts to you based on your investor interest, which is your interest in the receivables. The trust makes payments to you based on your invested amount, which generally is the principal balance of your certificates. Your investor interest in receivables may decrease over time as principal is paid to you or as principal collections are deposited into the series principal funding account to be paid to you at a later time.

Although your investor interest in receivables and your invested amount are related, they diverge under certain circumstances. For instance, if your series has an accumulation period, as the trustee accumulates principal in the series principal funding account, your investor interest in receivables will decline but your invested amount will not be affected. Your invested amount will shift from an interest entirely in the receivables to an interest in the cash in the series principal funding account and a smaller interest in the receivables.

Distribution Dates	The distribution date is the date in each month, typically the 15th, on which the trust allocates collections and other income from the preceding calendar month to investors and the trustee deposits them into appropriate accounts. A distribution date may also be a date the trust pays principal or interest to investors, but it will not always be a payment date. For example, a series that pays interest semiannually will have twelve distribution dates each year but only two interest payment dates; the trust will set aside funds on each distribution date to make the next interest payment.

Interest	The certificates accrue interest at the rates specified in or determined in accordance with the prospectus supplement.

Principal	The trust will be scheduled to pay principal on each class of a series in a single payment on a specified date or in monthly payments beginning on a specified date, as set forth in the prospectus supplement. Under certain circumstances, the trust may be unable to meet the schedule.

Amortization events are designed to protect investors from certain events that may adversely affect the trust and your investment in the certificates. These may include: Discover Bank’s or an additional seller’s inability to continue to transfer receivables to the trust; certain breaches of representations, warranties or covenants by Discover Bank or an additional seller; receivables performance that might impair the long-term ability of the trust to make all required payments with respect to a series; or certain events of insolvency with respect to Discover Bank or an additional seller. For some of these events to become amortization events, the trustee or a specified percentage of certificateholders must declare them to be amortization events; others become amortization events automatically when they occur. If an amortization event occurs with respect to a series, the trust becomes obligated to apply principal collections allocated to that series on a monthly basis to repay the remaining principal amount of the certificates of that series. We note, however, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.

Each series of certificates will have two types of maturity dates, an expected maturity date, which may be different for different classes, and a series termination date. Unless otherwise specified in the prospectus supplement, the expected maturity date is the date Discover Bank believes the trust will make the final principal payment to investors in that class of certificates unless an amortization event occurs. The series termination date is always later than the expected maturity date, and is the last day on which the trust will pay principal to investors in a series. If the trust owes principal in the month before the series termination date, the trustee will sell receivables, proportionate to the series’ remaining interest in the trust, to repay the principal. After the series termination date, the trustee will not allocate collections to the series.

Revolving Period	The revolving period is the period from the first day of the calendar month in which the trust issues a series until the trust begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the revolving period, the trust pays principal collections to Discover Bank in exchange for new receivables that cardmembers have generated on the accounts designated as part of the trust.

The trust may also use principal collections to pay the principal of other series. The revolving period for a series ends when the controlled liquidation period or the accumulation period begins, or when an amortization event or an early accumulation event occurs.

Controlled Liquidation Period	If a series provides that the principal on its certificates will be repaid in scheduled monthly payments, the series will have a controlled liquidation period. During the controlled liquidation period, the trust will apply principal collections allocated to the series to pay principal on the certificates, up to the amount of the scheduled monthly principal payment. The controlled liquidation period will begin on the first day of the month immediately preceding the month in which the trust will make the first principal payment for the series and continue until the principal of the series has been repaid in full, until an amortization event or an early accumulation event has occurred or until the series termination date.

Accumulation Period	If a series provides that its principal will be repaid in a single payment, it will have an accumulation period. Unless otherwise specified in the prospectus supplement, during the accumulation period, the trust will accumulate cash in the series principal funding account using collections it receives, to pay principal at maturity, unless Discover Bank elects to delay this process or an amortization event or an early accumulation event has occurred. The trust generally is scheduled to accumulate principal collections in the series principal funding account over several months, so that it will have collections available to make the final payment.

Discover Bank may elect to shorten the accumulation period if:

• it determines that enough principal collections from other series will be available to make larger deposits into the series principal funding account, and

• the required rating agencies have approved the election to shorten the accumulation period.

Typically, the accumulation period will begin on a date specified in the prospectus supplement, or on a later date if Discover Bank elects to shorten the accumulation period, and, unless otherwise specified in the prospectus supplement, will continue until the principal of the series has been repaid in full, until an amortization event or an early accumulation event has occurred or until the series termination date.

Amortization Period	The amortization period begins when an amortization event occurs and, unless otherwise specified in the prospectus supplement, continues until the trust has fully paid the principal of the series or until the series termination date.

Early Accumulation Events	Certain events that the series supplement would typically designate as amortization events may instead be designated as early accumulation events for a particular series. If an early accumulation event occurs with respect to a series, the trust becomes obligated to accumulate principal collections allocated to the series on a monthly basis in the series principal funding account. In general, the trust would make principal payments to investors after an early accumulation event in accordance with its original schedule, to the extent it has funds available, unless an amortization event subsequently occurs.

Credit Enhancement	A series may have credit enhancement that provides the trust with an additional source of funds if the trust does not receive sufficient collections on receivables and other income to make all required payments, deposits and reimbursements with respect to that series in any month. The credit enhancement may include:

• cash collateral accounts or reserve funds,

• letters of credit,

• surety bonds, or

• insurance policies

The prospectus supplement may also identify other forms of credit enhancement. Series or classes of series may have credit enhancement that is also provided by subordination provisions in other classes or series. These subordination provisions may require the trust to reallocate collections and other assets that it initially allocated to a junior class or a junior series to instead make payments, deposits and reimbursements for a senior class or a senior series. The trust would generally make payments, deposits and reimbursements for a junior class or a junior series only after it had satisfied the requirements of each applicable senior class or senior series.

Clearance and Settlement	You may elect to hold the certificates only through the following clearing organizations:

• The Depository Trust Company, or DTC, in the United States;

• Clearstream Banking, in Europe; and

• Euroclear, in Europe

These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Certificates will not be available in paper form.

You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

      The remainder of this prospectus uses some capitalized terms. We have defined these terms in a glossary beginning on page 57.

The Trust
      Discover Bank and the trustee formed the trust in October 1993 pursuant to the Pooling and Servicing Agreement. Discover Bank has transferred Discover Card receivables existing as of specified dates in designated accounts to the trust. As cardmembers make additional charges and incur additional finance charges and other fees with respect to these accounts, Discover Bank is also obligated to transfer these additional Receivables to the trust on a daily basis until the trust terminates. If we refer to the pool of receivables in the trust, we refer to “Receivables” and the “Accounts” in which they arise. If we refer to the Discover Card portfolio generally, we refer to “receivables” and the “accounts” in which they arise. In addition, on November 3, 2004, Discover Bank conveyed to the trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks, including Discover Financial Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the trust, which we refer to as “interchange.” The portion conveyed to the trust will be determined by dividing the net merchant sales processed on the Accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio that month, and will be deposited to the trust only on the related distribution date.
      In exchange for the transfer of Receivables, Discover Bank received the Seller Certificate. As Discover Bank transfers additional Receivables, the Seller Interest increases. Discover Bank also receives the net cash proceeds from each sale of certificates of a series.
      The trust’s assets include, or may include, the following:

•	the Receivables;

•	all monies due or to become due under the Receivables;

•	all proceeds of the Receivables, including collections that Discover Bank or any other servicer may use for its own benefit before each distribution date;

•	interchange for the benefit of series issued on or after November 3, 2004;

•	all monies on deposit in the investor accounts;

•	cash recoveries on Receivables charged off as uncollectible;

•	the proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust;

•	investment income on funds on deposit in investor accounts, if any;

•	interests in other credit card receivables pools;

•	credit support or enhancement for each series;

•	additional funds that Discover Bank may elect to add to the trust;

•	currency swaps for series denominated in foreign currencies; and

•	interest rate protection agreements.
Discover Bank has the right, and in some circumstances the obligation, to designate additional Accounts, which may be Discover Card accounts or other credit accounts originated by Discover Bank or an affiliate of Discover Bank, to be included as Accounts, or to add interests in other credit card receivables pools to the trust, subject to conditions that we describe in “—Addition of Accounts.” In addition, Discover Bank has the right to designate Accounts for removal from the trust, subject to conditions that we describe in “—Removal of Accounts.”
      Discover Bank formed the trust to issue certificates of various series pursuant to the Pooling and Servicing Agreement and a Series Supplement for each series. The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series from time to time and will continue as a trust after the Series Termination Date of any particular series. The trust will not engage in any business activity other than:

•	acquiring and holding the Receivables and the proceeds from the Receivables and related interchange;

•	issuing certificates and the Seller Certificate;

•	making payments on certificates and the Seller Certificate;

•	investing funds on deposit in the investor accounts;

•	entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements; and

•	entering into other agreements with third parties for the benefit of the investors of one or more series.
As a consequence, Discover Bank does not expect the trust to need additional capital resources except for the Receivables in additional Accounts, the corresponding portion of interchange calculated by reference to net merchant sales on such Accounts on and after the date of designation or interests in other credit card receivables pools, if applicable.
The Trustee
      U.S. Bank National Association is the trustee. Discover Bank and its affiliates may enter into normal banking and trustee relationships with the trustee from time to time. The trustee and its affiliates may own certificates in their own names. In addition, the trustee may appoint a co-trustee or separate trustees of all or any part of the trust to meet the legal requirements of a local jurisdiction. If the trustee does appoint a co-trustee or separate trustee, that separate trustee or co-trustee will be jointly subject, with the trustee, to all rights, powers, duties and obligations conferred on the trustee by the Pooling and Servicing Agreement or any Series Supplement. In any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will be singly subject to all of these rights, powers, duties and obligations. Any separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.
      The trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor trustee. The master servicer may also remove the trustee if the trustee is no longer eligible to continue as trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. In those circumstances, the master servicer may be obligated to appoint a successor trustee. Until the successor trustee accepts its appointment, the resignation or removal of the trustee will not become effective.
Indemnification of the Trust and the Trustee
      Discover Bank as seller, and any Additional Sellers, generally will indemnify the trust and the trustee against losses arising out of the sellers’ activities in connection with the trust or the trustee. However, the sellers will not indemnify:

•	the trustee for liabilities resulting from fraud, negligence, breach of fiduciary duty or misconduct by the trustee in performing its duties as trustee;

•	the trust or the investors for liabilities arising from actions taken by the trustee at the investors’ request; or

•	the trust or the investors for any taxes, or any related interest or penalties, required to be paid by the trust or the investors.

This indemnification will be only from the assets of the related seller and will be subordinate to the trust’s security interest in the Receivables and interchange. This indemnification will not constitute a claim against any seller in an amount that exceeds the lesser of:

•	that seller’s available assets; or

•	the full amount of the claim multiplied by the percentage of the Principal Receivables in the trust that have been transferred to the trust by that seller.
Sale and Assignment of Receivables to the Trust
      On October 27, 1993 and on various subsequent dates, Discover Bank sold and transferred to the trust all of its right, title and interest in and to:

•	all Receivables existing in the accounts designated as Accounts on each such date, and

•	all Receivables created in those Accounts after each such date, on a daily basis as they arise, until the trust terminates.
In exchange for these transfers, Discover Bank has received the Seller Certificate, the right to direct the issuance of new series of certificates, and the proceeds from the sale of each new series. See “—Formation of the Trust.” Effective November 1, 2004, Discover Bank also conveyed the right to receive interchange to the trust. See “The Trust.”
      Discover Bank has indicated in its computer files that it has transferred the Receivables to the trust. In addition, Discover Bank has provided to the trustee a computer file containing a complete list of each Account identified by account number, and will provide a similar computer file each time it designates additional Accounts. Discover Bank will not:

•	deliver to the trustee any other records or agreements relating to the Accounts and the Receivables;

•	segregate the records and agreements that it maintains relating to the Accounts and the Receivables from records and agreements relating to other credit accounts and receivables; or

•	otherwise mark these records or agreements to reflect the sale of the Receivables to the trust, except for any electronic or other indicators necessary to service the Accounts in accordance with the Pooling and Servicing Agreement and any Series Supplement.
The trustee will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of investors. The trustee filed a UCC-1 financing statement in accordance with applicable state law to perfect the trust’s interest in the Receivables, and will file continuation statements as needed to maintain that perfection. See “Certain Legal Matters Relating to the Receivables.”
Addition of Accounts
      Discover Bank may, in its sole discretion:

•	designate credit accounts originated by Discover Bank or its affiliates as additional Accounts, and cause the receivables then existing and thereafter arising in those accounts to be transferred to the trust and assign to the trust the corresponding portion of interchange calculated by reference to net merchant sales on those accounts on and after the date of designation; or

•	convey interests in other credit card receivables pools to the trust.
In addition, Discover Bank will be required to designate additional Accounts or convey interests in other credit card receivables pools to the trust if the aggregate amount of Principal Receivables in the trust on the last day of any month is less than the Minimum Principal Receivables Balance.
      Additional Accounts may consist of additional Discover Card accounts originated by Discover Bank or other credit accounts originated by Discover Bank or an affiliate of Discover Bank. These Accounts may include newly originated accounts.

      Discover Bank may only assign additional Accounts to the trust if:

•	Discover Bank and the trustee execute and deliver a written assignment;

•	Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust’s security interest in the Receivables in the additional Accounts and insolvency and related matters;

•	an authorized officer of the servicer delivers a certificate regarding the selection criteria used to select the additional Accounts; and

•	either

•	each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates, or

•	the proposed assignment complies with any limitations established by the Rating Agencies on Discover Bank’s ability to designate additional Accounts.
      The servicer for any additional Accounts must select those Accounts on the basis of selection criteria that the servicer does not believe to be materially adverse to the interests of investors in any outstanding class of any series of certificates or any credit enhancement provider.
      The trust will receive all collections of Receivables in additional Accounts in the same manner as it receives other collections. The servicer may, however, estimate the amount of Finance Charge Receivables billed on the Receivables in the additional Accounts for the month in which the Accounts were added to the trust.
      Although the Pooling and Servicing Agreement must be amended to add interests in other pools of credit card receivables to the trust, this amendment will not require investor consent. Discover Bank may only add interests in other pools of credit card receivables to the trust if:

•	Discover Bank delivers a certificate to the trustee stating that Discover Bank reasonably believes that the addition will not be materially adverse to the interests of investors in any outstanding class of any series or any credit enhancement provider;

•	Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust’s security interest in these added interests and insolvency and related matters; and

•	each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates.
      Additional Accounts or accounts underlying interests in pools of credit card receivables:

•	need not be Discover Card accounts or accounts originated by Discover Bank;

•	may have different terms than the terms governing the Accounts initially included in the trust, including the possibility of lower periodic finance charges or fees;

•	may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may be composed entirely of newly originated accounts;

•	may contain a higher percentage of newly originated accounts than the Accounts currently included in the trust; and

•	may contain accounts originated using criteria different from those applied to the Accounts currently included in the trust.
Accordingly, we cannot assure you that any additional Accounts or accounts underlying the added interests in pools of credit card receivables will be of the same credit quality as the Accounts currently included in the trust or that inclusion of these Accounts or the interests in pools of credit card receivables will not reduce the percentage of Finance Charge Collections relative to Principal Collections.
Removal of Accounts
      Discover Bank may, but is not obligated to, designate Accounts for removal from the trust. Any removal will be effective for Charged-Off Accounts, on any day Discover Bank designates, and for all other Accounts, on the last day of the calendar month during which Discover Bank designated the Accounts to be removed.
      For Discover Bank to remove Accounts, it must deliver an officer’s certificate confirming that:

•	the aggregate amount of Principal Receivables in the trust minus the aggregate amount of Principal Receivables in the removed Accounts is not less than the Minimum Principal Receivables Balance;

•	Discover Bank reasonably believes that removing the Accounts will not cause an Amortization Event to occur for any outstanding series;

•	Discover Bank reasonably believes that removing the Accounts will not prevent the trust from making any scheduled principal payment or deposit for any series in full;

•	Discover Bank did not select the Accounts to be removed using procedures that it believed to be materially adverse to the investors;

•	the Rating Agencies have advised Discover Bank that the removal will not cause them to lower or withdraw their ratings on any class of any outstanding series of certificates; and

•	the Accounts to be removed will meet one of the following criteria:

•	each of the Accounts is a Charged-Off Account;

•	the Accounts to be removed were randomly selected; or

•	the Accounts were originated or maintained in connection with a so-called “affinity” or “private-label” arrangement that has expired or been terminated by a third party.
      Any removal will remove all Receivables in the removed Accounts from the trust and all rights to the corresponding portion of interchange calculated by reference to net merchant sales on such Accounts on and after the date of removal.
Termination of the Trust
      The trust is scheduled to terminate twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993. In addition, the sellers may elect to terminate the trust on the day after the distribution date on which the trust has deposited funds into the appropriate investor accounts sufficient to pay in full the Aggregate Investor Interest plus all accrued and unpaid interest on all series then outstanding.
The Certificates
      This summary is not a complete description of the terms of the certificates of a series. You should refer to the applicable prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for a more complete description. If you write to the trustee at its principal corporate trust office, the trustee will provide you a free copy of the Pooling and Servicing Agreement, without exhibits or schedules, and the applicable Series Supplement, without exhibits.
General
      Each series will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The Series Supplement will consist of two parts, a series term sheet and an annex. The series term sheet will set forth the basic terms of a series. The annex will constitute the bulk of the Series Supplement and will contain the detailed provisions regarding allocations and payments to the investors of the series. The annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that will not apply to all series. The series term sheet, in conjunction with the annex, will set forth all of the specific terms of the series.
      Each series will consist of one or more classes of certificates. Each certificate will represent a fractional undivided interest in the trust, including the right to a percentage of all collections on the Receivables in the trust. See “—Class Percentages and Seller Percentage.” Each certificate of a series will represent the right, subject to the cash flow provisions for the series, to receive interest payments on interest payment dates, at the applicable interest rate, on the invested amount of the certificate. If a series has a controlled liquidation period, each certificate of that series will represent the right, subject to the cash flow provisions for the series, to receive monthly payments of principal on scheduled principal payment dates and during the Amortization Period, if any, for that series. If a series has an accumulation period, each certificate of that series will represent the right, subject to the cash flow provisions for the series, to receive repayment of principal on an applicable expected maturity date and monthly payments of principal during the Amortization Period, if any, for that series. See “The Certificates—Interest Payments” and “—Principal Payments” in this prospectus and in the related prospectus supplement.
      If a series has one or more classes of subordinated certificates, the rights of investors in each junior class to receive payments will be subordinated to the rights of the investors in each senior class of that series to the extent described in the related prospectus supplement. See “The Certificates—Cash Flows—Subordination of Class B Certificates” in this prospectus and “The Certificates—Subordination of the Class B Certificates—Class A Credit Enhancement” in the related prospectus supplement.
      Discover Bank owns the interest in the Principal Receivables in the trust that is not represented by outstanding certificates of any series at any given time. This interest is an undivided interest in the Principal Receivables, including the right to a varying percentage, the Seller Percentage, of all collections on the Receivables in the trust and interchange assigned to the trust. See “—Class Percentages and Seller Percentage.”
      Discover Bank’s interest varies based on the size of the interests of the trust’s investors and the total amount of the trust’s Principal Receivables. The amount of Principal Receivables in the trust will vary each day as cardmembers create new Principal Receivables and pay others.

•	If in any month the amount of collections of Principal Receivables and the Charged-Off Amount exceed the amount of new Principal Receivables created, Discover Bank’s interest in the trust declines.

•	If in any month the amount of collections of Principal Receivables and the Charged-Off Amount are less than the amount of new Principal Receivables created, Discover Bank’s interest in the trust increases.
Discover Bank’s interest also declines when the trust issues additional series, when the trust increases the size of existing series by issuing additional certificates in those series and when Discover Bank causes the Receivables in designated Accounts to be removed from the trust. Discover Bank’s interest also increases when the investor interest in receivables for any series declines as principal is paid to investors or deposited in the series principal funding account for the benefit of investors, and when Discover Bank causes the Receivables in additional Accounts to be added to the trust.
Interest Payments
      The trust will pay interest on the certificates of a class or series as specified in the applicable prospectus supplement. The trust will only pay this interest to the extent that it has allocated funds for this payment in accordance with the cash flows for the series, as described in the applicable prospectus supplement. In general, the trust will only use Finance Charge Collections and certain other amounts allocated to investors in a series—and if the cash flow provisions permit reallocations, similar funds from other series to the extent available to the applicable series under those cash flow provisions—to make these interest payments. If necessary, the trust may also use credit enhancement to make these interest payments. If the interest payment dates for a series or class occur less frequently than monthly, the trust will allocate funds for the next interest payment on each distribution date and will deposit these funds into the applicable series interest funding account to be used to pay interest on the next interest payment date. If a series has more than one class of certificates, each class may have a separate interest funding account. The trustee will invest funds on deposit in a series interest funding account in Permitted Investments. Except as otherwise specified in the applicable prospectus supplement, the trustee will pay any earnings on these investments, net of losses and investment expenses, to Discover Bank or at Discover Bank’s direction.
Principal Payments
      The trust will pay principal on a series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, and may make monthly deposits into a series principal funding account before these principal payments begin, as described in the prospectus supplement, in each case subject to any conditions and exceptions set forth in the prospectus supplement. The trust will only pay or deposit this principal to the extent that it has allocated funds for this payment or deposit in accordance with the cash flow provisions for the series, as described in the applicable prospectus supplement. In general, the trust will only use Principal Collections and amounts used to reimburse charge-offs allocated to investors in a series—and if the cash flow provisions permit reallocation, similar amounts reallocated from other series to the applicable series to the extent available to the applicable series under those cash flow provisions—to make these principal payments or deposits. Unless the prospectus supplement for a series specifies otherwise, the trust will not reallocate funds to make a principal payment or deposit for any series during the Amortization Period or Early Accumulation Period for that series.
      The following section describes generally how the trust pays principal during the different periods of the series. Each series will not have all of these periods. If an Amortization Event or an Early Accumulation Event occurs during the revolving period, accumulation period or controlled liquidation period for a series, that period will end and an Amortization Period or Early Accumulation Period will begin.
      Revolving Period. Unless otherwise specified in the related prospectus supplement, the trust will not pay any principal on the certificates of a series during the revolving period for that series.
      Accumulation Period. If a series has an accumulation period, the trustee will deposit funds into the series principal funding account for that series on each distribution date of the accumulation period in accordance with the cash flow provisions of that series. The trust will pay principal in a lump sum on the expected maturity date for each class of the series, using funds from the series principal funding account. Unless otherwise specified in the prospectus supplement, if that account does not have sufficient funds to pay principal of a class on the expected maturity date for that class, an Amortization Event will occur.
      Controlled Liquidation Period. If a series has a controlled liquidation period, the trust will pay principal on certificates of that series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, using funds available for those principal payments in accordance with the cash flow provisions of that series. Unless otherwise specified in the prospectus supplement, if the trust has not fully paid the principal on a class of certificates in a series by the expected final payment date for that class, an Amortization Event will occur.
      Early Accumulation Period. If an Early Accumulation Event occurs for a series, the trust will deposit funds into the Series Principal Funding Account for that series on each distribution date of the Early Accumulation Period until the series investor interest in receivables is zero or until the Series Termination Date. To the extent funds are available, the trust will pay principal on the date or dates and in the amounts it otherwise would have paid principal had the Early Accumulation Event not occurred. Under certain circumstances, an Amortization Event may occur after an Early Accumulation Event, in which case an Amortization Period will begin.
      Amortization Period. If an Amortization Event occurs for a series, the trust will pay principal on certificates of that series on each distribution date of the Amortization Period, using funds available to pay that principal in accordance with the cash flow provisions of that series, until the series invested amount has been reduced to zero or until the Series Termination Date.
      Other Periods. The trust may issue series that pay or deposit principal in different ways than those described above, including series that require the trust to pay or deposit principal for some period of time, after which the series may re-enter a revolving period in which the trust does not make principal payments or deposits. If your series has any of these additional periods, we will describe them in the applicable prospectus supplement.
Issuance of Additional Series and Additional Certificates
      Discover Bank may from time to time direct the trustee to issue additional series of certificates. Each new issuance will be pursuant to the Pooling and Servicing Agreement and a Series Supplement. Unless otherwise specified in the related prospectus supplement, each new issuance will reduce the amount of the Seller Interest by an amount equal to the initial investor interest in Receivables for the new series.
      Discover Bank will designate the terms of any new issuance including, but not limited to:

•	the initial series investor interest in Receivables,

•	the number of classes,

•	the initial investor interest in Receivables for each class,

•	the interest rate for each class,

•	the payment dates for each class,

•	the Series Termination Date, and

•	the group to which the series will belong.
      The Pooling and Servicing Agreement does not require the consent of investors of any series to issue a new series, or, in some circumstances, to increase existing series. Discover Bank, any Additional Sellers, the master servicer, the servicer and the trustee do not intend to seek the consent of investors of any series to issue new series or increase existing series.
      Discover Bank and any Additional Seller may offer any series for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. These offerings may be direct, through one or more underwriters, placement agents or dealers, in fixed price offerings, in negotiated transactions or otherwise.
      Any series may be issued in fully registered form, in book-entry form, or if offered outside the United States, in bearer form, in minimum denominations determined by the sellers. Discover Bank intends to offer additional series periodically, but it is under no obligation to do so. See “Plan of Distribution.”
Collections
      The trustee has established and maintains, in the name of the trust a Collections Account and, for each group of series, a Group Collections Account. Each of the Collections Account and each Group Collections Account is a segregated trust account established with the trustee or a Qualified Institution. A Qualified Institution is a depository institution:

•	organized under the laws of the United States or any individual state;

•	that at all times has a short-term certificate of deposit rating of A-1/ P-1 or better from the Rating Agencies; and

•	whose deposits are insured by the FDIC.

The trustee invests funds on deposit in the Collections Account or any Group Collections Account in Permitted Investments pursuant to the Pooling and Servicing Agreement. The master servicer has the revocable power to instruct the trustee to make withdrawals from the Collections Account and each Group Collections Account to carry out its duties under the Pooling and Servicing Agreement and any Series Supplement.
      Discover Bank is currently required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of the Required Daily Deposits for each series then outstanding. Discover Bank generally deposits these collections within two business days after the date Discover Bank records its receipt of those collections on its cardmember master file. However, if Discover Bank’s short-term debt rating increases to or above a specified level, or if the Rating Agencies agree to change the conditions for such deposits, Discover Bank will be permitted to use for its own benefit any collections with respect to its Discover Card Accounts until the distribution date on which those collections are allocated to investors.
      If there are additional servicers, each additional servicer will also be required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of its Required Daily Deposits for each series then outstanding unless its short-term debt rating equals or exceeds the specified level. Each additional servicer will deposit these collections within two business days after the date it records its receipt of those collections on its cardmember master file. The Rating Agencies may from time to time change the conditions under which an additional servicer will have to make these daily deposits.
      Net Payments. Discover Bank may aggregate all payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on any Trust Distribution Date or distribution date on which Discover Bank is the master servicer, between the master servicer or the holder of the Seller Certificate and the investor accounts. Therefore, Discover Bank, acting as master servicer and as agent of the holder of the Seller Certificate, may make only one payment to each account to satisfy all payments of the master servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement. Discover Bank will only make a payment to each account on each Trust Distribution Date or distribution date to the extent that the amount of its payment obligation exceeds the amount to be paid out of that account to the master servicer and the holder of the Seller Certificate on that Trust Distribution Date or distribution date.
      If the master servicer delivers the monthly master servicer statement and the information required to be included in the monthly investors’ statement for each outstanding series to the trustee before the distribution date, then allocations to investor accounts may be deemed made, and the trustee may pay the holder of the Seller Certificate or the master servicer, on the date of delivery.
      Allocations Among Groups. On or before each distribution date for each group, Discover Bank as master servicer will direct the trustee:

•	to withdraw from the Collections Account that portion of collections and interchange allocable to the Seller Interest on that distribution date;

•	to pay the amount of that withdrawal to the holder of the Seller Certificate; and

•	to withdraw all remaining collections from the Collections Account and deposit those collections in each Group Collections Account, on or before the distribution date for that group, in an amount equal to

•	the sum of the Finance Charge Collections allocated to each series in the group,

•	the sum of the interchange allocated to each series in the group that is eligible for allocations of interchange; and

•	the sum of the Principal Collections allocated to each series in the group.
      Allocations Among Series. The trust will allocate collections among all series and interchange among the series eligible for allocations of interchange within each group as set forth in the Series Supplements for each series within that group. The trustee will then apply the collections and interchange for each series in accordance with the cash flow provisions for that series.
      Earnings. The trustee will pay any earnings, net of losses and investment expenses, on funds on deposit in the Collections Account or any Group Collections Account to the holder of the Seller Certificate.
Class Percentages and Seller Percentage
      The master servicer will allocate all Finance Charge Collections, all Principal Collections, all interchange, if applicable, and the Charged-Off Amount among the investor interests in Receivables for each class of each series then outstanding, the Seller Interest, and any other interests in Receivables. The master servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal Collections, interchange, if applicable, and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.
      For convenience, this prospectus refers to the Class Percentage for each class, and certain other percentages for outstanding series, with respect to Finance Charge Collections, Principal Collections, interchange and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages and other percentages, however, may vary. The method of calculating Class Percentages and other percentages for each series of certificates will be set forth in the applicable prospectus supplement. The Seller Percentage will always equal 100% minus the sum of the Class Percentages for each class of each series then outstanding.
Subordination
      Subordinate Series. The trust may issue series of certificates that are subordinated in right of payment, in whole or in part, to other series. Unless otherwise specified in the related prospectus supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related prospectus supplement, the Series Supplement for each series will provide for the possibility that a future series may, however, be subordinate to that existing series. The seller is under no obligation to cause the trust to issue a subordinate series. The extent to which a subordinate series will be subordinate to one or more series will be set forth in the Series Supplement for that subordinate series.
      Subordination of Class B Certificates. Unless otherwise specified in the related prospectus supplement, if the trust issues a series with two classes, the Class B certificates will be subordinate to the Class A certificates. To the extent necessary, certain amounts originally allocable to the Class B certificates may be reallocated to fund certain amounts for the Class A certificates. If the Trust cannot reimburse these reallocations, the investor interest in Receivables for the Class B certificates will be reduced. If applicable, see “The Certificates—Subordination of the Class B Certificates—Class A Credit Enhancement” in the related prospectus supplement.
Adjustments to Receivables
      The aggregate amount of Receivables will increase or decrease, as applicable, to the extent the applicable servicer adjusts any Receivable without payment by or on behalf of a cardmember. Each servicer may adjust any Receivable that was created as a result of a fraudulent or counterfeit charge or any Receivable that was created in respect of merchandise returned by the cardmember, and may otherwise adjust, increase, reduce, modify or cancel a Receivable in accordance with its credit guidelines.
      If excluding the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Discover Bank is obligated to deposit into the Collections Account an amount equal to the amount by which the adjustment exceeds the Seller Interest. Discover Bank must make this deposit, in immediately available funds, no later than the business day following the last day of the calendar month during which the adjustment is made.

      In addition, under certain limited circumstances, a credit account that is not an Account may be combined with an Account. That combination may increase or decrease the amount of Receivables, depending on whether the Account is the account surviving the combination. Discover Bank has no reason to believe these account combinations will have a material effect on the aggregate amount of Receivables in the trust.
Additional Funds
      Discover Bank may, from time to time, elect to add funds to the trust by delivering a written notice of the election to the trustee, the master servicer and the Rating Agencies. The written notice must specify the method of calculating the amount of the funds to be added to the trust as of any distribution date and the source of those funds. No election will become effective until Standard & Poor’s has advised the master servicer and Discover Bank that the election will not cause Standard & Poor’s to lower or withdraw its rating on any class of any outstanding series. During any time that additional funds are being added to the trust, the master servicer will cause these funds to be allocated among each outstanding series on a pro rata basis.
      The trust will further allocate the amount of additional funds allocated to each series in accordance with the provisions of each Series Supplement. Unless otherwise specified in the related prospectus supplement, the Series Supplement for each series specifies that any additional funds allocated to that series will be further allocated between the classes of that series based on the investor interest in Receivables of each class as of the relevant distribution date. Unless otherwise specified in the related prospectus supplement, no additional funds have been added to the trust as of the date the trust issues any series, and Discover Bank is under no obligation to add additional funds to the trust at any time in the future.
Final Payment of Principal; Termination of Series
      The final payment of principal and interest on certificates of a series will be made no later than the Series Termination Date specified in the related prospectus supplement.
      The final payment of principal and interest on any certificate will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice from the trustee to the certificateholders regarding the final distribution. The trustee will provide that notice to the certificateholders not later than the tenth day of the month of the final distribution.
      Each series will terminate on the earlier of:

•	the Series Termination Date for that series; and

•	the day after the distribution date on which the trust makes the final payment of principal to the investors in that series.
      If, as of the distribution date in the month before the Series Termination Date for a series, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the investor interest in Receivables for the series would be greater than zero, then the trustee will sell Receivables or interests in Receivables in an amount sufficient to yield proceeds equal to the series investor interest in Receivables plus any accrued but unpaid interest. However, the amount of Receivables to be sold will not exceed:

•	the aggregate amount of Receivables in the trust; multiplied by

•	the series investor interest in Receivables, divided by

•	the Aggregate Investor Interest,
in each case as of the distribution date in the month preceding the Series Termination Date.
      The Receivables selected to be sold will not differ materially from the Receivables remaining in the trust as of that distribution date and will be randomly selected. The trustee will deposit the proceeds from this sale into the applicable investor account and pay them to the investors in the series on the distribution date immediately following the deposit. That payment will be the final distribution for the certificates of the series. If the proceeds of the sale are not sufficient to pay the outstanding principal and interest on the series, the investors in that series will suffer an investor loss, which will be borne first by investors in the most junior class, and then by investors in each more senior class, in reverse order of seniority.
Credit Enhancement
      The credit enhancement for a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy, or any other form of credit enhancement described in the related prospectus supplement. Credit enhancement may also be provided to a series or a class of a series by subordination provisions that require the trust to distribute principal and/or interest for the certificates of that series or class before it makes distributions to one or more other series or other classes of that series.
      The related prospectus supplement will describe any credit enhancement provided for a series. The description will include such information as:

•	the amount payable under the credit enhancement;

•	any conditions to that payment;

•	the circumstances under which the credit enhancement will be available;

•	the class or classes of the series that will receive the direct benefit of the credit enhancement;

•	the conditions, if any, under which the amount payable under the credit enhancement may be terminated, reduced or replaced; and

•	other material provisions of the related credit enhancement agreement.
Repurchase of Trust Portfolio
      A Trust Portfolio Repurchase Event will occur upon discovery that as of October 27, 1993 or, for any additional Accounts, as of the date on which the applicable seller assigned the Receivables in those additional Accounts to the trust:

•	the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute a valid and binding obligation of each seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles;

•	the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute:

•	a valid transfer and assignment to the trust of all right, title and interest of each seller in and to the Receivables, whether then existing or thereafter created, and the proceeds of those Receivables; or

•	the grant of a perfected security interest of first priority under the UCC as in effect in the state in which the applicable seller is located—which for purposes of the UCC will generally be the state in which it was incorporated or otherwise formed—in those Receivables and the proceeds of those Receivables, effective as to each Receivable at the time it was or is created;

•	any seller or a person claiming through or under any seller has any claim to or interest in any investor account, other than the interests of the investors or the interest of any seller as a debtor for purposes of the UCC as in effect in the state in which the applicable seller is located; or

•	certain representations and warranties of any seller regarding:

•	its corporate status and authority to assign Receivables and perform its obligations under the Pooling and Servicing Agreement and any Series Supplement; and

•	the accuracy of information furnished by that seller to the trustee, are not true and the applicable seller does not cure the breach within a specified time period.

      If a Trust Portfolio Repurchase Event occurs, either the trustee or investors holding certificates that represent at least 51% of the Aggregate Invested Amount, may direct Discover Bank to purchase Receivables transferred to the trust on or before the distribution date for each series then outstanding within 60 days of that notice. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, Discover Bank will repurchase only the Receivables in those additional Accounts. Discover Bank will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investors as a whole. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.
      The purchase price for each series then outstanding will equal the investor interest in Receivables plus all accrued but unpaid interest for the series. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those additional Accounts will be repurchased at a price for each series equal to:

•	the sum of the Class Percentages for each class of the series for Principal Collections for the next following distribution date for the series; multiplied by

•	the amount of Receivables attributable to the additional Accounts, and the trustee will apply the purchase price as collections of those Receivables in accordance with each applicable Series Supplement. The trustee will deposit the purchase price in the Group Collections Account relating to that series. If Discover Bank’s obligation to repurchase the trust portfolio is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank’s obligation to repurchase the trust portfolio will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against the other parties to that agreement.
Repurchase of Specified Receivables
      A Receivable Repurchase Event will occur if each Receivable that is transferred to the trust is not, as of the time of transfer, an Eligible Receivable, and

•	this has a material adverse effect on the investors’ interest in the Receivables as a whole; and

•	it is not cured within 60 days of the earlier of:

•	actual knowledge of the breach by the relevant seller; or

•	receipt by that seller of written notice of the breach given by the trustee.
      Notwithstanding the foregoing, if

•	the amount of Principal Receivables in the trust at the end of the calendar month in which the relevant seller obtained

•	actual knowledge of the transfer of a Receivable that is not an Eligible Receivable, or

•	written notice of such a transfer from the trustee,

would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination, and

•	the relevant seller’s short term debt rating from Standard & Poor’s is less than A-1,

then a Receivables Repurchase Event will automatically occur with respect to each such Receivable that was not an Eligible Receivable upon transfer and the Receivables in each Account to which such event relates shall be removed from the Trust as described below.

      The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment. “Eligible Receivable” means each Receivable:

•	which is payable in United States dollars;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

•	as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993,

•	at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller, and

•	at the time the seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

•	as to which, if the Receivable was created on or after October 27, 1993 or the relevant addition date if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.
Discover Bank will purchase all the Receivables in each Account in which there is any Receivable to which the Receivable Repurchase Event relates on the terms and conditions set forth below.
      Discover Bank will purchase the Receivables in those Accounts by directing the master servicer to deduct the amount of those Receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the trust. If, however, excluding those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, then on the following Trust Distribution Date, Discover Bank will deposit into the Collections Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of the Receivables, and will be treated as collections of Principal Receivables in the preceding calendar month. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank’s obligation to repurchase Receivables will be conditioned on Discover Bank’s ability to enforce those concurrent obligations against the other parties to that agreement.
Repurchase of a Series
      A Series Repurchase Event for a series will occur upon discovery that, as of the date the trust issues the series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.
      If a Series Repurchase Event for a series occurs, either the trustee or investors holding certificates of that series that represent at least 51% of the invested amount of that series, may direct Discover Bank to purchase the certificates of that series within 60 days after Discover Bank receives that direction. Discover Bank will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investors in the series as a whole.
      On the distribution date set for the purchase, Discover Bank will deposit into the applicable investor account for that series an amount equal to the sum of the series investor interest in Receivables and all accrued but unpaid interest. The amount on deposit in the applicable investor account will be paid to the investors in the series when they present and surrender their certificates.

Repurchase of Certificates
      Sellers may become holders of certificates, and Discover Bank may cancel any certificates owned by a seller by providing notice of cancellation to the trustee. However, Discover Bank may not cancel any Class B certificates of any series unless Discover Bank has been advised by the Rating Agencies that cancellation will not cause the Rating Agencies to lower or withdraw their ratings of any certificates then outstanding. Simultaneously with any cancellation of certificates of a series, the invested amount of the applicable class of the series will be reduced, the invested amount for the series will be reduced, and the Seller Interest will be increased by the invested amount represented by the canceled certificates of the series. No reduction of a class invested amount as described in the preceding sentence will result in a decrease in any Class Percentage for the affected class if a Fixed Principal Allocation Event for that series has previously occurred.
Sale of Seller Interest
      The Seller Certificate was issued to Discover Bank. Any Additional Sellers will also become holders or owners of the Seller Certificate, as tenants-in-common with Discover Bank, and will enter into a Seller Certificate Ownership Agreement with Discover Bank. If there are Additional Sellers, all references to actions taken by Discover Bank as holder of the Seller Certificate will be deemed to be taken by Discover Bank on behalf of the holders of the Seller Certificate. Under the Pooling and Servicing Agreement, neither Discover Bank nor any Additional Seller may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate except that:

•	any seller may transfer all or part of its interest in the Seller Certificate to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes; and

•	any seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement, so long as

•	the agreements and other related documentation are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is required on the part of the master servicer, any seller, the trustee or any servicer by the Pooling and Servicing Agreement or any Series Supplement or necessary to protect the interests of the investors; and

•	the Rating Agencies advise the seller that they will not lower or withdraw the rating of any class of any outstanding series as a result of the transfer.
Notwithstanding the above, the Rating Agencies’ advice is not required if the transfer is made to comply with certain regulatory requirements.
Reallocation of Series Among Groups
      The master servicer may elect, at any time, subject to certain conditions, to move any series from the group of which it is then a member to any other group, including without limitation to a new group established at that time, of which the series to be moved is the only series. The master servicer may move a series from one group to another group only if the following conditions are satisfied:

•	the group from which the series is moved and the group to which the series is moved have the same distribution date;

•	the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not delay any payment of principal to the investors in any series then outstanding;

•	the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not cause an Amortization Event to occur with respect to any series then outstanding; and

•	the Rating Agencies have advised the master servicer and Discover Bank that moving the series would not cause them to lower or withdraw their ratings of any class of any series then outstanding.
Amendments
      The master servicer, the sellers, the trustee and the servicers may amend the Pooling and Servicing Agreement and any Series Supplement from time to time without the consent of the investors in any outstanding series, for any of the following purposes:

•	to add to the covenants and agreements contained in the Pooling and Servicing Agreement or the Series Supplement or to surrender any right or power in those agreements reserved to or conferred upon the sellers, the master servicer or any servicer, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

•	to add provisions to or change or eliminate any of the provisions of the Pooling and Servicing Agreement or any Series Supplement, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

•	to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement to accommodate the addition of interests in other pools of credit card receivables to the trust; or

•	to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Pooling and Servicing Agreement, in any Series Supplement or in any amendment to the Pooling and Servicing Agreement or any Series Supplement.
      The master servicer, the sellers, the trustee and the servicers may also amend the Pooling and Servicing Agreement and any Series Supplement for any series from time to time with the consent of investors holding certificates that represent at least 66 2/3% of the invested amount for each class adversely affected by the amendment. Each amendment may add any provisions to, or change in any manner or eliminate any of the provisions of the Pooling and Servicing Agreement and the applicable Series Supplement, or modify in any manner the rights of the investors of the series, provided that:

•	the trustee will have been advised by each Rating Agency that the Rating Agency will not lower or withdraw its ratings assigned to the certificates of the series as a result of the amendment; and

•	the amendment will not materially and adversely affect the interests of the certificateholders of any class of the series by reducing in any manner the amount of, or delaying the timing of, distributions that are required to be made to them without the consent of the affected certificateholders, or by reducing the percentage required to consent to any such amendment, without the consent of each certificateholder of each affected class.
      However, the permitted activities of the trust may be significantly changed only if investors holding certificates that represent at least 51% of the Aggregate Invested Amount consent to the amendment. For purposes of calculating whether a 66 2/3% or 51% consent has been achieved, the trustee will calculate the applicable class invested amount or series invested amount without taking into account the invested amount represented by any certificates beneficially owned by any seller or any affiliate or agent of any seller. No seller or affiliate of a seller will be entitled to vote on any amendment described in this paragraph. If any amendment to the Pooling and Servicing Agreement would adversely affect the interests of any class of any other series of certificates then outstanding, the certificateholders of each class adversely affected by the proposed amendment will also have to consent to the amendment. Promptly after the execution of any amendment or consent described in this paragraph, the trustee will notify the certificateholders of the substance of the amendment.

      If the following actions are completed in accordance with the Pooling and Servicing Agreement and/or any Series Supplement, they will not constitute an amendment to the Pooling and Servicing Agreement or any Series Supplement for the purposes of the preceding two paragraphs:

•	the execution and delivery of any Series Supplement;

•	the addition of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of addition to the trust;

•	the removal of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of removal from the trust;

•	the addition or removal of any seller or servicer in connection with an addition to or removal from the trust of Receivables and the corresponding portion of interchange calculated by reference to net merchant sales on the related Accounts on and after the date of addition or removal, as applicable; or

•	the replacement of any servicer, master servicer or trustee.
List of Certificateholders
      If the Trust has issued Definitive Certificates with respect to the certificates of any series, then three or more certificateholders of record of any class of that series, holding certificates that represent at least 5% of the invested amount of that class, may request in writing access to the list of certificateholders of that series. After the requesting certificateholders have adequately indemnified the trustee for its costs and expenses, the trustee will afford those certificateholders access during business hours to the current list of certificateholders of that series to communicate with those certificateholders about their rights under the Pooling and Servicing Agreement and the applicable Series Supplement. See “—Definitive Certificates.”
Meetings
      The Pooling and Servicing Agreement does not provide for any annual or other meetings of certificateholders of any series.
Book-Entry Registration
      Discover Bank has obtained the information in this section concerning DTC, Clearstream Banking, and Euroclear and their book-entry systems and procedures from sources that Discover Bank and the trust believe to be reliable, but Discover Bank and the trust take no responsibility for the accuracy of the information in this section.
      Unless otherwise provided in the applicable prospectus supplement, you may hold your certificates through DTC, in the United States, or Clearstream Banking or Euroclear, in Europe. The certificates will be registered in the name of the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of Clearstream Banking’s customers and Euroclear’s participants, respectively, through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositories, which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC. Discover Bank has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of the certificates. Unless otherwise provided in the applicable prospectus supplement, you may purchase certificates in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000. You will not be entitled to receive a certificate representing your interest in the certificates. Unless and until the trust issues Definitive Certificates under the limited circumstances described in this prospectus, when we refer to actions by investors or certificateholders, we refer to actions taken by DTC upon instructions from its participants, and when we refer to distributions and notices to investors or certificateholders, we refer to distributions and notices to DTC or Cede, as the registered holder of the certificates, for distribution to investors in accordance with DTC procedures. See “—Definitive Certificates.”

      DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York UCC, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking’s customers and Euroclear’s participants will occur in accordance with their applicable rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking’s customers or Euroclear’s participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking’s customers and Euroclear’s participants may not deliver instructions directly to the depositories.
      Because of time zone differences, credits of securities in Clearstream Banking or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information on tax documentation procedures for the certificates, see “Federal Income Tax Consequences— Foreign Investors.”
      If you are not a participant or an indirect participant in DTC, you may purchase, sell or otherwise transfer ownership of, or other interests in, the certificates only through DTC participants and indirect participants. In addition, you will receive all distributions of principal and interest from the trustee through the participants. Under a book-entry format, you may experience some delay in your receipt of payments, since the trustee will forward the payments to Cede, as nominee for DTC. DTC will forward the payments to its participants, which then will forward them to indirect participants or beneficial owners. Discover Bank anticipates that the only “certificateholder” will be Cede, as nominee of DTC. You will not be recognized by the trustee as a certificateholder, as that term is used in the Pooling and Servicing Agreement, and you will only be permitted to exercise the rights of certificateholders indirectly through the DTC participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required:

•	to make book-entry transfers among participants on whose behalf it acts with respect to the certificates; and

•	to receive and transmit distributions of the principal of and interest on the certificates.
Participants and indirect participants with which you have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit these payments on your behalf.
      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those certificates, may be limited due to the lack of a physical certificate for those certificates.
      DTC has advised Discover Bank that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more participants to whose account with DTC the certificates are credited. DTC may take conflicting action with respect to other undivided interests in the certificates to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.
      Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Morgan Guaranty Trust Company of New York, as the Operator of the Euroclear System in Brussels, to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 110,000 securities issues on its books.
      Clearstream Banking’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Banking’s customers are limited to securities brokers and dealers. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Banking customer.
      Clearstream Banking is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.
      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the “Euroclear Operator,” under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative corporation. The Euroclear cooperative corporation establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks— including central banks— securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of the certificates. Other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly, also have indirect access to the Euroclear System.
      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.
      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms, conditions and operating procedures govern:

•	transfers of securities and cash within the Euroclear System;

•	withdrawal of securities and cash from the Euroclear System; and

•	receipts of payments with respect to securities in the Euroclear System.
All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under its terms, conditions and operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
      Clearstream Banking or Euroclear will credit distributions on the certificates held through them to the cash accounts of Clearstream Banking’s customers or Euroclear’s participants in accordance with the relevant system’s rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences.” Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect those actions on its behalf through DTC.
      Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and they may discontinue those procedures at any time.
Definitive Certificates
      Unless otherwise provided in the applicable prospectus supplement, the trust will issue a class of certificates in fully registered, certificated form to you or your nominees— “Definitive Certificates”— rather than to DTC or its nominees, only if:

•	the master servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for that class, and the trustee or the master servicer is unable to locate a qualified successor;

•	the master servicer, at its option, elects to terminate the book-entry system through DTC; or

•	after a Master Servicer Termination Event occurs, beneficial owners representing in the aggregate at least 51% of the respective class invested amount advise the trustee and DTC through DTC participants in writing that continuing a book-entry system through DTC, or a successor to DTC, is no longer in the best interest of the beneficial owners of that class.
      If any of the events described in the immediately preceding paragraph occurs, DTC is required to notify all DTC participants that Definitive Certificates of the class affected by the event will be available through DTC. When DTC surrenders the applicable certificates held by it and the trustee receives instructions for re-registration, the trustee will issue the applicable certificates as Definitive Certificates. Thereafter the trustee will recognize the registered holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement and the applicable Series Supplement.
      The trustee will distribute principal and interest on the certificates directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and the applicable Series Supplement. On each distribution date, the trustee will mail a check to holders in whose names the Definitive Certificates were registered at the close of business on the last day of the preceding calendar month, to the address of that holder as it appears on the register maintained by the trustee. The final payment on any certificate, whether a Definitive Certificate or one of the certificates registered in the name of Cede representing the certificates, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide that notice to registered certificateholders not later than the tenth day of the month of that final payment.
      You may transfer and exchange Definitive Certificates at the offices of the trustee, or at another office that Discover Bank designates. The transfer agent will not impose a service charge to register any transfer or exchange, but the transfer agent may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
Servicing
Master Servicer and Servicer
      Discover Bank acts as master servicer for the trust. In addition to the master servicer, there also may be one or more servicers of the Accounts. Discover Bank is currently the only servicer. Additional servicers may be added to the trust at a later date if receivables in accounts other than credit accounts originated by Discover Bank are added to the trust. Each servicer will perform servicing functions with respect to the Accounts for which it is the servicer. The master servicer will coordinate the activities of the various servicers for the trust. The duties of the master servicer include:

•	aggregating collections from the servicers and distributing those collections to the various investor accounts;

•	directing the investment of funds on deposit in the investor accounts and the credit enhancement accounts in Permitted Investments;

•	receiving the monthly servicing fee and allocating it among the servicers;

•	preparing reports for investors; and

•	making any filings on behalf of the trust with the Securities and Exchange Commission or other governmental agencies.
      The master servicer has no duty to pay an amount in lieu of collections from its own funds if any servicer fails to transfer collections to the master servicer or to the trust, at the direction of the master servicer. Upon appointment of any additional servicer, Discover Bank as master servicer and servicer and the additional servicer will enter into a master servicing agreement, which will govern the relationship among the master servicer and the servicers.
Servicing Compensation and Payment of Expenses
      The master servicer is paid a monthly servicing fee, on behalf of the certificateholders of each outstanding series and the sellers, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the amount of Principal Receivables in the trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses. If there is more than one servicer, the master servicer’s expenses will include the payment of a servicing fee to each servicer, pursuant to the terms of a master servicing agreement to be entered into by Discover Bank as master servicer and servicer and any other servicer. The monthly servicing fee is allocated among the Seller Interest and each outstanding series. The share of each monthly servicing fee allocable to the holder of the Seller Certificate on any Trust Distribution Date equals:

•	the investor servicing fee percentage of 2% per year, divided by twelve, unless otherwise specified in the related prospectus supplement; multiplied by

•	the amount of Principal Receivables in the trust as of the first day of the calendar month preceding that Trust Distribution Date; multiplied by

•	the amount of the Seller Interest, divided by

•	the greater of

•	the amount of Principal Receivables in the trust and

•	the Aggregate Investor Interest.
      The holder of the Seller Certificate pays this share of each monthly servicing fee to the master servicer on or before each Trust Distribution Date. Unless otherwise specified in the related prospectus supplement, the portion of the fee allocated to the investor interest for each class of each series equals:

•	the amount of the servicing fee for a given calendar month, multiplied by

•	the class investor interest on the first day of the calendar month divided by

•	the series investor interest on the first day of the calendar month.
      The servicing fee for any given calendar month for each series will be equal to the investor servicing fee percentage divided by twelve multiplied by the series investor interest on the first day of the calendar month, or in the case of the first distribution date, as of the first day of the calendar month in which the trust issued the series. The class monthly servicing fee for each class will be funded from Finance Charge Collections allocated to that class and may be funded from certain other sources as described in “The Certificates—Cash Flows” and “Annex A—Cash Flows” in the related prospectus supplement. The remainder of the monthly servicing fee will be allocated to each other outstanding series. Neither the trustee nor the certificateholders of any series will have any obligation to pay that portion of the monthly servicing fee that is payable by any class of any other series issued by the trust or that is payable by the sellers.
      The master servicer pays from its servicing compensation the servicing fees for each servicer and certain other expenses incurred in connection with servicing the Receivables. These include, without limitation, payment of the fees and disbursements of the trustee and independent accountants and other fees and expenses of the trust not expressly stated in the Pooling and Servicing Agreement or any Series Supplement to be for the account of the certificateholders. However, neither the master servicer nor any servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect to any tax, assessed on the trust, the trustee or the investors.
      For a discussion of certain regulatory considerations that could affect the servicing fee in the future, see “The Seller—Certain Regulatory Matters.”
Certain Matters Regarding the Master Servicer and the Servicers
      Neither the master servicer nor any servicer may resign from its obligations and duties as master servicer or servicer under the Pooling and Servicing Agreement or any Series Supplement unless it determines that it is no longer permitted to perform its duties under applicable law or unless certain other limited circumstances apply. The master servicer or any servicer may not effectively resign until the trustee or a successor to the master servicer or servicer, as applicable, has assumed the master servicer’s or servicer’s responsibilities and obligations under the Pooling and Servicing Agreement and the Series Supplements. Notwithstanding these restrictions, if the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that the performance by the master servicer or any servicer of such obligations constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to the master servicer or servicer, that banking regulatory authority has the power to order the master servicer or servicer, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking regulatory authority determines to be appropriate. For more information, see “The Seller—Certain Regulatory Matters.”
      The master servicer or any servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement. However, the master servicer or the servicer will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the Pooling and Servicing Agreement.
      Any of the following entities will become a successor to the master servicer or the servicer, as applicable, under the Pooling and Servicing Agreement and the Series Supplements if it executes a supplement to the Pooling and Servicing Agreement and each Series Supplement then outstanding:

•	any corporation into which the master servicer or the servicer is merged or consolidated in accordance with the Pooling and Servicing Agreement;

•	any corporation resulting from any merger or consolidation to which the master servicer or any servicer is a party; or

•	any corporation succeeding to the business of the master servicer or any servicer.
Master Servicer Termination Events
      If any Master Servicer Termination Event occurs, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Master Servicer Termination Event, may terminate all of the rights and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any outstanding Series Supplement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the trustee. The trustee will appoint a successor master servicer as promptly as possible. If the trustee has not appointed a successor master servicer who has accepted the appointment by the time Discover Bank ceases to act as master servicer, all authority, power and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding will pass to and be vested in the trustee.
      A Master Servicer Termination Event refers to any of the following events:

•	the master servicer fails to make any payment, transfer or deposit, or to give instructions to the trustee to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, or within five business days after the date it was required to do so;

•	the master servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

•	any representation, warranty or certification made by the master servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series then outstanding, and

•	continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

•	certain events of bankruptcy, insolvency or receivership of the master servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as master servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a master servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the master servicer, the trustee or investors may be prevented from effecting a transfer of servicing.
      If the master servicer is in bankruptcy or receivership, it is possible that a transfer of master servicing may be delayed pending court or FDIC approval.
Servicer Termination Events
      If any Servicer Termination Event occurs with respect to any servicer, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Servicer Termination Event, may terminate all of the rights and obligations of that servicer under the Pooling and Servicing Agreement, any Series Supplement and any master servicing agreement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the servicer to which the Servicer Termination Event relates; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer, to the servicer to which the Servicer Termination Event relates, and to the trustee. If the trustee has not appointed a successor servicer who has accepted the appointment by the time the servicer ceases to act as a servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee.
      A Servicer Termination Event, for any servicer, refers to any of the following events:

•	the servicer fails to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement, or any master servicing agreement, or within five business days after the date it was required to do so;

•	the servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

•	any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series then outstanding, and

•	continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the servicer by the trustee, or to the servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

•	certain events of bankruptcy, insolvency or receivership of the servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of

Discover Bank, or any other FDIC-insured depository institution, as servicer. Similarly, if a Servicer Termination Event occurs with respect to a servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the servicer, the trustee or investors may be prevented from effecting a transfer of servicing.

If the servicer is in bankruptcy or receivership, it is possible that a transfer of servicing may be delayed pending court or FDIC approval.
Evidence as to Compliance
      On or before the date on which the trust is required to file its annual report on Form 10-K with the SEC, the master servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the trustee, the master servicer and each servicer to the effect that:

•	in the opinion of those accountants, each of the master servicer and each servicer had in effect on the date of their report a system of internal accounting controls relating to its servicing procedures that was sufficient to prevent errors and irregularities that would be material to the assets of the trust;

•	nothing has come to the accountants’ attention that would cause them to believe that the master servicer or any servicer has failed to conduct its servicing in compliance with the Pooling and Servicing Agreement and any Series Supplement, except for such exceptions that the accountants believe to be immaterial and such other exceptions as will be set forth in their report; and

•	the accountants have compared the mathematical calculations of the amounts set forth in the master servicer’s monthly certificates delivered during the preceding fiscal year with the computer reports of the master servicer and each servicer that generated those amounts, and confirmed that those amounts agree, except for such exceptions that the accountants believe to be immaterial and such other exceptions as will be set forth in their report.
The Securities and Exchange Commission has adopted regulations that will modify the reporting requirements for the trust, including the requirements with respect to the accountant’s report described above. The Master Servicer, in consultation with its accountants and the Master Servicer’s counsel, is evaluating whether additional matters must be addressed in the report to satisfy these reporting requirements and will cause the accountants to address those additional matters in their report. The accountants will not follow procedures that constitute an audit conducted in accordance with generally accepted auditing standards.
      The master servicer will deliver to the trustee, Discover Bank on behalf of the holder of the Seller Certificate and the Rating Agencies, on or before the date on which the trust is required to file its annual report on Form 10-K with the SEC, an annual statement signed by an officer of the master servicer stating:

•	that in the course of the officer’s duties as an officer of the master servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event, and

•	whether or not the officer has obtained knowledge of any Master Servicer Termination Event during the preceding fiscal year ended November 30, and if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of that event.
Each servicer will deliver a similar annual statement covering the applicable period with respect to Servicer Termination Events.
The Seller
Discover Bank
      Discover Bank is a wholly owned subsidiary of NOVUS Credit Services Inc. and an indirect subsidiary of Morgan Stanley, formerly Morgan Stanley Dean Witter & Co. NOVUS acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720. In addition to the experience obtained by Discover Bank in the bank card business since 1985, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Discover Bank and DFS has had extensive experience in the credit operations of other credit card issuers. DFS performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.
      The Competitive Equality Banking Act of 1987, or CEBA, as amended by the Gramm-Leach-Bliley Financial Modernization Act of 1999, places certain limitations on Discover Bank. See “Risk Factors—Legislation,” in the prospectus supplement. Discover Bank believes that in light of the programs it has in place, the limitations of CEBA, as amended, will not have a material impact on the level of the Receivables or on Discover Bank’s ability to service the Receivables.
      Discover Bank and its affiliates may own certificates in their own names.
Insolvency-Related Matters
      Discover Bank has granted to the trustee, on behalf of the trust, a security interest in the Receivables. The UCC defines the term “security interest” to include an interest in personal property that secures payment of an obligation and the interest of a buyer of accounts. Discover Bank’s counsel has advised it that the Receivables constitute accounts under the UCC. To the extent that the security interest granted to the trustee is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate this security interest or recover payments made in respect of the Receivables, other than payments made to Discover Bank by the trust related to Discover Bank’s interest in the Seller Certificate. If, however, a receiver or conservator of Discover Bank were to assert a contrary position or were to submit a claim and complete the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, requiring the trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the trust may be required to delay or possibly reduce payments to you on the certificates.
      In addition, if the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the Pooling and Servicing Agreement. On August 11, 2000, the FDIC adopted a final rule effective September 11, 2000 regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, such as Discover Bank, of financial assets transferred by an institution in connection with a securitization. Subject to the conditions described in the rule, the FDIC will not seek to recover or reclaim such financial assets in exercising its statutory authority to repudiate contracts described above; however, the FDIC may still exercise its repudiation powers to terminate Discover Bank’s servicing obligations or obligations to transfer new receivables to the trust after the date of receivership. We expect the rule to apply in the event of a receivership or conservatorship involving Discover Bank; however, we cannot assure you that the rule will apply. As discussed above in connection with the FDIC’s repudiation powers, the rule does not limit certain other powers of the FDIC. We note, for example, that the FDIC has taken the position, in connection with a credit card securitization not involving Discover Bank, that an amortization event related solely to the appointment of a receiver for the sponsoring bank is unenforceable. Additionally, in a footnote to an interagency advisory, the FDIC and other federal regulatory agencies indicated that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act.
      Unless otherwise specified in the related prospectus supplement, Discover Bank will receive on the date it issues each series, an opinion of Latham & Watkins LLP, Discover Bank’s counsel, concluding on a reasoned basis—although there is no precedent based on directly similar facts—that subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal

Matters Relating to the Receivables—Transfer of Receivables” and “—Certain UCC Matters,” under federal and New York law:

•	the law of the jurisdiction in which the debtor—in this case, Discover Bank—is located governs perfection, the effect of perfection or nonperfection and the priority of a security interest in the Receivables;

•	the provisions of the Pooling and Servicing Agreement are effective under the UCC to create a valid security interest in favor of the trust in Discover Bank’s right, title and interest in and to the Receivables; and

•	to the extent the transfer of Receivables to the trust meets all conditions for sale accounting treatment under U.S. generally accepted accounting principles and the Receivables constitute “financial assets” under the FDIC rule, the FDIC rule will apply to the transfer.
      Unless otherwise specified in the related prospectus supplement, Discover Bank also will receive on the date it issues each series, an opinion of Young Conaway Stargatt & Taylor, LLP, Discover Bank’s Delaware counsel, concluding on a reasoned basis that, subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables—Transfer of Receivables” and “—Certain UCC Matters”:

•	to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the trust is a valid security interest in all right, title and interest of Discover Bank in and to the Receivables;

•	the security interest is a perfected security interest; and

•	the security interest is a first priority security interest.
      The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the registration statement of which this prospectus is a part.
      For a description of the potential effects of an insolvency on interchange, see “Risk Factors—Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees” in the prospectus supplement.
Certain Regulatory Matters
      If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the Pooling and Servicing Agreement, the Series Supplement for your series or the Credit Enhancement Agreement for your series or any other agreement or contract, of Discover Bank or the trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you for contractual damages for complying with any orders issued by such banking regulatory authority and you may not have any recourse against the applicable banking regulatory authority. At this time, however, Discover Bank is well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank. Under applicable banking regulations, a bank is considered “well-capitalized” if it maintains a risk based capital ratio at or above certain specified levels and is not otherwise in a “troubled condition” as specified by the appropriate federal regulatory agency.
      The OCC issued a temporary cease and desist order against a national banking association in connection with a securitization of that bank’s credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In contrast to the situation with this national banking association, Discover Bank believes that the servicing fees it currently receives are adequate to compensate it for its servicing role, and notes that payments of such servicing fees to Discover Bank have a significantly higher priority in the cash flows of the trust than those of the national banking association against which the OCC issued its order.
      Similarly, the national banking association that was the subject of the cease-and-desist order referred to above, in connection with regulatory actions taken against it by the OCC, stopped making new extensions of credit to its credit holders in early 2003. If the FDIC were to determine that continuing to extend credit to cardmembers on Discover Card accounts constituted an unsafe or unsound practice, it is possible that the FDIC could require Discover Bank to stop making new extensions of credit to cardmembers on some or all of the Accounts. If this were to happen, the amount of principal receivables in the trust would be expected to decline as existing principal receivables were paid, and the amount of monthly principal payments to the trust might also decline as a result of the decrease in the aggregate principal balance. Conversely, cardmembers would likely seek alternative sources of credit and might transfer their balances to other credit card products, which might accelerate principal payment but could reduce finance charge receivables. In addition, the trust would no longer receive interchange as there would no longer be any net merchant sales on the Accounts.
      Thus, while Discover Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Discover Bank acting as master servicer and servicer, the payment of the servicing fee to Discover Bank, the extension of credit to Discover Bank’s credit card customers, or any other obligation of Discover Bank under the Pooling and Servicing Agreement, any Series Supplement, any Credit Enhancement Agreement or otherwise to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Discover Bank to rescind or amend the Pooling and Servicing Agreement, any Series Supplement or any Credit Enhancement Agreement, payments to you could be delayed or reduced.
Certain Legal Matters Relating to the Receivables
Transfer of Receivables
      When the trust was formed, Discover Bank transferred to the trust without recourse, all Receivables existing under the Accounts as of October 1, 1993. In addition, Discover Bank transferred to the trust all Receivables existing under additional Accounts as of the date specified in the applicable assignment, and may do so again in the future. Discover Bank also transfers additional Receivables generated in the Accounts to the trust on an ongoing basis. In exchange, Discover Bank received the Seller Certificate, the right to direct the trust to issue new series and the right to receive the proceeds from the sale of new series of certificates. Discover Bank has agreed to repurchase Receivables if either the sale of the Receivables is not a valid transfer of all right, title and interest of Discover Bank or any Additional Seller in and to the Receivables or, if the transfer of Receivables by Discover Bank or any Additional Seller to the trust is deemed to be a pledge of Receivables, the trust does not have a first priority perfected security interest in the Receivables. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. A tax or statutory lien on Discover Bank’s property that existed before Receivables were created may have priority over the trust’s interest in those Receivables. In addition, subject to conditions that we describe in “The Trust—Collections,” each servicer may use all or a portion of the cash collections received by it during any given month until the applicable distribution date for those collections. However, if any servicer becomes bankrupt or goes into receivership or custodianship, the trust may not have a perfected interest in the collections held by that servicer. See “The Certificates—Repurchase of the Trust Portfolio.”
      The Receivables are “accounts” as defined in Article 9 of the UCC as in effect in the state in which the seller of that Receivable is located, which would be the state of incorporation for a corporation organized under the laws of a state. To the extent Article 9 of the UCC applies, it treats both the absolute transfer of those Receivables and the transfer of those Receivables to secure an obligation as creating a security interest in those Receivables. The trustee must file financing statements to perfect the trust’s security interest in those Receivables. The trustee has filed a financing statement, and the trustee will file continuation statements covering the Receivables, under the UCC as in effect in Delaware to protect the trust. However, if the FDIC were appointed as receiver of Discover Bank, certain administrative expenses of the receiver might have priority over the interest of the trust in Receivables originated by Discover Bank.
      In addition to these transfers of Receivables, effective November 1, 2004, Discover Bank also transferred interchange to the trust, as described under “The Trust.”
Certain UCC Matters
      Unless the trustee files continuation statements within the time specified in the UCC in respect of the trust’s security interest in the Receivables, the perfection of its security interest will lapse. In addition, some sellers may acquire the Receivables they transfer to the trust from third parties. Unless those sellers file continuation statements within the time specified in the UCC in respect of their security interests in the Receivables, the perfection of their security interests will lapse.
      There are also certain limited circumstances under the UCC under which Receivables could be subject to an interest that has priority over the interest of the sellers or the trust. Under the Pooling and Servicing Agreement, however, Discover Bank has agreed to repurchase the Receivables in any Account containing a Receivable that has been transferred to the trust and that is not free and clear of the lien of any third party at the time of transfer, if the existence of those liens has a material adverse effect on the certificateholders’ interest in the Receivables as a whole. If Discover Bank’s obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. See “The Certificates—Repurchase of Specified Receivables.” Each seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables transferred by it, or any interest in those Receivables, other than to the trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the sellers or the trust in the Receivables.
      Because the trust’s interest in the Receivables is dependent upon the relevant seller’s interest in the Receivables, any adverse change in the priority or perfection of a seller’s security interest would correspondingly affect the trust’s interest in the affected Receivables.
      As set forth under “Risk Factors—Certain Legal Aspects” in the prospectus supplement, under certain circumstances all or a portion of the cash collections of Receivables received by each servicer may be used by that servicer before those collections are distributed on each distribution date. If that servicer becomes insolvent or goes into receivership or, in certain circumstances, if certain time periods lapse, the trust may not have a perfected interest in those cash collections.
Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables
      Federal and state consumer protection laws and regulations regulate the relationships among credit cardmembers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts. These laws and regulations include the Federal Truth-in-Lending Act and Fair Credit Billing Act, and the provisions of the Federal Reserve Board’s Regulation Z issued under each of them, the Equal Credit Opportunity Act and the provisions of the Federal Reserve Board’s Regulation B issued under it, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate collection practices. In addition, these laws and regulations entitle cardmembers to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A cardmember may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his or her obligation to pay amounts owing on his account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims, other than tort claims, and all defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the cardmember make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. These jurisdictional requirements do not apply where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly. These laws also provide that in certain cases a cardmember’s liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card. The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investors if those laws result in any Receivables being charged off as uncollectible. Discover Bank has agreed to repurchase all Receivables in the Accounts containing a Receivable that did not comply in all material respects with all applicable requirements of law when it was created, if that noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the trust in all the Receivables. Discover Bank has also agreed to indemnify the trust, among other things, for any liability arising from these violations. For a discussion of the trust’s rights arising from the breach of these warranties, see “The Trust—Indemnification of Trust and Trustee.” See also “Risk Factors—Consumer Protection Laws and Regulations; Litigation,” in the prospectus supplement.
Claims and Defenses of Cardmembers Against the Trust
      The UCC provides that unless an obligor has made an enforceable agreement not to assert defenses or claims, the rights of the trust, as assignee, are subject to all the terms of the contract between Discover Bank and the obligor and any defense or claim in recoupment arising from the transaction that gave rise to that contract, and to any other defense or claim of the obligor against Discover Bank that accrues before the obligor receives notification of the assignment authenticated by the assignor or the assignee. The UCC also states that any obligor may discharge its obligation by paying Discover Bank until but not after:

•	the obligor receives a notification, authenticated by the assignor or the assignee, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee, and

•	if requested by the obligor, the trustee has furnished reasonable proof of the assignment.
      The UCC makes clear that these rules are subject to other law establishing special rules for consumer obligors.
Use of Proceeds
      Discover Bank receives the net proceeds from the sale of each series of certificates. Unless otherwise specified in the related prospectus supplement, Discover Bank will add these proceeds to its general funds.
Federal Income Tax Consequences
General
      This summary of the material federal income tax consequences to investors in certificates of any series is based on the opinion of Latham & Watkins LLP as tax counsel to Discover Bank. This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury Regulations and judicial and administrative rulings and decisions as of the date of this prospectus. We cannot assure you that the Internal Revenue Service will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the IRS on the expected federal tax consequences described in this summary. Subsequent legislative, judicial or administrative changes—which may or may not be applied retroactively—could change these tax consequences.
      This summary assumes that you are an initial purchaser of a certificate and hold a certificate as a capital asset—generally property held for investment—within the meaning of Section 1221 of the Code. This summary also assumes that your accounting and federal income tax treatment of the certificates do not differ in a manner that would result in your acquisition of the certificates being a “reportable transaction” and subject to special disclosure requirements. In addition, although we provide certain limited discussions of particular topics, in general we have not considered your particular tax consequences in this summary if you are subject to special treatment under the federal income tax laws because, for example, you are:

•	a life insurance company;

•	a tax-exempt organization;

•	a financial institution;

•	a broker-dealer;

•	an investor that has a functional currency other than the United States dollar; or

•	an investor that holds certificates as part of a hedge, straddle or conversion transaction.
If a partnership holds certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership, you should consult your own tax advisor regarding these special rules. We also do not deal with all aspects of federal income taxation that may affect you in light of your individual circumstances and we do not address any tax consequences relating to the alternative minimum tax. We recommend that you consult your own tax advisors about the federal, state, local, foreign and any other tax consequences to you of purchasing, owning and disposing of certificates.
      This summary assumes that your certificate:

•	is issued in registered form;

•	has all payments denominated in United States dollars and not determined by reference to the value of any other currency;

•	has a term that exceeds one year;

•	has an interest formula that meets the requirements for “qualified stated interest” under Treasury Regulations relating to original issue discount—“OID”—unless Section 1272(a)(6) of the Code applies to the certificate; and

•	does not have any OID arising from any excess of its stated redemption price at maturity—generally, its principal amount—over its issue price, or has only a de minimis amount of OID. OID generally is de minimis if it is less than 1/4% of the certificate’s principal amount multiplied by the number of full years until the certificate’s maturity date.
If we issue certificates that do not satisfy these conditions, we will describe additional tax considerations in the applicable prospectus supplement.
Tax Treatment of the Certificates as Debt
      Discover Bank will treat the certificates of each series as debt for federal, state and local income and franchise tax purposes. By accepting a certificate, you also will commit to treat your certificates as debt of Discover Bank for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement and each Series Supplement generally refer to the transfer of the Receivables as a “sale,” and Discover Bank has informed its tax counsel that:

•	Discover Bank uses different criteria to determine the nontax accounting treatment of the transaction, and

•	for regulatory and financial accounting purposes, Discover Bank will treat the transfer of the Receivables under the Pooling and Servicing Agreement and each Series Supplement as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation.

      In general, whether for federal income tax purposes a transaction constitutes a sale and purchase or a loan secured by the transferred property is a question of fact. This question is generally resolved based on the economic substance of the transaction, rather than its form. In the case of the certificates, the issue is whether the investors have loaned money to Discover Bank or have purchased Receivables from Discover Bank through ownership of the certificates. In some cases, courts have held that a taxpayer is bound by the form of the transaction even if the substance does not comport with its form. Although the matter is not free from doubt, Discover Bank’s tax counsel believes that the rationale of those cases will not apply to this transaction, based, in part, upon:

•	Discover Bank’s expressed intent to treat the certificates for federal, state and local income and franchise tax purposes as debt secured by the Receivables and other assets held in the trust, and

•	each investor’s commitment, by accepting a certificate, similarly to treat the certificate for federal, state and local income and franchise tax purposes as debt.
      Although the IRS and the courts have established several factors to be considered in determining whether, for federal income tax purposes, a transaction in substance constitutes a purchase and sale of property or a loan secured by the transferred property, including the form of the transaction, it is the opinion of Discover Bank’s tax counsel that the primary factor in this case is whether the investors, through ownership of the certificates, have assumed the benefits and burdens of ownership of the Receivables. Unless we indicate otherwise in the applicable prospectus supplement, Discover Bank’s tax counsel has concluded for federal income tax purposes that, although the matter is not free from doubt, the benefits and burdens of ownership of the Receivables have not been transferred to the investors through ownership of the certificates.
      Unless we indicate otherwise in the applicable prospectus supplement, for the reasons described above, Discover Bank’s tax counsel will advise Discover Bank that, in their opinion, under applicable law, the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes, although the matter is not free from doubt as the IRS or the courts may not agree. See “—Possible Characterization of the Certificates” for a discussion of your federal income tax consequences if your certificates are not treated as debt of Discover Bank for federal income tax purposes. Except for that discussion, the following discussion assumes that your certificates will be treated as debt of Discover Bank for federal income tax purposes.
United States Investors
      The rules set forth below apply to you only if you are a “United States Person.” Generally, a “United States Person” is a beneficial owner of a certificate that is:

•	a citizen or resident of the United States,

•	a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state,

•	an estate the income of which is subject to United States federal income taxation regardless of the source of that income, or

•	a trust if a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.
      Stated Interest on Certificates. Subject to the discussion below:

•	if you use the cash method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it is paid to you; or

•	if you use the accrual method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it accrues.

The interest on your certificate will be treated as ordinary income and generally will constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.
      Original Issue Discount. The certificates of a series will be issued with OID to the extent that a certificate’s stated redemption price at maturity—generally, the certificate’s principal amount—exceeds its issue price by an amount that is equal to or greater than the product of 1/4% of your certificate’s principal amount multiplied by the number of full years until the certificate’s expected maturity date. The issue price of a certificate will be the first price at which a substantial amount of the certificates are sold for money, excluding sales to bond houses or brokers acting in the capacity of underwriters, placement agents or wholesalers. If your certificates are issued with OID, you generally will be required to include OID in income for each accrual period before you receive the cash representing the OID. You will be required to recognize as ordinary income the amount of OID on your certificates as the discount accrues, in accordance with a constant yield method. If your certificate’s stated redemption price at maturity — generally, its principal amount — exceeds the issue price by an amount that is less than the product described above, then the excess will generally be includible in your gross income when the trust pays principal on your certificate at maturity and will be treated as gain on disposition of a certificate, subject to tax in accordance with the rules described below in “—Dispositions of Certificates.”
      Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury Regulations, by reason of other events. If Section 1272(a)(6) applies, you must compute any OID and market discount by taking into account both the prepayment assumptions used in pricing your certificates and the actual prepayment events. See “—Market Discount.” As a result, the amount of OID on your certificate that will accrue in any given accrual period may either increase or decrease depending on the actual prepayment rate. Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible impact of Section 1272(a)(6) if your certificates are issued with OID.
      Market Discount. In general, subject to a statutorily-defined de minimis exception, you will acquire a certificate at a market discount if you acquire it at a price that is less than its stated redemption price at maturity—generally, the certificate’s principal amount—and:

•	you acquire your certificate upon its original issue at a price that is less than the certificate’s issue price; or

•	you acquire a certificate that is issued with OID at a price that is less than the certificate’s revised issue price. A certificate’s revised issue price should generally be its issue price plus the amount of OID previously includible in income by all prior holders of the certificate.
      The market discount rules generally provide that if you acquire a certificate at a market discount and you later recognize gain upon a disposition of the certificate, you must treat as ordinary interest income at the time of disposition the lesser of your gain or the portion of the market discount that accrued while you held the certificate. Similarly, if you dispose of the certificate in certain nonrecognition transactions, such as a gift, you will be treated for purposes of the market discount rules as realizing an amount equal to the fair market value of the certificate and you must treat as ordinary interest income at the time of disposition the lesser of your deemed gain or the portion of the market discount that accrued while you held the certificate. If you acquire a certificate with a market discount, you should contact your own tax advisors as to the possible application of Section 1272(a)(6) of the Code and its effect on your accrual of market discount. See the discussion of Section 1272(a)(6) in “—Original Issue Discount.” In addition, you may also be required to defer a portion of any interest expense that you might otherwise be able to deduct on any debt you incurred or maintained to purchase or carry the certificate until you dispose of the certificate in a taxable transaction.
      If you acquire a certificate at a market discount, you will generally be required to treat as ordinary interest income the portion of any principal payment, including a payment on maturity, attributable to accrued market discount on your certificate. If you acquire a certificate with a market discount that is less than a statutorily-

defined de minimis amount—which amount is generally equal to the product of 1/4% of your certificate’s principal amount multiplied by the number of full years until the certificate’s maturity date—the rules described above will not apply to you and the discount will generally be includible in your gross income when the principal is paid on your certificate at maturity.
      If you acquire your certificate at a market discount, you may elect to include market discount in income as the discount accrues, either on a ratable basis or, if you elect, on a constant interest rate basis. Once you make this election, it applies to all market discount obligations that you acquire on or after the first day of the first taxable year to which your election applies, and you may not revoke the election without the consent of the IRS. If you make this election, you will not recognize ordinary income on sales, principal payments and certain other dispositions of the certificates and you will not have to defer interest deductions on debt related to the certificates.
      Amortizable Bond Premium. Generally, if the price you pay for your certificate or your tax basis in your certificate exceeds the sum of all amounts payable on the certificate after your acquisition date other than payments of qualified stated interest — generally, the principal amount of the certificate — the excess may constitute amortizable bond premium that you may elect to amortize under the constant interest rate method over the period from your acquisition date to the certificate’s maturity date. If your certificates are subject to Section 1272(a)(6) of the Code, the application of the amortizable bond premium rules is unclear, as the amortizable bond premium Treasury Regulations specifically exclude from their application instruments subject to Section 1272(a)(6). Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible application of these rules. See the discussion of Section 1272(a)(6) in “—Original Issue Discount.” You may generally treat amortizable bond premium as an offset to interest income on the certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. If you elect to amortize bond premium, you must generally reduce your tax basis in the related certificate by the amount of bond premium used to offset interest income.
      Dispositions of Certificates. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of your certificate measured by the difference between:

•	the amount of cash and the fair market value of any property received for the certificate, other than the amount attributable to, and taxable as, accrued but unpaid interest, and

•	your tax basis in the certificate, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and decreased by any deductions previously allowed to you for amortizable bond premium and by any payments reflecting principal or OID that you received with respect to the certificate.
      Subject to the OID and market discount rules discussed above, if you hold your certificate for more than one year before its taxable disposition, any gain or loss generally will be long-term capital gain or loss. The deductibility of capital losses may be subject to limitation. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.
Foreign Investors
      The following summary of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of a certificate applies to you only if you are a “Non-U.S. Holder.” You are generally a “Non-U.S. Holder” if, for United States federal income tax purposes, you are a beneficial owner of a certificate and you are:

•	a nonresident alien individual,

•	a foreign corporation,

•	a foreign partnership, or

•	a foreign estate or trust,

as each term is defined in the Code. Some Non-U.S. Holders, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.
      Interest, including OID, if any, paid to you on your certificate will not be subject to withholding of United States federal income tax, provided that:

•	you are not a “10 percent shareholder” of Discover Bank or a “controlled foreign corporation” with respect to which Discover Bank is a “related person” within the meaning of the Code, and either

•	you represent that you are not a United States Person and provide your name and address to Discover Bank or its paying agent on a properly executed IRS Form W-8BEN, signed under penalties of perjury; or

•	a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds your certificate on your behalf, certifies to Discover Bank or its paying agent under penalties of perjury that it has received the appropriate certification form from you or from another qualifying financial institution intermediary, and provides a copy to Discover Bank or its paying agent; or

•	these interest payments are effectively connected with your conduct of a trade or business within the United States and you provide a properly executed IRS Form W-8ECI.
Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to Discover Bank or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from you. If the exemptions from withholding do not apply to you, interest, including OID, if any, paid to you generally will be subject to withholding of United States federal income tax at a 30% rate, unless reduced by an applicable tax treaty.
      You generally will not be subject to United States federal income tax on gain realized on the disposition of your certificate, including gain attributable to accrued interest or OID, as addressed in the preceding paragraph, provided that

•	the gain is not effectively connected with your conduct of a trade or business within the United States, and

•	if you are an individual,

•	you have not been present in the United States for 183 days or more in the taxable year of the disposition, or

•	you do not have a “tax home” in the United States and the gain is not attributable to an office or other fixed place of business that you maintain in the United States.
      If the interest or gain on your certificate is effectively connected with your conduct of a trade or business within the United States, then although you will be exempt from the withholding of tax previously discussed if you provide an appropriate certification form, you generally will be subject to United States federal income tax on the interest, including OID, if any, or gain at regular federal income tax rates in a similar fashion to a United States Person. See “—United States Investors.” In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.

      If you are an individual and are not a citizen or resident of the United States at the time of your death, your certificates will generally not be subject to United States federal estate tax as a result of your death if, immediately before death,

•	you were not a “10 percent shareholder” of Discover Bank, and

•	your interest on the certificate was not effectively connected with your conduct of a trade or business within the United States.
      The above description of the potential United States federal income and estate tax consequences to Non-U.S. Holders is necessarily incomplete. We urge you to consult your own tax advisors about these matters.
Backup Withholding and Information Reporting
      If you are a United States Person but not a corporation, financial institution or certain other type of entity, information reporting requirements will apply to certain payments of principal and interest, including accrued OID, if any, on a certificate and to proceeds of certain sales before maturity. In addition, if you do not provide a correct taxpayer identification number and other information, or do not comply with certain other requirements or otherwise establish an exemption, Discover Bank, a paying agent, or a broker, as the case may be, will be required to withhold from such payments to you a tax computed using the applicable tax rate.
      If you are a Non-U.S. Holder, backup withholding generally will not apply to payments to you of principal and interest, including accrued OID, if any, on a certificate if you properly certify under penalties of perjury that you are not a United States Person or otherwise qualify for an exemption. Information reporting on IRS Form 1042-S may apply to payments of interest even if the certification is provided. Generally, information reporting, but not backup withholding, will apply to payments of the proceeds of your sale of a certificate to or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, unless:

•	the broker has evidence in its records that you are not a United States Person and certain other conditions are met, or

•	you otherwise qualify for an exemption.
Information reporting and backup withholding generally will apply to payments of the proceeds of your sale of a certificate to or through the United States office of a broker unless:

•	you properly certify under penalties of perjury that you are not a United States Person and certain other conditions are met, or

•	you otherwise qualify for an exemption.
      If you provide the IRS with the information it requires, you will receive a refund or a credit against your United States federal income tax liability for any amounts withheld from your payments under the backup withholding rules.
      These withholding and reporting rules are complex and the discussion above is necessarily incomplete. We urge you to consult your own tax advisors about these matters.
Possible Characterization of the Certificates
      The above discussion assumes that the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes. However, although Discover Bank’s tax counsel will render an opinion to that effect with respect to each series of certificates, the matter is not free from doubt, and we cannot assure you that the IRS or the courts will agree with the opinion of Discover Bank’s tax counsel. If the IRS were to contend successfully that the certificates of a series are not debt of Discover Bank for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related

Series Supplement should be classified as a “publicly traded partnership” taxable as a corporation or as a partnership that is not taxable as a corporation.
      If your certificates were treated as interests in a partnership, the partnership may be treated as a “publicly-traded partnership” taxable as a corporation, in which case the income from the assets of the trust would be subject to federal income tax and tax imposed by certain states where the entity would be considered to have operations at corporate rates, which would reduce the amounts available for distribution to you. Under these circumstances, your certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity, in which latter case interest payments to you could be treated as dividends and, if you are a Non-U.S. Holder, could be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable tax treaty.
      Alternatively, if the partnership were not taxable as a corporation—for example, because of an exception for a “publicly traded partnership” whose income is interest that is not derived in the conduct of a financial business— the partnership would not be subject to federal income tax. Rather, you would be required to include in income your share of the income and deductions generated by the assets of the trust, as determined under partnership tax accounting rules. In that event, the amount, timing and character of the income required to be included in your income could differ materially from the amount, timing and character of income if your certificates were characterized as debt of Discover Bank. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that you, as a partner in such a partnership, could be taxed on your share of the partnership’s income in those states.
      In addition, if such a partnership is considered to be engaged in a trade or business within the United States, Non-U.S. Holders generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax, in the case of a corporate Non-U.S. Holder, as previously described. See “—Foreign Investors.” The partnership generally would be required to pay a withholding tax on each Non-U.S. Holder’s allocable share of income or, in the case of a “publicly traded partnership” not taxed as a corporation, pay the tax by withholding from distributions made to a Non-U.S. Holder. In either case, the Non-U.S. Holder generally would be allowed to offset its United States federal income tax liability by the amount paid or withheld. Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding would be required in the case of any Non-U.S. Holder that is engaged in a trade or business within the United States to which the certificate income is effectively connected. Although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to a certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder, the Non-U.S. Holder would be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable treaty, on the Non-U.S. Holder’s distributive share of the partnership’s interest income.
      Based on the advice of Discover Bank’s tax counsel as to the likely treatment of the certificates for federal income tax purposes, Discover Bank and the trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement for a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If this arrangement were later held to constitute a partnership or corporation for tax purposes, it is not clear how the arrangement would comply with applicable reporting requirements.
      You should consult your own tax advisors as to the risk that the certificates will not be treated as debt of Discover Bank, and the possible tax consequences of potential alternative treatments.
State and Local Taxation
      The discussion above does not address the tax consequences to investors in certificates of any series of the purchase, ownership or disposition of a certificate under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate.

ERISA Considerations
      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities—collectively “IRAs”—to which they apply and on fiduciaries of those plans. In accordance with ERISA’s general fiduciary standards, before investing in certificates, a plan fiduciary should determine whether the governing plan instruments permit the investment. Additionally, the plan fiduciary should determine if the certificates are appropriate for the plan in view of the risks associated with the investment, the plan’s overall investment policy and the composition and diversification of its portfolio. ERISA and the Code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan—“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a plan fiduciary considering an investment in certificates should also consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Code.
      Certain transactions involved in operating the trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the trust were deemed to be assets of an investing plan. ERISA and the Code do not define “plan assets.” The U.S. Department of Labor, or the DOL, has published a regulation that defines when a plan’s investment in an entity will be deemed to include an interest in the underlying assets of that entity, such as the trust, for purposes of the provisions of ERISA and the Code. Unless the plan’s investment is an “equity interest,” the underlying assets of the entity will not be considered assets of the plan under the DOL regulation. Under the DOL regulation, a beneficial ownership in a trust is deemed to be an equity interest. The DOL has ruled in an opinion letter, which is not binding upon Discover Bank, the trustee or any underwriter, that similar “pass through” certificates in a trust constituted equity interests.
      Discover Bank has received an administrative exemption from the DOL, which we discuss below under “—Discover Bank’s Prohibited Transaction Exemption,” that, if applicable, would exempt certain transactions from the prohibited transaction rules in connection with a plan’s acquisition of Class A certificates. In addition, certain transactions concerning plans holding either Class A certificates or Class B certificates would not be prohibited transactions, if, under the DOL regulation, assets of the trust were not considered assets of plans holding certificates.
Discover Bank’s Prohibited Transaction Exemption
      The DOL has granted to Discover Bank an administrative exemption that, if applicable, excludes certain transactions relating to the trust and the Class A certificates from the prohibited transaction rules. See approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62 (the “Exemption”). If the conditions of the Exemption are satisfied, the Exemption applies to the acquisition, holding and disposition of Class A certificates by a plan, as well as to transactions relating to Class A certificates in connection with servicing, managing and operating the trust. We cannot assure you, however, that even if the conditions of the Exemption are satisfied, the Exemption will exclude all transactions involving the trust and the Class A certificates from the prohibited transaction rules. Moreover, the Exemption applies in only a limited fashion to a plan sponsored by any member of the “Restricted Group,” which includes Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap with respect to the series, or any of their affiliates.
      A number of the requirements of the Exemption relate to the general structure and operation of the trust, such as the trustee, the assets of the trust, Discover Bank’s interest in the trust, transfers of Receivables into and out of the trust, and the operation of the trust in accordance with the Pooling and Servicing Agreement. Discover Bank believes that the trust satisfies these conditions.

      Other requirements of the Exemption relate to the terms and conditions of the particular Class A certificates to be acquired by plans. These requirements include the requirements that:

•	the Class A certificates cannot be subordinated to any other similar interests in the trust,

•	the Class A certificates must be rated, at the time a plan acquires them, in one of the two highest rating categories by at least one rating agency, or, if they have a maturity of one year or less, they must have the highest short-term rating,

•	the Class A certificates must have specified levels of credit support,

•	certain other rating agency conditions must be satisfied,

•	the certificates must be subject to early amortization or cash accumulation under certain circumstances,

•	any interest rate swaps and caps must meet certain conditions,

•	the Class A certificates must be sold initially in an underwriting or private placement, including a placement by underwriters or dealers on behalf of the trust,

•	the initial sale must be by an entity that received an individual “Underwriter Exemption” from the DOL, an affiliate of such an entity, or a member of a selling group of which such an entity or affiliate is a manager or co-manager, and

•	the trustee cannot be affiliated with any underwriter or member of the selling group for the Class A certificates, any provider of credit support for the Class A certificates, or any swap counterparty for the Class A certificates.
      If Discover Bank believes that the conditions of the Exemption relating to the terms and conditions of the Class A certificates of a series will be satisfied at the time of initial issuance of the certificates of that series, the prospectus supplement will state that plans are generally permitted to purchase Class A certificates of that series.
      However, even if the terms and conditions of the Class A certificates of a particular series satisfy the requirements of the Exemption, the purchase of the Class A certificates by a particular plan will be eligible for the benefits of the Exemption only if certain other conditions are satisfied. The fiduciary of the plan must itself determine whether these conditions are satisfied. These conditions include but are not limited to the following:

•	The acquisition of Class A certificates must be on terms, including price, that are at least as favorable to the plan as those terms would be in an arm’s-length transaction with an unrelated party.

•	Amounts retained by underwriters or selling agents for selling or placing the Class A certificates must be reasonable in amount, the servicing fee must be reasonable in amount, and the amounts received by Discover Bank upon the sale of Receivables to the trust cannot exceed the fair market value of the Receivables.

•	The plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

•	If the particular Class A certificates are supported by one or more interest rate swaps or caps, the decision to acquire the Class A certificates must be made by an independent fiduciary that is qualified to analyze and understand the terms of the swaps or caps and any resulting effect on the credit rating of the Class A certificates. Moreover, the fiduciary must be either a “QPAM” or “INHAM” as described in the applicable DOL Prohibited Transaction Exemptions, or a plan fiduciary with at least $100 million of total assets under management.

•	In order for an acquisition of Class A certificates by a plan to be exempt from certain of the prohibited transaction rules concerning “self-dealing”—i.e., Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code—the Exemption imposes additional requirements relating to the particular plan. See Section I.B. of the Exemption. Plans investing in Class A certificates should carefully consider whether or not they need to rely on these particular provisions of the Exemption and, if so, whether they satisfy these requirements of Section I.B.

      More generally, before investing in Class A certificates in reliance on the Exemption, a fiduciary of a plan should carefully consider the terms of the Exemption, the terms of the Class A certificates, the eligibility of the Class A certificates for the Exemption in light of, among other factors, the identity of the particular plan, and whether the Exemption will protect against all potential prohibited transactions.
The DOL Regulation
      The DOL Regulation contains an exception that provides that if a plan acquires a publicly-offered security, then the assets of the issuer of the security will not be deemed to be plan assets. A publicly-offered security is a security that is

•	freely transferable,

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and

•	either is

•	part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or

•	sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.
      If Discover Bank expects the certificates of a series to meet the criteria of publicly-offered securities, that information will be set forth in the related prospectus supplement. If the certificates of a series do meet the criteria of publicly-offered securities, certain prohibited transactions would not arise even if the Exemption did not apply.
      If the certificates are deemed to be debt and not equity interests for ERISA purposes, the purchase of the certificates by a plan with respect to which Discover Bank or one of its affiliates is a “party in interest” or “disqualified person” might be considered a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless an exemption applies. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the certificates for the plan:

•	DOL Prohibited Transaction Exemption (“PTE”) 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers);

•	PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds);

•	PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts);

•	PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and

•	PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).
      Moreover, whether the certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if a fiduciary purchased certificates during the offering with assets of a plan and Discover Bank, the trustee, any underwriter or any of their affiliates was a fiduciary for that plan. Under ERISA and the Code, a person is a fiduciary for a plan to the extent

•	that person exercises any discretionary authority or discretionary control respecting management of the plan or exercises any authority or control respecting management or disposition of its assets,

•	that person renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan, or has any authority or responsibility to do so, or

•	that person has any discretionary authority or discretionary responsibility in the administration of the plan.
Accordingly, the fiduciaries of any plan should not purchase the certificates during the offering with assets of any plan if Discover Bank, the trustee, the underwriters or any of their affiliates is a fiduciary for the plan.
      In light of the foregoing, fiduciaries of plans considering the purchase of certificates should consult their own benefits counsel or other appropriate counsel about how ERISA and the Code will apply to their purchase of certificates.
      In addition, based on the reasoning of the United States Supreme Court’s decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under that reasoning a purchase of certificates with assets of an insurance company’s general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of section 401(c) of ERISA, Prohibited Transaction Exemption 95-60, Labor Department Regulation 29 CFR § 2550.401c-1, and the fact that the Exemption has been designated by the Department of Labor as an “Underwriter Exemption” for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.
Plan of Distribution
      Discover Bank may sell certificates:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.
      These underwriters, dealers or agents in the United States may include Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited or Morgan Stanley DW Inc. (formerly known as Dean Witter Reynolds Inc.). The related prospectus supplement will set forth the terms of the offering of certificates, including

•	the name or names of any underwriters,

•	the purchase price of the certificates,

•	the proceeds to Discover Bank from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any initial offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers and

•	any securities exchanges on which the certificates may be listed.
Only underwriters so named in the related prospectus supplement will be deemed to be underwriters in connection with the certificates offered pursuant to that prospectus supplement.

      Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited and Morgan Stanley DW Inc. are affiliates of Discover Bank. Following the initial distribution of a series of certificates, they and other affiliates of Discover Bank may offer and sell previously issued certificates in the course of their businesses as broker-dealers. Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited, Morgan Stanley DW Inc. and those other affiliates may act as a principal or agent in those transactions, and they may use this prospectus and the accompanying prospectus supplement in connection with those transactions. Those sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.
      If Discover Bank uses underwriters to sell the certificates, the underwriters will acquire the certificates for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. These underwriters may offer the certificates to the public without a syndicate, or they may offer them to the public through underwriting syndicates represented by managing underwriters. The underwriters will only be obligated to purchase the certificates if certain conditions precedent are satisfied, and they will be obligated to purchase all the certificates of the series offered by the related prospectus supplement if they purchase any of those certificates. The underwriters may, from time to time, change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      Discover Bank or agents designated by Discover Bank may also sell certificates directly from time to time. Discover Bank will name any agent involved in the offering and sale of the certificates, and any commissions payable by Discover Bank to that agent, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any such agent is acting solely as an agent for the period of its appointment.
      If so indicated in the related prospectus supplement, Discover Bank will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase certificates providing for payment for delivery on a future date specified in the related prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular certificates that may be sold pursuant to those arrangements. Institutional investors to which these offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that Discover Bank may approve. Unless otherwise specified in the related prospectus supplement, the obligations of any purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions except:

•	the institution shall not, at the time of delivery, be prohibited from purchasing the certificates under the laws of any jurisdiction of the United States to which the institution is subject, and

•	if Discover Bank is selling the certificates to underwriters, Discover Bank will have sold to those underwriters the total principal amount of the applicable certificates minus the principal amount of those certificates covered by delayed delivery and payment arrangements.
Underwriters will not have any responsibility for the validity of those arrangements or the performance of Discover Bank or the institutional investors under those arrangements.
      Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters, and any discounts or commissions received by them from Discover Bank and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Discover Bank may agree to indemnify underwriters, dealers and agents that participate in the distribution of certificates against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make with respect to those liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, Discover Bank in the ordinary course of their respective businesses.
      The certificates may or may not be listed on a national securities exchange. Discover Bank cannot predict whether a secondary market will develop for the certificates or, if it does develop, whether it will continue.

      The distribution of certificates will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc.
Legal Matters
      Unless otherwise specified in the related prospectus supplement, Latham & Watkins LLP will give opinions on the legality of the certificates, the tax consequences of the issuance of the certificates and certain creditors’ rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank. Unless otherwise specified in the related prospectus supplement, Cadwalader, Wickersham & Taft LLP will also give opinions on the legality of the certificates for any underwriters.
Experts
      The assertions by the management of the servicer that the servicer maintained effective internal control over financial reporting and that it complied with minimum servicing standards for the year ended November 30, 2004 have been examined by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference to Exhibits 99(B) and 99(C) of the trust’s Annual Report on Form 10-K for the year ended November 30, 2004, together with management’s assertions set forth in Exhibit 99(D) to the trust’s Annual Report on Form 10-K for the year ended November 30, 2004, and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting. Deloitte & Touche LLP has not conducted an audit of the trust and has not audited any information included or incorporated by reference in this prospectus.

Glossary of Terms
      The certificates will be issued pursuant to the Pooling and Servicing Agreement and the applicable Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the applicable Series Supplement, without exhibits.
      “Account” will mean:

•	a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

•	a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

•	a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.
No Account will be a Charged-Off Account as of the date the Account is selected to be added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

•	an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

•	the surviving credit account was an Account before the accounts were combined.
The term “Account” will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.
      “Additional Seller” will mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.
      “Aggregate Invested Amount” will mean at any time the sum of the invested amounts of all series of certificates then issued and outstanding.
      “Aggregate Investor Interest” will mean at any time the sum of the investor interests of all series of certificates then issued and outstanding.
      “Aggregate Investor Percentage” will mean the sum of the allocation percentages for all series of certificates then issued and outstanding.
      “Amortization Event” will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates. We describe these events in more detail in “The Certificates—Amortization Events,” in the prospectus supplement.
      “Amortization Period” will mean, for any series, the period beginning when an Amortization Event occurs for that series and, unless otherwise specified in the related prospectus supplement, continuing until the trust has fully paid the principal of the applicable series or until the Series Termination Date for that series. The first distribution date of the Amortization Period will be the distribution date in the calendar month following the date on which the Amortization Event occurred.

      “Assignment of Additional Accounts” will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.
      “Charged-Off Account” will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.
      “Charged-Off Amount” will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

•	the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as “Finance Charge Receivables” for Accounts that are not Charged-Off Accounts, and

•	the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.
      “Class Percentage” will mean, for any class of any series, with respect to any distribution date or any Trust Distribution Date, as applicable, the allocation percentages by which the trust allocates Finance Charge Collections, Principal Collections, interchange and the Charged-Off Amount to that class. The allocation percentage for a class may vary for each of these items. We describe the Class Percentage for each class of your series in more detail in the glossary of terms in the applicable prospectus supplement.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Collections Account” will mean the non-interest bearing segregated trust account for collections established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.
      “Definitive Certificate” will mean any certificate issued to an investor in fully registered, certificated form, rather than to DTC or its nominees.
      “DFS” will mean Discover Financial Services LLC.
      “DOL” means the U.S. Department of Labor.
      “Early Accumulation Event,” if applicable for any series, will mean an event that is designed to protect investors from certain events that may adversely affect the trust and that will obligate the trust to accumulate Principal Collections and similar amounts allocated to the series on a monthly basis in the series principal funding account. If your series could have an Early Accumulation Event, we will describe those events in more detail in the related prospectus supplement.
      “Early Accumulation Period,” if applicable for any series, will mean the period beginning when an Early Accumulation Event occurs and continuing until an Amortization Event occurs, the trust has fully paid the principal of the applicable series or the Series Termination Date for the applicable series.
      “Eligible Receivable” will mean each Receivable which is eligible to be transferred to the trust by a seller. We describe the eligibility criteria for an Eligible Receivable in “The Certificates—Repurchase of Specified Receivables.”
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “Euroclear Operator” means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.
      “Exemption” means the approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62.

      “Finance Charge Collections” for any calendar month will mean the sum of:
      (a) the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month and

•	collections actually received in the applicable calendar month; and
      (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible; and
      (c) any proceeds that Discover Bank has transferred to the trust from any charged-off receivables that Discover Bank has removed from the trust.
      “Finance Charge Receivables” will mean, for any Account for any calendar month,

•	the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables,” minus

•	if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts.
      “Fixed Principal Allocation Event” will mean an event that causes the trust to allocate principal collections to a series based on a previous investor interest in Receivables for that series. We will describe the Fixed Principal Allocation Events for your series in “The Certificates—Class Principal Collections” and the glossary of terms in the applicable prospectus supplement.
      “Group Collections Account” will mean the non-interest bearing segregated trust account for collections allocated to a group established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in each series that is a member of that group.
      “Highest Rating” will mean, for purposes of the definition of Permitted Investments, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1+ or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.
      “IRA” means any Individual Retirement Account or Individual Retirement Annuity.
      “Master Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding, and

•	cause the trustee to appoint a successor master servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail under “Servicing—Master Servicer Termination Events.”
      “Minimum Principal Receivables Balance” will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series then outstanding.

      “Non-U.S. Holder” means the beneficial owner of a certificate that, for United States federal income tax purposes, is

•	a nonresident alien individual,

•	a foreign corporation,

•	a foreign partnership, or

•	a foreign estate or trust,
as those terms are defined in the Code.
      “OID” means original issue discount.
      “Permitted Investments” will mean:

(i)	negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)	obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)	time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

•	incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank,

•	subject to supervision and examination by federal or state banking or depository institution authorities; and

•	that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)	commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)	investments in money market funds having the Highest Rating;

(ii)	demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

(iii)	shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

(a)	invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)	seeks to maintain a constant net asset value per share; and

(c)	has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.

These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

(iv)	a guaranteed investment contract—guaranteed as to timely payment—the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

(v)	repurchase agreements transacted with either

(a)	an entity subject to the United States federal bankruptcy code, provided that:

(1)	the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(5)	the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

(6)	the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

(7)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

(b)	a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

(1)	the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

(2)	the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

(3)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

(4)	as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

(5)	failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.

At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations. Permitted Investments will include, without limitation, securities of

Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.

      “Pooling and Servicing Agreement” will mean the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.
      “Principal Collections” will mean, for any calendar month, all collections other than Finance Charge Collections.
      “Principal Receivable” will mean each Receivable other than Finance Charge Receivables.
      “Qualified Institution” will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 or better by Moody’s, and whose deposits are insured by the FDIC. A Qualified Institution may also be required to have a long-term debt rating of AA- or better by Standard & Poor’s if it will hold deposits for more than thirty days.
      “Rating Agency” will mean Moody’s or Standard & Poor’s, and “Rating Agencies” will mean Moody’s and Standard & Poor’s.
      “PTE” means a Department of Labor Prohibited Transaction Exemption.
      “Receivable” will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer’s behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a “receivable” will include any amount owing by an obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.
      “Receivable Repurchase Event” means the failure of any Receivable to be an Eligible Receivable at the time the seller transfers it to the trust, if that failure has a material adverse effect on the investors’ interest in the Receivables as a whole and the seller does not cure that failure within 60 days of:

•	the relevant seller’s actual knowledge of the breach, or

•	the relevant seller’s receipt of written notice of the event from the trustee.
      A Receivables Repurchase Event will also occur automatically if:

•	the amount of Principal Receivables in the trust at the end of the calendar month in which the relevant seller obtained

•	actual knowledge of the transfer of a Receivable that is not an Eligible Receivable, or

•	written notice of such a transfer from the trustee,
        would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination, and

•	the relevant seller’s short term debt rating from Standard & Poor’s is less than A-1.
See “The Certificates—Repurchase of Specified Receivables.”
      “Required Daily Deposit” will mean, for any series, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for the applicable series, as more fully specified in the applicable Series Supplement.
      “Restricted Group” means, for purposes of ERISA, Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap for the series, or any affiliate of any of them.
      “Seller Certificate” will mean:

•	if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

•	an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee, in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.
      “Seller Certificate Ownership Agreement” will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.
      “Seller Interest” will mean, for any trust distribution date or distribution date, the aggregate amount of Principal Receivables in the trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.
      “Seller Percentage” will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.
      “Series Repurchase Event” means the discovery that as of the date the trust issues a series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller, enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles. See “The Certificates—Repurchase of a Series.”
      “Series Supplement” will mean the Series Supplement to the Pooling and Servicing Agreement, dated as of the date the trust issues a series of certificates, between Discover Bank and the trustee, that establishes each series of certificates.
      “Series Termination Date” will mean, for any series, the last date on which the trust will pay principal or interest to the investors of that series.
      “Servicer Termination Event” will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

•	terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding, and

•	cause the trustee to appoint a successor servicer.
These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail under “Servicing—Servicer Termination Events.”
      “Trust Distribution Date” will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.

      “Trust Portfolio Repurchase Event” means the discovery that as of October 1, 1993, or with respect to any additional Accounts, as of the date the applicable seller assigned the Receivables in those Accounts to the trust,

•	certain legal defects existed under the Pooling and Servicing Agreement or the assignments,

•	certain defects existed in the trust’s rights in the Receivables, or

•	certain representations and warranties of any seller were not true and the breach is not cured within a specified time period.
For more information about these events and their consequences, see “The Certificates—Repurchase of Trust Portfolio.”
      “United States Person” means, generally, a beneficial owner of a certificate that is:

•	a citizen or resident of the United States,

•	a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state,

•	an estate the income of which is subject to United States federal income taxation regardless of the source of that income, or

•	a trust if a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.